Exhibit 99p7

Preston Wealth Advisors, LLC
Policies and Procedures Manual

Effective July 2020

Table of Contents

Introduction	4
Definitions	6
Risk Inventory	7
Registration	8
Fiduciary Duty	10
Code of Ethics	11
Standards of Business Conduct	11
Entertainment, Gifts and Political Contributions	13
Political Contributions	15
Insider Trading	16
Certification	18
Outside Business Activities	18
Broker-Dealer Activities	20
Personal Securities Transactions	21
Conflicts of Interest	25
Reporting	26
Annual Compliance Reviews	28
Books and Records	30
Record Creation and Retention	30
Client Files	30
Electronic Signatures	31
Maintenance of Electronic Records	32
Private Fund Files	32
Private Fund – Investor Files	33
Form ADV Part 1	34
Form ADV Part 2	36

Form ADV Part 3	38
Form PF	41
Edgar Filing under Section 13 and Section 16 under the Exchange Act	43
CFTC and NFA Issues	45
Complaints and Investigations	46
Complaints	46
Regulatory Examinations	46
Investigations	47
Handling Whistleblower Complaints	47
Retaliation Prohibited	48
Client Communications	49
Text Messaging Prohibited	54
Performance	54
Custody	56
Relationship with Introducing Advisors & Solicitors	58
Due Diligence	60
Broker/Dealers	61
Portfolio Management	62
Trading	64
ERISA	67
Investment Processes	68
Privacy	69
Information Security Plan	72
Anti-Money Laundering	74
Identity Theft Prevention Program	76
Rule 506(d) Bad Actor Disqualifications	80
Proxy Voting	82

Soft Dollars	83
Supervision & Internal Controls	84
Valuations of Securities	86
Protecting Older and Vulnerable Clients with Diminished Capacity	87
Disaster Recovery and Business Continuity	92
Appendix A: Policies and Procedures Manual Acknowledgement and Certification	96
Appendix B: Initial Holdings Report	102
Appendix C: Annual Holdings Report	103
Appendix D: Semi-Annual Personal Securities Transactions Report	104
Appendix E: Outside Business Activities Report	105
Appendix F: Record Retention Matrix	106
Appendix G: Notice of Privacy Policy	112
Appendix H: Information Regarding Political Contributions	114
Appendix I: Acknowledgement of Text Messaging Policy and Authorization for Mobile Device Management	115

Introduction

Preston Wealth Advisors, LLC (“PWA” or the “Firm”) is a registered investment adviser with the Securities and Exchange Commission (“SEC”). The Firm’s “clients” are the person(s) or entity(ies) funding a managed account for which the Firm provides advisory services.

Our Firm has a strong reputation based on the professionalism and high standards of the Firm and our employees. The Firm’s reputation and our advisory client relationships are the Firm’s most important assets.

As a registered adviser, and as a fiduciary to our advisory clients, our Firm has a duty of loyalty and to always act in utmost good faith, place our clients’ interests first and foremost and to make full and fair disclosure of all material facts and in particular, information as to any potential and/or actual conflicts of interests.

As an SEC-registered adviser, PWA and our employees are also subject to various requirements under the Investment Advisers Act of 1940, as amended (“Advisers Act”), and rules adopted thereunder. These requirements include various anti-fraud provisions, which make it unlawful for advisers to engage in any activities that may be fraudulent, deceptive or manipulative.

These antifraud provisions include the Rule 206(4)-7 under the Advisers Act which requires advisers to adopt a formal compliance program designed to prevent, detect and correct any actual or potential violations by the adviser or its supervised persons of the Advisers Act, and other federal securities laws and rules adopted under the Advisers Act.

Elements of PWA’s compliance program include the designation of a Chief Compliance Officer (“CCO”), adoption and annual reviews of this Policies and Procedures Manual (“Manual”), training, and recordkeeping, among other things. The current CCO is Theodore J. Doremus.

This Manual covers PWA and each officer, member, or manager, as the case may be, and all employees who are subject to PWA’s supervision and control (each, a “supervised person”).

The policies and procedures contained herein are designed to meet the requirements of Rule 206 (4)-7 under the Advisers Act and to assist the Firm and our supervised persons in preventing, detecting and correcting violations of law, rules and our policies.

The Firm’s policies and procedures cover many areas of the Firm’s businesses and compliance requirements. Each section provides the Firm’s policy on the topic and provides our Firm’s procedures to ensure that the particular policy is followed. PWA has opted to incorporate the provisions sometimes included in a separate “Code of Ethics” into this Manual (see “Code of Ethics” below). References to the “Manual” shall include reference to the Code of Ethics incorporated herein.

The CCO has been designated as the person responsible for supervision and compliance for PWA and is disclosed as such on Form ADV Part 1B, Item 2(A). The CCO is responsible for administering the policies and procedures set forth in this Manual and is in a position of sufficient seniority and authority to compel others to follow these policies and procedures. The CCO will perform an annual review of PWA’s compliance program and its supervisory policies and procedures and will be responsible for correcting deficiencies found and ensuring that any corrective actions or improvements that will be implemented. The CCO is also responsible for general supervision of PWA and its supervised persons.

Compliance with the Firm’s Manual is a requirement and a high priority for the Firm. Failure to abide by our policies may expose you and/or the Firm to significant consequences which may include disciplinary action, termination, regulatory sanctions, potential monetary sanctions and/or civil and criminal penalties.

The CCO will assist with any questions about PWA’s Manual, or any related matters. Further, in the event any employee becomes aware of, or suspects, any activity that is questionable, or a violation, or possible violation of law, rules or the Firm’s policies and procedure, the CCO is to be notified immediately.

This Manual will be updated on a periodic basis to be current with our business practices and regulatory requirements.

Definitions

For the purposes of this document, the following definitions shall apply:

●	“Access person” means any supervised person who: has access to nonpublic information regarding any clients’ purchase or sale of securities, has access to nonpublic information regarding the portfolio holdings of any fund for which PWA or a control affiliate acts as the investment adviser or principal underwriter for the fund, or is involved in making securities recommendations to clients or who has access to such recommendations. PWA treats all supervised persons as “access persons.”

●	“Account” means accounts of any employee and includes accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest or exercises investment discretion.

●	“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a- 1(a)(2) under the Securities Exchange Act of 1934, as amended, in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations there under.

●	“FINRA” means the Financial Industry Regulatory Authority, Inc., the independent regulator for all securities firms doing business in the United States.

●	“IARD” means Investment Adviser Registration Depository, an electronic filing system that facilitates investment adviser registration, exempt reporting adviser filings, regulatory review, and the public disclosure information of registered investment adviser firms and individuals.

●	“Manual” means this Policies and Procedure Manual.

●	“Reportable security” means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include:

●	(i) Transactions and holdings in direct obligations of the Government of the United States;

●	(ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

●	(iii) Shares issued by money market funds;

●	(iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless PWA or a control affiliate acts as the investment adviser or principal underwriter for the fund; and

●	(v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless PWA or a control affiliate acts as the investment adviser or principal underwriter for the fund.

●	“SEC or Commission” means the Securities and Exchange Commission.

●	Supervised person” means members, officers and mangers of PWA (or other persons occupying a similar status or performing similar functions); employees of PWA; and any other person who provides advice on behalf of PWA and is subject to PWA’s supervision and control.

Risk Inventory

As part of an effective compliance program, the SEC and correspondingly, many state securities regulators have suggested investment advisors conduct certain risk assessments. According to the SEC:

The compliance policies and procedures should address the practices and risks present at each adviser. No single standard set of policies and procedures will address the requirements established by the Compliance Rule for all advisers because each adviser is different, has different business relationships and affiliations, and, therefore, has different conflicts of interest. Because the facts and circumstances (i.e., risks) that can give rise to violations of the Advisers Act are unique for each adviser, each adviser should identify its unique set of risks, both as the starting point for developing its compliance policies and procedures and as part of its periodic assessment of the continued effectiveness of these policies and procedures. This process of assessing factors that may cause violations of the Advisers Act is often called a “Risk Assessment,” a “Gap Analysis,” or the compilation of a “Risk Inventory.”

Whatever an adviser may call its process for identifying its unique set of compliance risks, it is important that this analysis be conducted while initially establishing compliance policies and procedures and periodically thereafter to make sure that the policies and procedures are sufficiently comprehensive and robust to address all areas in which an adviser is at risk of violating the Advisers Act.

As part of its compliance program, PWA will conduct a periodic risk assessment to identify arrangements and circumstances that may give rise to violations of the Advisers Act and/or these policies and procedures. This is documented on a separate audit checklist.

Registration

General Registration Obligations of the Firm

In accordance with the Advisers Act, and unless otherwise exempt from registration requirements, investment adviser firms are required to be registered either with the SEC or with each of the state(s) in which the Firm maintains a place of business and/or is otherwise required to register in accordance with each individual state(s) regulations and de minimis requirements. The registered investment adviser is required to maintain such registrations on an annual basis through the timely payment of renewal fees and filing of the Firm’s Annual Updating Amendment to Form ADV.

Individuals providing advisory services on behalf of the Firm are also required to maintain appropriate registration (s) in accordance with each state(s) regulations unless otherwise exempt from such registration requirements. Supervised persons providing advice on behalf of SEC-registered advisers are governed by the federal definition of investment adviser representative to determine whether or not state IAR registration is required. The investment adviser representative registration(s) must also be renewed on an annual basis through the timely payment of renewal fees.

The Firm’s office and principal place of business is located at 1886 Metro Center Dr., Suite 620, Reston, VA 20190. The Firm qualifies for SEC registration because it currently has regulatory assets under management of more than $100 million. Each year, the Firm must calculate its regulatory assets under management for disclosure purposes on Form ADV on file with the SEC and for purposes of verifying the Firm’s eligibility for SEC registration. Item 5.F of Form ADV, Part 1A sets forth the general criteria for calculating the Firm’s regulatory assets under management.

The Firm is not registered with the Commonwealth of Virginia, or any state in which it engages in an advisory business because it qualifies for federal registration with the SEC. The Firm, however, is subject to notice filing obligations with the Commonwealth of Virginia and other states. These notice filings are processed through the Investment Adviser Registration Depository (“IARD”) system and expire on December 31 of each year. Renewal filings are also made through the IARD system.

Investment Adviser Representative Registration Requirement

The Firm has its principal place of business located in the Commonwealth of Virginia. Under Section 203A(b) of the Advisers Act, states, such as the Commonwealth of Virginia, may only require persons who are supervised persons of an adviser like the Firm that is registered with the SEC, to register if they are “investment adviser representatives” as such term is defined by the SEC (“IARs”). Rule 203A-3(a) (1) under the Advisers Act defines an “investment adviser representative” as “a supervised person of the investment adviser: (i) [w]ho has more than five (5) clients who are natural persons (other than excepted persons…); and (ii) [m]ore than ten percent (10%) of whose clients are natural persons (other than excepted persons…).” Excepted persons include the high net-worth clients. For these purposes, the following, among others are considered high net-worth clients:

1.	A client who has at least $1,000,000 under the management of the Firm;

2.	A natural person client who the representative reasonably believes has net worth in excess of $2,000,000 (excluding the person’s primary residence); or

3.	A client who has at least $5,000,000 in “investments” (e.g., securities, real estate (held for investment) and other assets identified in Rule 2a51-1 under the Investment Company Act.

The CCO will ensure that the Firm’s business and potential state law issues in connection with registering and qualifying its representatives are monitored, and that state registration and qualification obligations with respect to the Firm’s advisory representatives are met.

Policy and Procedure

As a registered investment adviser, PWA maintains and renews its adviser registration on an annual basis through the IARD system, for the Firm, state filings, as appropriate, and IARs. PWA’s policy is to monitor and maintain all appropriate firm and IAR registrations that may be required for providing advisory services to our clients in any location. PWA monitors the state residences of our advisory clients, and will not provide advisory services unless appropriately registered as required, or a de minimis or other exemption exists.

PWA has adopted various procedures to implement the Firm’s policy and reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate. The CCO is responsible for implementation and monitoring of these procedures.

●	The CCO, or other designated officer, monitors the state residences of our advisory clients at the time of entrance into an advisory agreement and annually thereafter, and the Firm and/or its IARs and will not provide advisory services unless appropriately registered as required, or a de minimis or other exemption exists.

●	PWA’s CCO, or other designated officer, monitors the Firm’s and IAR registration requirements on an ongoing, as well as a periodic (not less than annual), basis.

●	Registration filings will be made on a timely basis and the CCO or other designated officer maintains appropriate files and copies of all filings.

Maintenance of the Firm’s FINRA User Name and Password

The Firm’s password expires periodically (usually every 120 days). When accessing FINRA electronically if you receive a message saying that the password is about to expire, notify the CCO and the CCO will select “Change Password” from the lARD main menu and update the password. If the password expires before updating online, the CCO will have to contact FINRA by telephone (telephone number at (301) 590- 6500 to reactivate the Firm’s use of IARD.

Fiduciary Duty

Under the Advisers Act, an investment adviser has a fiduciary duty to its advisory clients. Section 206 of the Advisers Act states that it is unlawful for an investment adviser, using the mails or any means or instrumentality of interstate commerce:

1.	To employ any device, scheme or artifice to defraud a client or prospective client;

2.	To engage in any transaction, practice or course of business which defrauds or deceives a client or prospective client;

3.	To knowingly sell any security to or purchase any security from a client when acting as a principal for his or her own account, or knowingly to effect a purchase or sale of a security for a client’s account when also acting as a broker for the person on the other side of the transaction, without disclosing to the client in writing before the completion of the transaction the capacity in which the adviser is acting and obtaining the client’s consent to the transaction; and

4.	To engage in fraudulent deceptive or manipulative practices.

As a fiduciary, it is an investment adviser’s responsibility to provide fair and full disclosure of all material facts. An investment adviser has a duty of utmost good faith to act solely in the best interest of each of its clients.

Fiduciary duties include the following:

1.	Having a reasonable, independent basis for investment advice.

2.	Providing only investment advice that is suitable to each individual client’s needs, goals and objectives and personal circumstances.

3.	Exercising reasonable care to avoid misleading clients.

4.	Being loyal to the client and acting in good faith.

5.	Seeking best execution when implementing the client’s transactions where the investment adviser representative has the ability to direct brokerage transactions for the client.

6.	Making full and fair disclosure to the client of all material facts and when a conflict of interest or potential conflict of interest exists.

7.	Placing the interests of clients first.

8.	Treating all clients fairly.

9.	Maintaining the confidentiality of client information.

PWA and its supervised persons must act in each client’s best interests at all times and will not at any time place their interests ahead of any client’s interest. This fiduciary duty is considered the core underlying principle for the Firm’s Code of Ethics and personal trading policy and represents the expected basis for all supervised persons’ dealings with clients of PWA.

PWA and all supervised persons will make full and fair disclosure to clients when a conflict of interest exists. Disclosures will be provided in PWA’s Form ADV. IARs are required to provide all clients with PWA’s Form ADV Part 2A and the Part 2B Brochure Supplement(s) prior to advisory services being provided or at the time of contracting for services with PWA.

All client records and financial information will be treated with the highest level of confidentiality. PWA and its supervised persons will not disclose confidential information to any third party that has not been granted a right by the client to receive such information. PWA will provide all clients a copy of its written Privacy Notice. (See Appendix G)

Code of Ethics

Standards of Business Conduct

PWA places the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in the Firm and its employees by clients is something the Firm values and endeavors to protect. The following Standards of Business Conduct sets forth policies and procedures to achieve these goals. This Code of Ethics (“Code”) is intended to comply with various provisions of the Advisers Act and also requires that all supervised persons comply, to the extent applicable, with various provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended (“Securities Act”), the Securities Exchange Act of 1934, as amended (“Exchange Act”), and applicable rules and regulations adopted by the SEC.

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all PWA’s supervised persons as defined herein. These procedures cover transactions in a reportable security in which a supervised person has a beneficial interest in or accounts over which the supervised person exercises control as well as transactions by members of the supervised person’s immediate family.

Pursuant to Rule 204A-1 under the Advisers Act, investment advisers must establish, maintain and enforce a code of ethics. An adviser’s code of ethics must establish and describe a standard of business conduct that the adviser requires of all its supervised persons. PWA has established this Code that will apply to all supervised persons of PWA. This Code will be available and distributed to all supervised persons of PWA. A summary of this Code will be disclosed in PWA’s Form ADV along with a statement informing clients that they may request an entire copy of the Code. If a client makes a request for a copy of this Code, the CCO will provide a copy to the client within ten (10) business days of receiving the request. The CCO is responsible for maintaining the Code of Ethics client Request/Receipt Log and will record all client requests for and delivery of the Code of Ethics.

An investment adviser is considered a fiduciary under the Advisers Act. As a fiduciary, it is an investment adviser’s responsibility to provide fair and full disclosure of all material facts. In addition, an investment adviser has a duty of utmost good faith to act solely in the best interests of each client. PWA and its supervised persons have a fiduciary duty to all clients. As fiduciaries, it is unlawful for PWA and its supervised persons to engage in fraudulent, deceptive, or manipulative activities. PWA and its supervised persons will act in each client’s best interests at all times and will not at any time place their interests ahead of any client’s interests. This fiduciary duty is considered the core underlying principle for PWA’s Code and personal trading policy and represents the expected basis for all supervised persons’ dealings with clients of PWA.

Section 206 of the Advisers Act, and federal and state rules and regulations, make it unlawful for an investment adviser to directly or indirectly “employ any device, scheme or artifice to defraud a client or a prospective client” or to “engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.” This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder. PWA requires, and the CCO is responsible for, setting policies and procedures to ensure that PWA and all of its supervised persons conduct business with the highest level of ethical standards and comply with all applicable federal and state securities laws at all times.

The CCO will also be responsible for making sure that all supervised persons receive a copy of and agree to comply with PWA’s policies and procedures and that a review system is established to make sure that these policies and procedures are effective and adhered to by all advisory personnel. All supervised persons will be required to sign an acknowledgement of receipt of this Code. The CCO will be responsible for notifying all supervised persons of any changes to this Code and an updated acknowledgement will be obtained from each supervised person any time changes are made.

PWA has the responsibility to make sure that the interests of clients are placed ahead of its or any supervised person’s own investment interest. All of PWA’s supervised persons will conduct business in an honest, ethical, and fair manner. Full disclosure of all material facts and potential conflicts of interest will be provided to clients prior to any services being conducted. A conflict of interest occurs when a supervised person’s private interest interferes with the interests of or the service to PWA or any of its clients. PWA has the responsibility to avoid all circumstances that might negatively affect or appear to affect its duty of complete loyalty to its clients. No individual supervised by PWA may engage in any conduct or act, directly, indirectly or through any other person that would be unlawful for such person to do under the provisions of any rules and regulations. If a supervised person is unsure whether a situation would be considered a conflict of interest, the supervised person should consult with the CCO before taking an action that may result in a conflict of interest.

PWA will:

●	Maintain and amend as needed internal standards, policies, procedures, and controls to promote compliance with this Code and with other policies and procedures designed to promote each supervised persons fiduciary responsibility.

●	Perform periodic reviews and audits of the company’s standards, policies, procedures, and controls.

●	Provide ongoing training, at least annually, regarding this Code and the Firm’s risk management policies and procedures to all supervised persons.

●	Provide an environment that encourages supervised persons to engage in safe and confidential discussions and disclosures to the CCO or other appropriate senior management persons regarding any violations or potential violations to this Code.

●	Establish clear lines of accountability for the company’s internal policies and procedures, including provisions relating to the responsibilities of employees, officers, members and mangers with appropriate oversight by the CCO or designated parties.

Any person engaging in an unethical business practice is subject to having his/her license denied, suspended or revoked and termination of employment or other disciplinary measures. The following activities are examples of unethical business practices:

●	Forgery

●	Embezzlement

●	Theft

●	Exploitation

●	Non-disclosure

●	Incomplete disclosure or misstatement of material facts

●	Manipulative or deceptive practices

●	Aiding or abetting any unethical practices

PWA and its supervised persons may not engage in any dishonest or unethical conduct including, but not limited to:

●	Engaging in any act, practice or course of business that is fraudulent, deceptive, or manipulative in contrary to any rules or regulations established by all governing regulatory bodies.

●	Recommending to a client any investment without reasonable grounds for believing that the recommendation is suitable for the client based on the information furnished by the client after reasonable inquiry regarding the client’s investment objectives, financial situation and needs, and other information that is known by the investment adviser.

●	Placing any trade for the purchase or sale of a security on behalf of the client without obtaining written discretionary authority from the client prior to a trade being implemented.

●	Borrowing money or securities from or loaning money or securities to a client.

●	Misrepresenting the qualifications of PWA, its investment adviser representatives or any of its supervised persons, the nature of the advisory services offered by PWA or the fees to be charged to any advisory client.

●	Omitting from any written or verbal communication a material fact that would make statements regarding qualifications, services or fees misleading.

●	Providing advice and guaranteeing the client that a gain or no loss will occur as a result of the advice.

●	Providing reports or recommendations to any advisory client prepared by someone other than PWA without disclosing that fact to clients. This does not apply to situations where PWA uses published research reports or mathematical trading models when providing services to clients.

●	Charging fees that are unreasonable relative to the types of services provided, the experience and knowledge of the investment adviser representative providing the services, and the sophistication of the client. In addition, disclosure that similar services may be available for lower fees from other advisors must be made to all clients.

●	Failing to disclose material conflicts of interest in relation to the adviser or any of its supervised persons in writing prior to providing services if such information could reasonably cause the advice to be biased and not objective. Some examples include the following:

●	Allowing compensation arrangements connected with advisory services provided to clients that are in addition to compensation received from clients for the advisory services.

●	Acting in the capacity as an investment adviser or investment adviser representative and a registered representative or insurance agent on a transaction where a fee can be charged for advisory services and a commission can be charged for implementing a trade as a result of the advice provided.

●	Publishing, circulating, or distributing any advertisement that does not comply with the proper regulatory requirements.

●	Disclosing any confidential information of any client, unless required by law to do so or having received written authorization from the client to do so.

●	Failing to provide the proper disclosure documents (Form ADV Part 2A and Part 2B) prior to or at the time of executing a client agreement for advisory services.

●	Entering into, extending or renewing an agreement for advisory services unless such agreement is in writing.

●	Accepting gifts in violation of the Firm’s gift policy.

Entertainment, Gifts and Political Contributions

Entertainment and Gifts

The giving or receiving of gifts or other items of value to or from persons doing business or seeking to do business with the Firm could call into question the independence of its judgment as a fiduciary of its clients.

Accordingly, it is the policy of the Firm to permit such conduct only in accordance with the limitations stated herein.

The Firm’s policies on gifts and entertainment are derived from industry practices. Employees should be aware that there are other federal laws and regulations that prohibit firms and their employees from giving anything of value to employees of various financial institutions in connection with attempts to obtain any business transaction with the institution, which is viewed as a form of bribery. If there is any question about the appropriateness of any particular gift, employees should consult the CCO.

The giving or receiving of any gifts or entertainment to or from any single person must be reported to the CCO or his designee, who will maintain a log of such gifts and entertainment in the form accompanying these procedures. If an employee receives or is offered, or wishes to provide, any gift or entertainment, the employee must seek the guidance of the CCO or his designee to determine whether the employee will be permitted to accept or keep, or to provide, the gift or entertainment.

Preclearance is required for all gifts and entertainment (regardless of amount) relating to ERISA accounts, individual retirement plans and governmental plans, instrumentalities and officials.

The CCO or his designee will review all reports or other documentation regarding gifts, entertainment and political expenses, including all employee expense reports, on an ongoing basis.

Accepting Gifts and Entertainment

On occasion, because of an employee’s position with the Firm, the employee may be offered, or may receive, gifts or other forms of non-cash compensation from clients, brokers, vendors, or other persons affiliated with the Firm. Under no circumstances may a gift to the Firm or any employees be received as any form of compensation for services provided by the Firm or employee. Extraordinary or extravagant gifts are not permissible and must be declined or returned, absent approval by the CCO. Gifts of a nominal value (i.e., a single or multiple gifts whose reasonable aggregate value is no more than $100 annually from a single giver), customary business lunches, dinners, entertainment at which both the employee and the giver are present (e.g., sporting or cultural events), and promotional items (e.g., pens, mugs) with an aggregate annual value that does not exceed $500 (unless otherwise approved in advance by the CCO) may be accepted.

Giving Gifts and Providing Entertainment

Gifts to any client, broker-dealer, vendor or other person may not be used to effect a rebate or refund of fees, to correct a trade error or to offset any amount otherwise due to the recipient. Employees may not give any gift(s) with an aggregate value in excess of $100 per year to any person associated with a securities or financial organization, including exchanges, broker-dealers or other investment management firms, to members of the news media, or to prospective clients. With respect to clients, employees may not give any gift(s) with an aggregate value in excess of $500 per year, unless approved in advance by the CCO. Employees may provide reasonable entertainment to persons associated with securities or financial organizations or clients or prospective clients provided that both the employee and the recipient are present and there is a business purpose for the entertainment. Given that the Firm’s business is highly relationship driven, it is anticipated that employees may entertain the same person multiple times per year. However, employees should not spend more than $300 per person/per event on business meals on such occasions unless specifically approved by the CCO or Chief Operating Officer (“COO”).

Solicitation of Gifts

All solicitation of entertainment, gifts or gratuities from any client, broker-dealer, vendor or other person is unprofessional and is strictly prohibited.

ERISA Considerations

ERISA prohibits the acceptance of fees, kickbacks, gifts, loans, money, and anything of value that are given with the intent of influencing decision-making with respect to any employee benefit plan. The acceptance or offering of gifts, entertainment or other items may be viewed as influencing decision-making and therefore unlawful under ERISA. In addition, many public employee benefit plans are subject to similar restrictions. Employees should never offer gifts, entertainment, or other favors for the purpose of influencing ERISA clients or prospective clients decision-making. Similarly, employees should not accept gifts, entertainment or other favors offered by others who wish to do business with the Firm or its ERISA clients.

Governmental Officials

Federal and state laws contain numerous restrictions on the giving and receiving of gifts to governmental officials (such as trustees of pension plans); even paying for a government official’s meal can violate local law. Please check with the CCO before providing entertainment to, paying for food or beverages for or providing transportation to a state governmental official.

Client Complaints

Employees may not give any gifts or make any payments or other account adjustments to clients in order to resolve any type of complaint. All such matters must be handled by the CCO.

Political Contributions

Rule 206(4)-5 under the Advisers Act (also known as the “pay-to-play” rule) prohibits the Firm from receiving compensation for providing advice to a government entity for two (2) years after a Contribution to an official of the government entity by the Firm or certain of its employees. These restrictions also apply to new employees with respect to contributions made prior to their being employed by the Firm; thus, potential new hires will be required to provide information in the form attached as Appendix H regarding political contributions made during the two (2) years prior to commencing employment.

In addition, Rule 206(4)-5 prohibits the Firm and its employees from coordinating or soliciting any person or political action committee to make: (i) any contribution to an official of a government entity to which the adviser is providing or seeking to provide advisory services, or (ii) any payment to any state or local political party where the adviser is seeking to provide advisory services to a government entity. This is intended to prevent advisers from circumventing Rule 206(4)-5 by making indirect contributions through political organizations or “bundling” smaller employee contributions that are permitted under the rule.

In general, contributions may not exceed $350 for officials or candidates for whom the individual is entitled to vote, or $150 for officials or candidates for whom the individual is not entitled to vote. However, certain states impose limitations or prohibitions that are more restrictive than those under Rule 206(4)-5. Given the harsh penalties for payments to government officials, all contributions proposed to be given to or received from a government official (including political or campaign contributions to any foreign, state or municipal candidate, political party, or political action committee) by the Firm or an employee require the prior approval of the CCO.

Insider Trading

Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and PWA to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten (10) years imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times (3x) the illicit windfall, and/or issue an order permanently barring you from the securities industry. Finally, investors seeking to recover damages for insider trading violations may sue supervised persons and PWA.

The rules contained in this Code apply to securities trading and information handling by supervised persons of PWA and their immediate family members. The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the CCO immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

No supervised person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by PWA), while in the possession of material, nonpublic information, nor may any personnel of PWA communicate material, nonpublic information to others in violation of the law.

1.	What is Material Information?

Information is material when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information where the disclosure of which will have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the CCO.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Pre-publication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column. You should also be aware of the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to PWA’s securities recommendations and client securities holdings and transactions.

2.	What is Nonpublic Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3.	Identifying Inside Information

Before executing any trade for yourself or others, including PWA’s clients, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

●	Report the information and proposed trade immediately to the CCO.

●	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the Firm.

●	Do not communicate the information inside or outside the Firm, other than to the CCO and outside counsel.

●	After the CCO has reviewed the issue, the Firm will determine whether the information is material and nonpublic and, if so, what action the Firm will take. You should consult with the CCO before taking any action. This degree of caution will protect you, our clients, and the Firm.

4.	Contacts with Public Companies

Contacts with public companies do not currently represent a part of our research efforts. However, in the future, the Firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a supervised person of PWA or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company’s Chief Financial Officer (“CFO”) prematurely discloses quarterly results to an analyst, or an investor relation’s representative makes selective disclosure of adverse news to a handful of investors. In such situations, PWA must make a judgment as to its further conduct. To protect yourself, your clients and the Firm, you should contact the CCO immediately if you believe that you may have received material, nonpublic information.

5.	Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material nonpublic information regarding a tender offer received from the tender offer or the target company or anyone acting on behalf of either. Supervised persons of PWA and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

6.	Restricted/Watch Lists

Although PWA does not typically receive confidential information from portfolio companies, if it receives such information, the CCO will place certain securities on a “restricted list” or a “watch list” as appropriate.

Transactions & Records

PWA’s policy allows employees to maintain personal securities accounts provided that any personal investing by an employee in any accounts in which the employee has a beneficial interest, including any accounts for any immediate family or household members, is consistent with PWA’s fiduciary duty to its clients and consistent with regulatory requirements. Each employee must identify any personal investment accounts and report all reportable transactions and investment activity on at least a quarterly basis to the Firm’s CCO, or other designated officer.

Certification

Initial and Annual Certifications

All supervised persons will be provided with a copy of the Code. Supervised persons must complete the Certification attached as Appendix A hereto and Annex A-1 thereto following the start of employment and on an annual basis thereafter.

Further Information

Supervised persons should contact the CCO regarding any inquiries pertaining to the Code or the policies established herein.

Outside Business Activities

Firm principals and employees are required to avoid any outside activities, interests or relationships that either directly or indirectly conflict with, or create the appearance of the existence of a conflict of interest with, their ability to act in the best interests of the Firm and its clients. If a conflict of interest or the appearance of a conflict arises between the interests of the Firm or its clients and the interest of the employee, the interests of the Firm and its clients will prevail. Employees must report all outside business activities to the CCO and the determination as to the existence or appearance of a conflict will be made by the CCO in his sole discretion. If the CCO himself is the person with the actual or potential conflict, however, the CCO shall report the conflict to the Chief Financial Officer (“CFO”), who will make all determinations required by this policy in his sole discretion.

It is Firm policy that no employee may accept employment or compensation from any other person as a result of any business activity, other than a passive investment, outside the scope of his or her relationship with the Firm, unless he or she has provided prior written notice to the CCO and received authorization from the CCO. Each employee will be required to disclose the conflict on his or her U-4 (if applicable), as well as, notifying any affected client. Exempted from this requirement are non-passive private securities transactions for which the person has provided written notice to the CCO as required by the Code, received authorization for and complied with all conditions set by the CCO, if any.

The following actions are specifically prohibited without the prior written consent of the CCO (or the CFO, for the CCO’s activities):

●	Participating as an employee, consultant, adviser, agent or officer in any outside business, including any family business activity;

●	Rebating, either directly or indirectly, to any person or entity any part of the compensation received from the Firm as an owner or employee;

●	Accepting, either directly or indirectly, from any person or entity, other than the Firm, compensation of any nature as a bonus, commission, referral fee, gratuity or other consideration in connection with any transaction on behalf of the Firm or a client account;

●	Recommending any securities or investments to clients outside a managed account for which the Firm provides advisory services;

●	Beneficially owning any security or having, either directly or indirectly, any financial interest in any other organization engaged in any securities, financial or related business, except for beneficial ownership of not more that 4.9% of the outstanding securities of any business that is publicity owned;

●	Executing transactions in securities for which any employee or an immediate family member holds a position on the board of directors or any other committee of a publicly traded company; and

●	Otherwise engaging in any activity that would interfere with employment with, or pose a conflict of interest to, the Firm.

Each employee is required to complete an “Outside Business Activities Report”, included as Appendix E below, at the time of employment. Written consent from the CCO will be required for any new employee to continue to participate in any activity listed in the form. In addition, employees shall obtain the CCO’s written consent prior to engaging in any further activities outside business activities without the consent of the CCO. As a result, prior to engaging in any outside business activities, an employee must provide an updated Outside Business Activity Report to the CCO. The CCO will maintain all Outside Business Activity Reports and any approvals given by the CCO (or the CFO, for the CCO’s activities) pursuant to this policy.

Broker-Dealer Activities

Absent an exemption, a person engaging in the business of effecting transactions in securities for the account of others generally must register under Section 15(a) of the Exchange Act as a broker. In addition, most states make it illegal to transact business in a state as a broker-dealer or agent without registering with the state’s securities regulatory authority, subject to certain exemptions. Effecting securities transactions without proper registration as a broker-dealer may result in SEC and/or state enforcement actions, serious fines or penalties, private actions for rescission and potential “bad actor” disqualification under Rule 506(d) under the Securities Act, as well as reputational damage to the Firm. The SEC has increased its focus on broker-dealer registration in the context of private securities offerings and has recently brought a number of enforcement actions alleging violations of the broker-dealer registration requirements.

The test for broker-dealer registration is broad and depends on various activities a person performs in connection with one (1) or more securities transactions. Examples of activities that could potentially trigger broker-dealer registration requirements include:

●	Marketing securities (including shares or interests in a private fund) to investors,

●	Soliciting or negotiating securities transactions, or

●	Handling customer funds and securities.

The significance of each of these activities is amplified whenever there is the payment of compensation that depends on the outcome of a securities transaction, or “transaction-based compensation.”

The Firm will not pay transaction-based compensation to its principals or employees in connection with the sale of securities. In addition, employees are prohibited from performing any of the activities described above on behalf of anyone other than the Firm without the prior written consent of the CCO. Further, as described above under “Conflicts of Interest and Outside Business Activities,” no Firm principal or employee may accept, either directly or indirectly, from any person or entity, other than the Firm, compensation of any nature as a bonus, commission, referral fee, gratuity or other consideration in connection with any transaction on behalf of the Firm or a client account without the prior written consent of the CCO.

Personal Securities Transactions

Background

Section 204A of the Advisers Act requires the Firm to establish, maintain, and enforce written policies and procedures designed to prevent the misuse of material, non-public information by its officers and employees. As described above under “Code of Ethics,” the Firm is required to adopt a code of ethics pursuant to Rule 204A-1 of the Advisers Act that includes provisions requiring, among other things, standards of business conduct that reflect the Firm’s fiduciary obligations and those of its supervised persons, compliance with applicable securities laws, and period reporting (and the Firm’s review of) personal securities transactions and holdings of the Firm’s access persons. The Firm’s policies and procedures covering the personal investments of employees and others represents an internal control and supervisory review to detect and prevent possible insider trading, conflicts of interests and possible regulatory violations.

Responsibility

The CCO has the responsibility for the implementation and monitoring of our policy on personal securities transactions and activities, practices, disclosures and recordkeeping.

General Procedures

PWA has adopted procedures to implement the Firm’s policy on personal securities transactions to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate as follows:

●	The CCO maintains a list of the Firm’s access persons that is updated periodically.

●	Employees must identify any personal investment accounts and any accounts in which the employee has a beneficial interest, including any accounts for the immediate family and household members, upon hire, annually thereafter and upon opening or closing any account(s).

●	Employees must report all required information for covered personal securities transactions, if any occurred, on a quarterly basis within ten (10) days of the end of each calendar quarter to the CCO or other designated officer.

●	The CCO, or his designee, maintains appropriate records of the Firm’s advisory representatives, and reports of personal securities transactions, among other things.

●	The CCO, or his designee, reviews all employees’ reports of personal securities transactions for compliance with the Firm’s policies, including the Insider Trading Policy, regulatory requirements and the Firm’s fiduciary duty to its clients, among other things.

●	Employees are required to arrange for their personal and related accounts to be sent by their brokerage firm/custodians to the CCO, or other designated officer.

PWA has adopted the following principles governing personal investment activities by PWA’s supervised persons:

●	The interests of client accounts will at all times be placed first;

●	All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

●	Supervised persons must not take inappropriate advantage of their positions.

Pre-Clearance Required for Participation in IPOs

No supervised person shall acquire any beneficial ownership in any securities in an initial public offering (as defined in Rule 204A-1 under the Advisers Act) for his or her account, as defined herein, without the prior written approval of the CCO who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts of interest.

Pre-Clearance Required for Private or Limited Offerings

No supervised person shall acquire beneficial ownership of any securities in a limited offering or private placement, including a private fund sponsored by PWA, without the prior written approval of the CCO who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts of interest. If the CCO is involved in the private offering, the CCO will report to the CFO and COO all pertinent information regarding the offering.

Other Pre-clearance Procedures

Given the current size of the Firm, all publicly traded securities (other than IPOs) are exempt from requiring pre-clearance to transact unless they are on the Firm’s “restricted list,” if any. Currently, Firm transactions on behalf of clients have an immaterial effect on public market trading valuations. Transaction notification to the CCO shall be deemed sufficient adherence to policy. Any employee transactions, regardless of materiality, deemed as a potential perceived conflict of interest, shall be recorded in the Firm’s records.

The CCO will monitor all transactions by all access persons in order to ascertain any pattern of conduct, which may evidence conflicts or potential conflicts of interest with the principles, and objectives of this Code, including a pattern of front running. Advance trade clearance in no way waives or absolves any supervised person of the obligation to abide by the provisions, principles and objectives of this Code.

Reporting Requirements

Every supervised person that does not permit their custodian(s) to copy PWA on reporting statements, transaction confirms etc., shall provide initial and annual holdings reports (attached hereto as Appendix B and Appendix C, respectively) and quarterly transaction reports (attached hereto as Appendix D) to the CCO, which must contain the information described below.

1.	Initial Holdings Report

a.	Every supervised person shall, no later than ten (10) days after the person becomes a supervised person, file an initial holdings report containing the following information:

i.       The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the supervised person had any direct or indirect beneficial interest ownership when the person becomes a supervised person;

ii.       The name of any broker, dealer or bank, account name, number and location with whom the supervised person maintained an account in which any securities were held for the direct or indirect benefit of the supervised person; and

iii.       The date that the report is submitted by the supervised person. The information submitted must be current as of a date no more than forty-five (45) days before the person became a supervised person.

2.	Annual Holdings Report

a.	Every supervised person shall, no later than February 15 of each year, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

b.	Supervised persons will be exempt from this requirement if all of their personal holdings are held at custodian for which the compliance officer has access to and may review independently.

3.	Semi-Annual Transaction Reports

a.	Every supervised person must file a semi-annual transaction report containing the following information: With respect to any transaction during the prior 6 months in a reportable security in which the supervised persons had any direct or indirect beneficial ownership:

i.	The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security;

ii.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

iii.	The price of the reportable security at which the transaction was effected;

iv.	The name of the broker, dealer or bank with or through whom the transaction was effected; and

v.	The date the report is submitted by the supervised person.

b.	Supervised persons are required to have duplicate copies of their monthly brokerage statements, if available or quarterly statements at a minimum, sent to the CCO or made available by the custodian for download by the CCO. Supervised persons will be exempt from this requirement if all of their personal transactions were conducted at a custodian to which the compliance officer has access and may review these records independently.

4.	Exempt Transactions

a.	A supervised person need not submit a report with respect to:

i.	Direct obligations of the Government of the United States;

ii.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

iii.	Shares issued by money market funds;

iv.	Shares issued by open-end funds other than reportable funds; and

v.	Shares issued by unit investment trusts that are invested exclusively in one (1) or more open-end funds, none of which are reportable funds.

Further, a supervised person need not submit:

i.	Any report with respect to securities held in accounts over which the access person had no direct or indirect influence or control, as verified by the CCO or his designee;

ii.	A transaction report with respect to transactions effected pursuant to an automatic investment plan;

iii.	A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that the Firm holds in its records so long as the Firm receive the confirmations or statements after the end of the applicable semi-annual month.

5.	Monitoring and Review of Personal Securities Transactions

a.	The CCO or a designee will monitor and review all reports required under the Code for compliance with PWA’s policies regarding personal securities transactions and applicable SEC rules and regulations. The CFO, COO or the CCO may also initiate inquiries of supervised persons regarding personal securities trading.

b.	Supervised persons are required to cooperate with such inquiries and any monitoring or review procedures employed PWA.

c.	Any transactions for any accounts of PWA will be reviewed and approved by the CCO or other designated supervisory person.

d.	The CCO shall at least annually identify all supervised persons who are required to file reports pursuant to the Code and will inform such supervised persons of their reporting obligations.

Conflicts of Interest

As a fiduciary, PWA has an obligation to always act in the best interests of its clients. Part of PWA’s fiduciary duty includes disclosing all potential and real conflicts of interest that may materially affect a client’s decision to conduct business with PWA. PWA and its supervised persons are required to disclose the following conflicts of interest to clients:

●	Any interest the Firm or a supervised person may have in any recommendations made;

●	Compensation received from the issuer of a security being recommended by PWA or any or its supervised persons, including special marketing allowances;

●	Personal securities transactions for the Firm and its supervised persons and whether the transactions are similar or inconsistent with investment advice given to clients. Supervised persons may not effect transactions in which they have a personal interest in a manner that could result in preferring their own interest to that of PWA’s clients; and

●	Any financial related business affiliations that PWA has entered into. In addition, any outside business activities of PWA’s supervised persons.

In order to ensure that no Conflicts of Interest are present with PWA’s clients, PWA will identify any conflicts that exist between the interests of the adviser and the client by reviewing the relationship of PWA with the issuer of each security to determine if PWA or any of its employees has any financial, business or personal relationship with the issuer. If a material conflict of interest exists, the CCO will determine whether it is appropriate to disclose the conflict to the affected clients. PWA will maintain a record of the resolution of any conflict of interest.

Reporting

Regulatory Reporting

As an SEC-registered investment adviser, PWA’s policy is to maintain the Firm’s regulatory reporting requirements on an effective and good standing basis at all times. PWA also monitors, on an on-going and periodic basis, any regulatory filings or other matters that may require amendment or additional filings with the SEC and/or any states for the Firm and its associated persons.

Any regulatory filings for the Firm are to be made promptly and accurately, including Form ADV, and, when appropriate, Forms 13D, 13F and 13G filings.

Form ADV may serve as an adviser’s “Disclosure Document” and is an adviser’s registration document. Form ADV, therefore, provides information to the public and to regulators regarding an investment adviser. Regulations require that material changes to Form ADV be updated promptly and that Form ADV be updated annually. Forms 13D, 13F and 13G are filings required under the Exchange Act related to client holdings in equity securities. The Firm’s required regulatory filings do not currently include Schedule 13D, 13F and 13G filings, but may in the future.

Responsibility

The CCO has the responsibility for the implementation and monitoring of our regulatory reporting policy, practices, disclosures and record keeping.

Reporting Violations and Sanctions

All supervised persons shall promptly report to the CCO or, an alternate designee, of all apparent violations of the Firm’s compliance policies and procedures and all state and federal securities laws and regulations. Any retaliation for the reporting of a violation under this Manual will constitute a violation of the Manual. The CCO shall promptly report to senior management all apparent material violations of the Manual. When the CCO finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Manual has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the Firm.

Procedure

PWA has adopted procedures to implement the Firm’s policy and reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate, as follows:

●	PWA makes an annual filing of Form ADV within ninety (90) days of the end of each fiscal year (Annual Updating Amendment) to update certain information required to be updated on an annual basis.

●	PWA promptly updates our Disclosure Document and certain information in Form ADV, Part 1 and Part 2, as appropriate, when material changes occur.

●	All employees must report to the CCO or other designated officer any information in Form ADV and/or the Disclosure Document that such employee believes to be materially inaccurate or omits material information.

●	The CCO will review Forms 13D, 13F and 13G filing requirements and make such filings and keep appropriate records as required.

The CCO shall promptly report to senior management all apparent material violations of the policy. When the CCO finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the Firm.

Annual Compliance Reviews

As an SEC-registered adviser, it is PWA’s policy to conduct an annual review of the Firm’s policies and procedures to determine that they are adequate, current and effective in view of the Firm’s businesses, practices, advisory services, current regulatory requirements and internal policies and procedures. Our policy includes amending or updating the Firm’s policies and procedures to reflect any changes in the Firm’s activities, personnel, or regulatory developments, among other things, either as part of the Firm’s annual review, or more frequently, as may be appropriate, and to maintain relevant records of the annual reviews.

Responsibility

The CCO, has the overall responsibility and authority to develop and implement the Firm’s compliance policies and procedures and to conduct an annual review to determine their adequacy and effectiveness in detecting and preventing violations of the Firm’s policies, procedures or federal securities laws.

Procedures

PWA has adopted procedures to implement the Firm’s policy and reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate as follows:

●	On at least a calendar year annual basis, the CCO, and such other person’s as may be designated, will undertake a complete review of all PWA’s written compliance policies and procedures.

●	The review will include a review of each policy to determine the following:

●	adequacy;

●	effectiveness;

●	accuracy;

●	appropriateness for the Firm’s or fund’s current activities;

●	current regulatory requirements;

●	any prior policy issues, violations or sanctions; and

●	any changes or updates that may otherwise be required or appropriate.

●	The review will be as thorough as reasonably possible to ensure all policies are being followed.

●	The review will include:

●	A risk assessment of each of the Firm’s principal business and operational activities and all new services/products introduced by the Firm during the preceding year, if any;

●	A survey of new or amended SEC regulations;

●	A review of any prior violations or issues under any of the Firm’s policies or procedures with any revisions or amendments to the policy or procedures designed to address such violations or issues to help avoid similar violations or issues in the future.

●	Procedures

●	Review trade error file, if any;

●	Review client complaints file, if any;

●	Review client documentation for completeness; and

●	Test of client fee assessment against management agreement.

●	The CCO or designee(s), will coordinate the review of each policy with an appropriate person, department manager, management person or officer to ensure that each of the Firm’s policies and procedures is adequate and appropriate for the business activity covered, e.g., a review of trading policies and procedures with the person responsible for the Firm’s trading activities.

●	The CCO or designee(s), will revise or update any of the Firm’s policies and/or procedures as necessary or appropriate and obtain the approval of the person, department manager, management person or officer responsible for a particular activity as part of the review.

●	The CCO will maintain hardcopy or electronic records of the Firm’s policies and procedures as required under the Advisers Act’s record keeping requirements (as described under “Books and Records” below);

●	The CCO will maintain an Annual Compliance Review file for each year that will include and reflect any revisions, changes, updates, and materials supporting such changes and approvals, of any of the Firm’s policies and/or procedures.

●	The CCO or designee(s), will also conduct more frequent reviews of the PWA’s policies or procedures, or any specific policy or procedure, in the event of any change in personnel, business activities, regulatory requirements or developments, or other circumstances requiring a revision or update. Relevant records of such additional reviews and changes will also be maintained by the CCO.

Books and Records

Record Creation and Retention

The Firm must comply with record keeping requirements in accordance with the Advisers Act. These requirements specify the type of record that must be created, the manner in which the record must be maintained, and the required retention period. The Firm has developed the retention matrix included as Appendix F below, which details these requirements, as well as the functions responsible for maintaining these records. The CCO will review the matrix on a periodic basis, and may conduct periodic tests of each function’s adherence to the document retention policy.

It is the general policy of the Firm to maintain required books and records for a minimum of five (5) years (six (6) years for clients subject to ERISA) from the end of its fiscal year (which ends on December 31) in which the last entry was made on such record. These books and records must be maintained in the offices of the adviser for the first two (2) years and in an easily accessible place for the next three (3) years. Advertisements and records required to support the use of performance in advertisements, however, must be maintained for a period of five (5) years from the end of the fiscal year in which the advertisement was last used. If the Firm becomes aware of any client proceeding or regulatory inquiry, the CCO will immediately suspend the destruction of any pertinent documents.

Client Files

Background

Written advisory agreements form the legal and contractual basis for an advisory relationship with each client and as a matter of industry and business best practices provide protections for both the client and an investment adviser. An advisory agreement is the most appropriate place for an adviser to describe its advisory services, fees, liability, and disclosures for any conflicts of interest, among other things. It is also a best business practice to provide a copy of the advisory agreement to the client and for the agreement to provide for all client financial and personal information to be treated on a confidential basis.

Responsibility

The CCO, has the responsibility for the implementation and monitoring of the Firm’s advisory agreement policy, practices, disclosures and recordkeeping.

Policy

PWA’s policy requires a written investment advisory agreement for each client relationship that includes a description of the Firms’ services, discretionary/non-discretionary authority, advisory fees, important disclosures and other terms of our client relationship. As part of PWA’s policy, the Firm also obtains important relevant and current information concerning the client’s identity, occupation, financial circumstances and investment objectives, among many other things, as part of our advisory and fiduciary responsibilities.

Procedure

PWA has adopted procedures to implement the Firm’s policy and reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate as follows:

●	PWA advisory agreements and advisory fee schedules, and any changes, for the Firm’s services shall be approved by the COO or the CCO.

●	The fee schedules will be periodically reviewed by PWA to stay fair, current and competitive.

●	The CCO periodically reviews the Firm’s disclosure brochure, marketing materials, advisory agreements and other material for accuracy and consistency of disclosures regarding advisory services and fees.

●	Written client investment objectives or guidelines are obtained, or recommended as part of a client’s advisory agreement.

●	The client investment objectives or guidelines are monitored on an on-going and also periodic basis for consistency with client investments/portfolios.

●	Any additional compensation arrangements are to be monitored by the CCO, approved and disclosed with appropriate records maintained.

Books and records concerning the clients of PWA may be maintained in such a manner that the identity of any client to whom PWA renders investment advisory services is indicated by numerical or alphabetical code or some similar designation.

A file must be maintained for each PWA client. Such files must contain any documents that establish and define PWA’s relationship with the client. The following are examples of documents that must be maintained in the client files:

●	Advisory contracts and any data gathering documents

●	Copies of fee schedules

●	Copies of any legal documentation

●	Copies of documents granting discretionary authority

●	Copies of any correspondence sent or received

●	Copies of documents evidencing the delivery of client disclosure documents

●	Copies of any reports prepared and provided*

●	Copies of any monthly or quarterly statements*

*These files may be maintained separate from the client file in alpha or account number and chronological order.

Electronic Signatures

There are two (2) Acts that establish the legality of electronic signatures in the United States – Electronic Signatures in Global and National Commerce Act (ESIGN, 2000) and the Uniform Electronic Transactions Act (UETA, 1999). Both ESIGN and UETA establish that electronic records and signatures carry the same weight and legal effect as traditional paper documents and handwritten signatures stating: A document or signature cannot be denied legal effect or enforceability solely because it is in electronic form.

The Firm has developed this policy to provide guidance on when digital signatures are considered accepted means of validating the identity of a signer in PWA electronic documents and correspondence, and thus a substitute for traditional “wet” signatures, within the organization.

A digital signature is an acceptable substitute for a wet signature on any document or correspondence as determined by PWA’s CCO. Currently the following documents have been approved for digital signature use:

●	Investment Advisory client Agreements

●	New Account Forms

●	Any client requests

Prior to accepting a digital signature in any particular circumstance, PWA will take reasonable steps to verify the identity of each signer prior to granting approval for using an electronic signature.

Maintenance of Electronic Records

All required documentation may be kept in paper format or via electronic media. Documents must be maintained in a format that may be immediately produced or reproduced upon request from a regulator. If documents are stored electronically, they will be stored in accordance with Rule 204-2(g) under the Advisers Act. Rule 204-2(g) under Advisers Act permits an investment adviser to maintain and preserve required records in a computer storage medium in lieu of having to preserve such records in hard copy format. However, any records maintained in computer storage must be retrievable in document format. Data retrieval by itself may not be acceptable to the SEC. Therefore, if records (including received by the Firm by electronic means) are stored electronically:

●	The records must be arranged and indexed so as to permit the immediate location of any particular records;

●	Printouts of records or copies of the computer tape or disc must be made available to SEC examiners upon request;

●	A duplicate of the computer storage medium must be stored separately from the original; and

●	Procedures for the maintenance and preservation of and access to records are implemented to safeguard the records from loss, alterations or destruction.

Private Fund Files

PWA serves as the investment adviser to affiliated private equity funds. Thus, a file must be maintained for each PWA private fund client. Such files must contain any documents that establish and define PWA’s relationship with the client. The following are examples of documents that must be maintained in the client files:

●	Private Placement Memos and other offering materials

●	Advisory contracts and any data gathering documents

●	Fee schedules

●	Any legal documentation

●	Copies of documents granting discretionary authority

●	Correspondence sent or received regarding the private equity fund and/or each investor in the private equity fund

●	Reports prepared and provided to investors about the private fund

●	Information and lists related to the investors in each private fund

These files may be maintained separate from the client file in alpha or account number and chronological order.

The Chief Compliance Officer is ultimately responsible for reviewing and approving all private fund documents (including the documents listed above). The Chief Compliance Officer will review and document his approval, in writing, before the document is used with or delivered to anyone outside of the firm. Supervised persons are required to submit to and confirm the Chief Compliance Officer has approved the document before first use.

On an annual basis, the Chief Compliance Officer will review and re-approve all “current” private fund documents in use. The review and re-approval will be documented in writing and saved with the firm’s annual review files.

When reviewing documents, the Chief Compliance Officer must ensure consistency with the SEC’s Custody Rule and that disclosures of compliance with the Custody Rule are accurate. This includes disclosure that all private funds are audited at the end of the private fund’s fiscal-year and the results of such audits will be delivered to private fund investors within 120 days of the end of the private fund’s fiscal year.

Private Fund – Investor Files

PWA will maintain a file for each investor of a private equity fund for which we or an affiliate serves as general partner. Such files must contain any documents that establish and define the investor relationships. The following are examples of documents that must be maintained in the client files:

●	Completed questionnaires or profiles

●	Subscription agreements

●	Any legal documentation

●	Correspondence sent or received

These files may be maintained separate from the client file in alpha or account number and chronological order.

The Chief Compliance Officer is ultimately responsible for reviewing and approving all documents to be used with private fund investors (including the documents listed above). The Chief Compliance Officer will review and document his approval, in writing, before a document is used with or provided to private fund investors. Supervised persons are required to submit to and confirm the Chief Compliance Officer has approved the document before first use.

On an annual basis, the Chief Compliance Officer will review each private fund investor’s file to ensure the file is accurate and contains all required documentation. The review and re-approval will be documented in writing and saved with the firm’s annual review files.

When reviewing private fund investor documents, the Chief Compliance Officer must ensure consistency with the SEC’s Custody Rule and that disclosures of compliance with the Custody Rule are accurate. This includes disclosure that all private funds are audited at the end of the private fund’s fiscal-year and the results of such audits will be delivered to private fund investors within 120 days of the end of the private fund’s fiscal year.

Form ADV Part 1

The Firm’s IARD files and WebCRD are accessible on the internet at https://www.iard.com through use of the Firm’s login name and password. The Firm has established an IARD administrator by completing an IARD Entitlement Form and filing it with the IARD.

Any changes to the Firm’s electronic entitlements must be made through the filing of an amended IARD Entitlement Form. This Form is also used to entitle additional users.

Annual Amendment and the Daily Account

The Firm is obligated to file a Form ADV Part 1 Annual Update within ninety (90) days of the end of its fiscal year. As the Firm’s fiscal year end is December, the annual update is due by the end of March of the following year. The Firm updates its Form ADV Part 1 electronically on the IARD system.

The Firm must have sufficient funds in its IARD Daily Account in order to process its annual amendment. The fee for the annual update is based on the assets under management shown on the previous year’s amendment. IARD will not send a bill or notice of the fees due.

Log on to www.iard.com and link to “Fees and Accounting” to determine the fee due. The fee should be applied to the Firm’s “Daily Account” A check may be sent via overnight mail or U.S. post to the addresses shown on the IARD site. Additionally, online payment capabilities can be set up through the IARD site.

After sending in the payment, determine whether the fees have been deposited to the Firm account by logging on to IARD and from “Fees and Accounting” on the main menu select “Daily Account Information.” The CCO shall check every six (6) months to ensure that proper balances are maintained.

Once the funds have been deposited the annual update may be filed. Once logged on to the FINRA site (www.firms.finra.org), navigate to the IARD tab (https://crd.finra.org/Iad/Content/IadMain/crd_iad_IadSiteMap.aspxSelect “New Filing” under “Forms – ADV”). Make and submit all necessary changes in the information stated on each page of the Form ADV Part 1.

State Notice Filing and the Renewal Account

Federally registered investment advisers must “Notice File” with each state where an adviser has more than an exempted minimum of clients by paying an annual notice filing fee to the applicable state through IARD. The notice and the fee are then transmitted to each designated state and the adviser’s Form ADV Part 1 is made available to the state regulators through IARD.

Generally speaking, PWA must make notice filings in any state where it maintains a place of business or has more than a specific number of clients (generally five (5)). These notice filings are copies of Form ADV Part 1, which are sent electronically based on the boxes that are checked on Item 2.B of the filing. The website www.nasaa.org provides contact information for the securities regulation departments for each of the fifty states who can be contacted regarding the applicable state’s de minimis rule. The CCO will monitor the Firm’s list of client accounts to determine if a notice filing should be made.

Other than Annual Amendments to Form ADV Part 1

In addition to the annual amendment, SEC Rule 204-1 requires the Firm to update its Form ADV Part 1 promptly if there are changes to the information provided in the following items of the form:

Item 1: Identifying Information and Contact Employee

Item 3: Form of Firm Organization

Item 4: Successions

Item 8: Participation in client Transactions Item 9: Custody

Item 10: Control Persons

Item 11: Disciplinary Disclosures

There is no fee for other than an annual amendment. Any of the following changes require an amendment filing within thirty (30) days:

Form ADV Part 2

Part 2 of the Form ADV is the Firm’s primary client disclosure document (“Disclosure Document”) and must be distributed to all new clients at the time they enter into an investment advisory agreement with the Firm. In addition, the Firm is required to make an offer to all of its existing clients at least annually to provide a current Form ADV Part 2 on request. Part 2A is considered the Firm’s “brochure” and must contain all required disclosures to clients. Part 2B contains brochure supplements for clients on all Investment Adviser personnel that provide investment advice and/or maintain contact with a client.

The CCO reviews the Firm’s Form ADV Part 2 at least semiannually and determines if any revisions need to be made. Any of the following changes require immediate revision to the Form ADV Part 2:

●	Change of Firm address and/or phone number

●	Change of investment strategy

●	Change of investment advisory personnel

●	Change of trade allocation policy

●	Change of best execution policy

●	Change of fee schedule or fee arrangements

●	Change of proxy voting policy

●	Additions of other information deemed important to the Firm

PWA, as a matter of policy, complies with relevant regulatory requirements. Our Firm’s Disclosure Document provides information about the Firm’s advisory services, business practices, professionals, policies and any actual and potential conflicts of interest, among other things.

Background

As a registered investment adviser, PWA has a duty to comply with the disclosure document delivery requirements of Rule 204-3(a) under the Advisers Act, or similar state regulations. An adviser’s Disclosure Document may be Form ADV Part 2 or another document containing all of the information required by Form ADV Part 2.

Responsibility

The CCO has the responsibility for maintaining PWA’s Disclosure Document on a current and accurate basis, making appropriate amendments and filings, ensuring initial delivery of the Disclosure Document to new clients, sending the annual client offer of the Disclosure Document and maintaining all appropriate files.

Procedure

PWA has adopted various procedures to implement the Firm’s policy to monitor and ensure the Firm’s disclosure document policy is observed, implemented properly and amended or updated, as appropriate, as follows:

1.	Initial Delivery

a.	A representative of PWA will provide a copy of the Firm’s current Disclosure Document to each prospective client before or at the time of entering into an advisory agreement with a client.

b.	The CCO will maintain dated copies of all PWA’s complete Disclosure Documents so as to be able to identify which Disclosure Document was in use at any time.

2.	Annual Offer/Delivery

a.	PWA will send a notice of all material changes to the ADV Part 2 Disclosure Brochure that includes an offer to send a complete disclosure brochure upon request to all current advisory clients once each year, within 120 days of the Firm’s fiscal year end.

b.	PWA may deliver the Form ADV Part 2A, 2B, and other documents to clients via electronic media. However, prior to doing so, PWA must receive client consent to provide the documents electronically. PWA’s form of advisory agreement includes consent to electronic delivery of information and documents, including Form ADV. However, even if a client consents to have documents delivered electronically, whenever a client requests a paper copy of a document, PWA will promptly provide a paper copy of the document at no cost to the client. Like paper documents, electronically delivered documents will be prepared and delivered in a manner consistent with the requirements of the Advisers Act. Regardless of the delivery format of the document, all documents distributed by PWA will contain all material and required information presented in the manner prescribed by the Advisers Act or other federal securities laws.

c.	Whenever PWA distributes documents electronically, PWA will do so in a manner that gives the Firm reasonable belief that the delivery requirements are satisfied.

d.	PWA will maintain an “Annual Offer File” for each calendar year which will include:

●	A sample copy of the Annual Offer, either letter or email;

●	A copy of the Disclosure Document offered to clients for the particular year;

●	A list of the names and addresses of the clients to whom PWA sent an Annual Offer;

●	Copies of PWA’s letters or emails to clients sending the Disclosure Document, which will be sent within seven (7) days of the receipt of any client request.

Review and Amendment

The designated officer will review the Firm’s complete Disclosure Document on a periodic basis to maintain the Disclosure Document and to properly reflect and be consistent with the Firm’s current services, business practices, fees, investment professionals, affiliations and conflicts of interest, among other things.

When changes or updates to the Disclosure Document are necessary or appropriate, the designated officer will make any and all disclosure document amendments timely and promptly and maintain records of the filings and amendments.

Form ADV Part 3

The Form ADV Part 3 relationship summary (referred to as the “Form ADV Part 3”) is a written disclosure that provides a “retail investor” with concise and accessible information about the relationships and services the firm offers to retail investors, fees and costs that retail investors will pay, specified conflicts of interest and standards of conduct, and disciplinary history.

The requirements of the Form ADV Part 3 apply to all investment advisers registered or applying for registration with the U.S. Securities and Exchange Commission (“SEC”). The requirements of the Form ADV Part 3 do not apply to exempt reporting advisers filing with the SEC.

Who must receive the Form ADV Part 3?

For purposes of the Form ADV Part 3, a “retail investor” is a natural person, or the non-professional legal representative of such natural person, who seeks to receive or receives services from the investment adviser primarily for personal, family or household purposes.

A non-professional legal representative includes non-professional trustees that represent assets of a natural person, such as executors, conservators, and persons holding a power of attorney over a natural person. A non-professional legal representative is covered even if another person is a trustee or managing agent of the trust.

A workplace retirement plan representative (e.g., plan sponsor, trustee, other fiduciary) generally is not considered a nonprofessional legal representative of a natural person, except in limited circumstances, such as where the plan representative is a sole proprietor or other self-employed individual who will participate in the plan).

A legal representative who is currently a regulated financial services industry professional would not be covered by the definition of “retail investor” and would not need to receive the Form ADV Part 3.

Examples of regulated financial services industry professionals include registered investment advisers and broker-dealers, corporate fiduciaries (e.g., banks, trust companies and similar financial institutions) and insurance companies, and the employees or other regulated representatives of such advisers, broker- dealers, corporate fiduciaries and insurance companies. However, individuals who were formerly a regulated financial services industry professional, would be covered by the definition.

Filing Requirements

Format

PWA is not dually registered as a broker-dealer and does not have any advisory affiliates with whom it will prepare a joint Form ADV Part 3. As a result, the Form ADV Part 3 prepared by the Firm must not be longer than two (2) pages. The firm must use reasonable paper size, font size and margins. The Form ADV Part 3 must be drafted and filed in a text searchable format with machine-readable headings.

Content

The CCO is responsible for reviewing the Form ADV Part 3 instructions published by the SEC and for ensuring that the Form ADV Part 3 follows the specific guidelines for content and format put forth therein. Those instructions are currently available at https://www.sec.gov/rules/final/2019/34-86032- appendix-b.pdf.

The Form ADV Part 3 must be written in plain English. It must be factual and provide balanced descriptions to help retail investors evaluate the firm’s services. It may not include exaggerated or unsubstantiated claims, vague and imprecise “boilerplate” explanations, or disproportionate emphasis on possible investments or activities that are not offered to retail investors. All information in the Form ADV Part 3 must be true and may not omit any material fact.

The CCO is responsible for ensuring that the content of the Form ADV Part 3 is consistent with the firm’s Form ADV Part 2A, its advisory contracts with retail investors, and its current practices. The CCO will review these other documents for consistency with the Form ADV Part 3 upon initial drafting, at each update, and during the firm’s annual review.

Only one version of the Form ADV Part 3 is permitted. The firm will not prepare multiple versions of the brochure for simultaneous dissemination (e.g., multiple forms focusing on different services available to retail investors). The brochure may briefly reference other services the firm offers (i.e. other than those offered to retail investors) if done in a way that is not confusing and does not obscure the required disclosures.

Filing

The CCO is responsible for electronically filing the Form ADV Part 3 with the SEC through the Investment Adviser Registration Depository (“IARD”). As a currently registered SEC investment adviser, the firm’s initial filing must be filed by June 30, 2020.

Delivery

Existing clients who are retail investors must receive Form ADV Part 3 by no later than July 30, 2020. In addition, existing clients who are retail investors must receive initial delivery of the Form ADV Part 3 before or at time of any of the following events: opening a new account, rollover of assets to IRA, or, recommending new investment advisory service or an investment not to be held in existing account.

The firm is not required to deliver the Form ADV Part 3 to its clients who are entities that may service retail investors (i.e. other investment adviser firms) or contain retail investors (e.g. a pooled investment vehicle) but do not themselves meet the definition of retail investor. A request by a client to add a new account owner, without any further changes or additions to the account agreement, does not require delivery of the Form ADV Part 3.

Retail investors who become a new client after June 30, 2020 must receive the Form ADV Part 3 before or at the time the investment adviser firm enters into an investment advisory contract with the retail investor.

PWA will deliver the Form ADV Part 3 to existing clients via email unless the client has requested otherwise. If delivered in a paper mailing with other documents, the Form ADV Part 3 will be placed at the front so it is the first document the client sees.

In addition, the firm will post the current version of the Form ADV Part 3 on the investment adviser firm’s public website in a location and format that is easily accessible for retail investors.

If delivered in electronic format, the investment adviser firm will use hyperlinks to provide clients a way to easily access any referenced materials, such as the Form ADV Part 2A. If necessary, the CCO will ensure any linked materials are easily accessible (e.g., by posting the firm’s Form ADV Part 2A to its public website). If delivered in paper format, the investment adviser firm will include URL address or other means to access the information.

The CCO is responsible for ensuring that the Form ADV Part 3 is delivered to retail clients and posted to the firm’s website. The CCO will maintain a record of delivery to each retail investor client of the firm, including date and method of delivery.

Updates

The firm must amend Form ADV Part 3 within thirty (30) days of any information in the Form ADV Part 3 becoming materially inaccurate. The update will be made by filing with the SEC an “other-than-annual amendment” or by including the relationship summary as part of an annual updating amendment.

Any changes to the Form ADV Part 3 must be communicated to retail investors who are existing clients within sixty (60) days after the updates are required to be made. The communication will include an exhibit highlighting the most recent changes, along with the newly updated Form ADV Part 3.

The CCO is responsible for ensuring the timely submission of all Form ADV Part 3 filings and for ensuring delivery of the updated Form ADV Part 3 to current retail investor clients. The CCO is in charge of maintaining all documentation used to complete Form ADV Part 3 filings and updates. As part of the Firm’s annual assessment, the CCO will review all Form ADV Part 3 filings to ensure their accuracy and completeness.

Recordkeeping

The firm will maintain copies of all Form ADV Part 3 for five (5) years following the end of the fiscal year during which the last entry was made on such record.

Training

The CCO is responsible for implementing a training program to ensure that current investment adviser representatives can competently discuss the firm’s Form ADV Part 3 with retail investors.

Form PF

The Firm is not currently required to file Form PF as it has no regulatory assets under management.

An adviser must file at least Section 1 of Form PF if it (1) is registered or required to register with the SEC; (2) advises one (1) or more private funds; and (3) had at least $150 million in regulatory assets under management attributable to private funds as of the end of the adviser’s most recently completed fiscal year. A private fund would have to register with the SEC under the Investment Company Act of 1940, as amended, but for the exclusions from the definition of “investment company” contained in Sections 3(c)(1) and 3(c)(7) thereunder. The method to calculate “regulatory assets under management” is the same as specified in Form ADV. If regulatory assets under management attributable to the private fund currently advised by the Firm approach the $150 million threshold, the Firm will determine, in consultation with outside counsel, whether the private fund is considered a private fund within the meaning of Form PF.

In making the calculation of assets under management attributable to private funds, advisers must aggregate together assets of managed accounts or pools of assets advised by the firm that “pursue substantially the same investment objective and strategy and invest in substantially the same positions” as private funds advised by the firm, unless the value of those accounts exceeds the value of the private funds with which they are managed. Advisers also must aggregate with their own funds’ assets of private funds advised by any of the adviser’s “related persons” other than related persons that are separately operated. An adviser’s “related persons” include all of its officers, partners, directors and employees (other than those performing only clerical, administrative or support functions) and any person directly or indirectly controlling, controlled by or under common control with the adviser.

For purposes of both reporting thresholds and responding to items in Form PF, the Firm may exclude any assets invested in the equity of other private funds. And, if a fund invests substantially all of its assets in another fund and certain cash instruments, the Firm may disregard the top–level fund for all reporting except Section 1b of Form PF. These provisions are intended to avoid duplicative reporting by funds of funds and related structures.

An adviser having at least $1.5 billion in regulatory assets under management attributable to hedge funds1 as of the last day of any month in the fiscal quarter immediately preceding the adviser’s most recently completed fiscal year must complete Part 2a of Form PF. The rules on aggregating parallel managed accounts and the assets of “related persons,” as described above, apply with respect to calculating the $1.5 billion also. Further, if an adviser is required to complete Section 2a, the adviser must complete Section 2b with respect to any “qualifying hedge fund,” which is a hedge fund with a net asset of at least $500 million as of the last day of any month in the fiscal quarter immediately preceding the adviser’s most recently completed fiscal quarter.

[1]	Form PF defines a “hedge fund” as: “[a]ny private fund (other than a securitized asset fund):

(a)	with respect to which one (1) or more investment advisers (or related persons of investment advisers) may be paid a performance fee or allocation calculated by taking into account unrealized gains (other than a fee or allocation the calculation of which may take into account unrealized gains solely for the purpose of reducing such fee or allocation to reflect net unrealized losses);

(b)	that may borrow an amount in excess of one-half of its net asset value (including any committed capital) or may have gross notional exposure in excess of twice its net asset value (including any committed capital); or

(c)	that may sell securities or other assets short or enter into similar transactions (other than for the purpose of hedging currency exposure or managing duration).”

If the Firm exceeds the $150 million threshold described above, the Firm will be required to file (or update, after the initial filing) Section 1 of Form PF annually within 120 days after the end of the Firm’s fiscal year. Each annual filing should be based on information current as of the last day of the relevant reporting period (e.g., the Firm’s fiscal year).

If the Firm becomes a large hedge fund adviser, it will be required to file (or update, after the initial filing) Section 2a (and, possibly, Section 2b) of Form PF: (i) quarterly within sixty (60) days after the end of the Firm’s first, second and third fiscal quarters with respect to each hedge fund that the Firm advises and (ii) within sixty (60) days after the end of the Firm’s fourth fiscal quarter with respect to all of the items in Form PF.

Edgar Filing under Section 13 and Section 16 under the Exchange Act

The Firm is not currently required to make any filings under Rule 13 or Section 16 under the Exchange Act.

Form 13F – Reports by Institutional Investment Managers

Form 13F must be filed when the Firm’s discretionary account holdings of specified Section 13(f) equity securities have an aggregate fair market value on the last trading day of any month of any calendar year of at least $100,000,000. If the Firm reaches the filing threshold, the Firm will file its first Form 13F for the December quarter of the calendar year during which it first reaches the $100 million filing threshold. The initial Form 13F must be filed within forty-five (45) days after the last day of the calendar year. Subsequent filings must be submitted within forty-five (45) days after the last day of each of the first three (3) calendar quarters of the subsequent calendar year (March, June and September), even if the market value of the Section 13(f) securities holdings falls below the $100 million level.

Detailed filing instructions are found on the SEC’s Division of Investment Management webpage (http://www.sec.gov/about/forms/secforms.htm) under the heading “Form 13F,” including instruction regarding the filing of forms on the EDGAR database.

The current Official List of Section 13(f) Securities is available online at http://www.sec.gov/divisions/investment/13flists.htm. The list is updated at the end of each calendar quarter.

Shares of open-end investment companies, i.e., mutual funds, are not included and, therefore, should not be listed on Form 13F. While exchange-traded funded (“ETFs”) are registered under Section 12 of the Exchange Act, it is common for a beneficial owner of shares of an ETF not to file Schedules 13D/G in reliance on the no-action relief provided in PDR Services LLC (Dec. 14, 1998). The relief is conditioned on the fact that the ETF’s Shares have traded and will continue to trade at prices that do not materially deviate from the relevant ETF’s NAV. If the applicable ETF’s Shares begin to trade at prices that materially deviate from NAV, the relief granted in the letter no longer would be available.

Securities that are not on the Official List should not be reported on Form 13F.

Schedule 13D and 13G -Reports of Holders of five percent (5%) or More Beneficial Ownership of Qualifying Equity Securities.

Schedule 13D must be filed if the Firm, an employee or a client acquires beneficial ownership of more than five percent (5%) of a class of publicly-traded equity securities of a single issuer. Schedule 13D identifies, among other things, background information about the person or entity acquiring the interest, information about past legal or disciplinary proceedings, the aggregate amount of shares beneficially owned, the percent of class represented, the source and amount of funds and the purpose of the transaction. Schedule 13D presumes the intent of the holding is to influence or change control of the issuer.

Schedule 13G is an alternative Form to Schedule 13D that may be used if the Firm, employee or a client acquires a greater than five percent (5%) but not over twenty percent (20%) beneficial owner of shares that are acquired as a “passive investor,” in the ordinary course of business and not for the purpose of changing or influencing control of the issuer. Schedule 13G requires disclosure of the identity of the reporting persons, the aggregate amount of shares beneficially owned and the percent of class represented.

An adviser must file a Schedule 13D if, subsequent to filing a Schedule 13G, it holds or acquires securities with the purpose or effect of changing or influencing control of the issuer or acquires more than a twenty percent (20%) interest in the security.

Schedule 13D must be filed within ten (10) days of acquiring greater than five percent (5%) beneficial ownership. Amendments for material changes to the information must be filed promptly, as soon as possible. Amendments for a change in investment purpose must be made within ten (10) days.

A Schedule 13G must be filed within forty-five (45) days after the end of the calendar year in which the Firm, employee or client acquired a greater than five percent (5%) beneficial ownership in the security. If the Firm’s, employee’s or client’s beneficial ownership exceeds ten percent (10%), however, prior to the end of the calendar year, the initial Schedule 13G has to be filed within ten (10) days after the end of the first month in which the Firm’s, employ’s or client’s beneficial ownership exceeds ten percent (10%), computed as of the last day of the month.

Edgar Filings Under Section 16 of the Exchange Act

Section 16 of the Exchange Act applies to any person who is the beneficial owner, directly or indirectly, of more than ten percent (10%) of any class of equity securities. Section 16 rules apply to any class of equity securities of an issuer whether or not registered. The rules under Section 16 also apply to non-equity securities as provided by the Public Utility Holding Company Act of 1935 and the Investment Company Act of 1940. The following filings are required:

1.	Form 3

In general, an adviser that exercises investment discretion or voting power over more ten percent (10%) of a class of equity securities of a publicly traded company (and thus is a “beneficial owner” of such securities) may be required to file with the SEC an initial ownership report on Form 3 within ten (10) days after exceeding the ten percent (10%) threshold.

2.	Form 4

Changes in an adviser’s/beneficial owner’s ownership of securities must be reported on Form 4 before the end of the second business day following the day on which the change occurred. Due to the changes in the filing timeframe for the Form 4, it is possible that a Form 4 may be due before the Form 3 is due. In these situations, the SEC encourages the filer to submit both forms at the same time.

3.	Form 5

An annual report on Form 5 must be filed by an advisor/beneficial owner with the SEC within forty-five (45) days after the fiscal year by every person who was an insider of a publicly traded company during the entire year to report previously unreported transactions during the year that should have been reported on Form 4 but were not, and certain other transactions that may be reported on Form 5.

Under Section 16, Forms 3, 4 and 5 must be filed electronically via EDGAR.

CFTC and NFA Issues

The Commodity Futures Trading Commission (“CFTC”) is a federal independent agency that is responsible for, among other things, the regulation of commodity interests and enforcement of the Commodity Exchange Act, as amended, 7 U.S.C. §1, et seq. (the “CEA”). The National Futures Association (the “NFA”) is a self-regulatory organization to whom the CFTC has delegated, among other things, the administration and enforcement of commodity regulatory registration requirements and the regulation of its members. If the Firm were ever required to register as a commodity pool operator (“CPO”) and become a member of the NFA, the Firm would be subject to certain legal requirements and restrictions in the CEA, and in the rules and regulations of the CFTC as well as the rules and by-laws of the NFA.

PWA currently relies on an exemption from registration as a CPO under CFTC Regulation 4.13(a)(2). This exemption is available because PWA does not have a private fund that trades in commodities or futures. If the Firm expects that it will have a private fund in excess of fifteen (15) participants with contributions great than $400,000, then the Firm will develop additional policies and procedures relating to CFTC and NFA registration and compliance.2

The CFTC requires any person or entity claiming an exemption or exclusion from CPO registration under CFTC Regulation 4.13(a)(2) to annually affirm the applicable notice of exemption or exclusion within sixty(60) days of the calendar year end electronically through the NFA’s exemption system (available at http://www.nfa.futures.org/NFA-electronic-filings/exemptions.HTML).

Failure to affirm an active exemption or exclusion from CPO registration will result in PWA’s exemption or exclusion being withdrawn. A withdrawal of an exemption or exclusion could subject PWA to enforcement action by the CFTC.

[2]	Persons excluded from the fifteen (15) participant limit include: the pool’s CPO and commodity trading advisor (“CTA”); principals and any of their children, siblings or parents; the spouse of any of these persons; any relative of the CPO, CTA and principals including a relative of a spouse who has the same principal residence.

Complaints and Investigations

Complaints

PWA takes all customer complaints seriously. It is PWA’s policy to respond to all verbal and written complaints regarding possible sales practice violations, suspicious activities or operational problems/concerns regarding its advisory accounts whether regarding a current or past affiliation. A customer complaint can be defined as:

Any written or verbal statement of a client or any person acting on behalf of a client alleging a grievance involving the activities of those persons under the control of PWA in connection with, but not necessarily limited to, the solicitation or execution of any transaction, the disposition of securities or funds of that client, or any advisory services provided by PWA.

Because the severity of a client complaint can be very subjective, supervised persons are encouraged to report any complaints they believe falls outside the scope of a general customer service grievance. The recipient of a complaint needs to notify the CCO who will research the complaint allegations and gather additional information and documentation.

The CCO will determine if a complaint is an internal issue only or must be reported to outside parties such as PWA’s E&O carrier, regulatory bodies, or outside counsel. Supervised persons are required to respond to any request from the CCO necessary to investigate or determine liability regarding the allegations in a timely manner.

The CCO will be responsible for ensuring that all client complaints are handled in accordance with all applicable laws, rules and regulations. A file including the following items will be maintained for each complaint received:

1.	A copy of the original complaint received;

2.	The date the complaint was initially received;

3.	Identification of all representatives providing any form of service on the account;

4.	Copies of all correspondence to or from the client in relation to the complaint; and

5.	A written report of any actions taken in response to the complaint in addition to all documentation necessary to properly respond to the allegations.

If it is determined that the complaint is a reportable event according to any advisory rules and regulations, then, as necessary, the Form U4, and the Form ADV will be updated immediately by the CCO.

Regulatory Examinations

During an SEC regulatory examination, the team of examiners will review various items, including compliance with recordkeeping requirements, soft-dollar and referral arrangements, regulatory and client disclosures, custody issues, performance reporting, advertising practices, trade errors, and conflicts of interest. All investment advisers should anticipate that the examiners will review the adviser’s “best execution” practices including policies, procedures and corresponding client disclosures relative to allocation, bunching, effecting transactions for client accounts through broker-dealers that refer clients to the adviser, directed brokerage arrangements, suitability determination, access persons’ personal securities transactions, and IPO allocation policies. The SEC also requires the preparation and implementation of written contingency/disaster policies and procedures.

All supervised persons play an integral role in implementing PWA’s compliance policies and procedures and it is fully expected that all supervised persons will need to assist in preparing and participating in an examination. It is critical for supervised persons to recognize compliance is an ongoing and constantly evolving process that requires reviews, updates, and amendments of advisory filings, disclosures, and procedures. It is PWA’s intent to be proactive with respect to compliance matters.

In order to prepare for a SEC examination, PWA conducts periodic assessments of its compliance programs. In addition, PWA may contract with outside parties to perform annual review services or mock regulatory examinations on an as-needed basis.

All supervised persons are expected to participate in compliance program assessments and mock regulatory examinations, as applicable. The CCO will be ultimately responsible for documenting and organizing assessments and mock regulatory examinations, but the CCO does rely on each supervised person depending upon the supervised person’s duties and functions.

Investigations

Regulatory bodies may initiate investigations in regard to an event that is required to be disclosed on the Form U4, if any, Form U5 or a client complaint. Any supervised person receiving notice of an investigation must report it to the CCO immediately. Supervised persons will supply all requested information and documentation to the CCO promptly. The CCO will be responsible for preparing a final response to all regulatory matters.

Handling Whistleblower Complaints

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, PWA has adopted the following procedures for receiving and reviewing employee whistleblower complaints.

All employee complaints concerning violations of the Advisers Act or any other provision of law, rule, order, standard, or prohibition prescribed by the SEC or any state securities authority should be reported to the CCO. PWA encourages employees to submit complaints to the Firm before contacting the SEC or other regulatory agencies. This will give PWA the opportunity to begin investigating the problem as quickly as possible and may increase the amount of the award given to the whistleblower. Complaints may be reported anonymously, however, the CCO will request that the employee put the complaint in writing, and include the exact nature, scope and breadth of the accusation.

After the CCO has reviewed the complaint, the CCO and COO will determine the appropriate action to take to remedy the situation. PWA will maintain records which contain all the information submitted with the complaint and a report or memorandum detailing the investigation and the actions taken by the as a result of the complaint.

Sixty (60) days after an employee files a complaint, the CCO will follow up with the employee to ensure the employee has not been retaliated against. If the employee reports retaliation, the CCO should initiate a follow up investigation by repeating the same procedure as above. If the retaliation was caused by an individual involved in the original review process, that individual will not be involved in the retaliation investigation.

To track employee retaliation, PWA will maintain a confidential record keeping system that will enable it to track the employment history of those employees who have filed whistleblower complaints so that PWA can track whether those employees were treated fairly. This record keeping system will also be used to ensure that the anti-retaliation protections are not being abused by any employees of PWA.

Notwithstanding the foregoing, nothing herein prohibits any employee from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to the Department of Justice, the SEC, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Employees do not need the prior authorization of the CCO to make any such reports or disclosures, and employees are not required to notify the CCO that they have made such reports or disclosures.”

Retaliation Prohibited

PWA will not discharge or in any other way discriminate against any employee because the employee, whether at the initiative of the employee or in the ordinary course of the duties of the employee, has:

1.	Provided, caused to be provided, or is about to provide, information to PWA, the SEC, any state securities authority, or any other state, local, or federal government authority or law enforcement agency in relation to any violation of the Advisers Act, or any other provision of law, rule, order, standard, or prohibition prescribed by the SEC or any state securities authority;

2.	Testified or will testify in any proceeding resulting from the administration or enforcement of any provision of the Advisers Act, or any other provision of law, rule, order, standard, or prohibition prescribed by the SEC or any state securities authority;

3.	Filed, instituted, or caused to be filed or instituted any proceeding under the Advisers Act, or any other provision of law, rule, order, standard, or prohibition prescribed by the SEC or any state securities authority; or

4.	Objected to, or refused to participate in, any activity, policy, practice, or assigned task that the employee reasonably believed to be in violation of the Advisers Act, or any other provision of law, rule, order, standard, or prohibition prescribed by the SEC or any state securities authority.

PWA will not tolerate any retaliation against employees for reporting complaints. If any employee of PWA believes that he or she has been discharged or otherwise discriminated against by PWA or any of PWA’s employees, that employee may file a complaint with the Secretary of Labor alleging discharge or discrimination and identifying the individual responsible for such act. The complaint will be filed not later than 180 days after the date on which such violation occurs.

Client Communications

E-Mail and Other Electronic Communications

PWA’s policy provides that e-mail, instant messaging, and other electronic communications are treated as written communications and that such communications must always be of a professional nature.

Our policy covers electronic communications for the Firm, to or from our clients, and includes any personal e-mail communications within the Firm. Personal use of the Firm’s e-mail and any other electronic systems is strongly discouraged. Also, all Firm and client related electronic communications must be on the Firm’s systems, and use of personal e-mail addresses or other personal electronic communications for firm or client communications is prohibited.

The Books and Records rule (Advisers Act Rule 204-2(a)(7)) provides that specific written communications must be kept including those relating to

●	Investment recommendations or advice given or proposed;

●	Receipt or delivery of funds or securities; and

●	Placing and execution of orders for the purchase or sale of securities.

Procedure

PWA has adopted procedures to implement the Firm’s policy and reviews to monitor and ensure that the Firm’s policy is observed, implemented properly and amended or updated, as appropriate, as follows:

●	Our Firm’s e-mail policy has been communicated to all persons within the Firm and any changes in our policy will be promptly communicated.

●	E-mails and any other electronic communications relating to the Firm’s advisory services and client relationships will be monitored by the CCO or his designee on an on-going or periodic basis through appropriate software programming or sampling of e-mail, as the Firm deems most appropriate based on the size and nature of our Firm and our business. The archiving system is currently located at Smarsh under our domain name of Prestonwealthadvisors.com

●	Electronic communications records will be maintained and arranged for easy access and retrieval so as to provide true and complete copies with appropriate backup and separate storage for the required periods.

●	Electronic communications will be maintained in electronic media, with printed copies if appropriate, for a period of at least two (2) years on-site at our offices and thereafter at an off-site location for an additional three (3) years or four (4) years in the case of clients subject to ERISA (in total five (5) years, six (6) years for clients subject to ERISA).

Employees are admonished that, unless and until the Firm has subscribed to an instant messaging archiving service, they are not permitted to communicate with clients or other third parties via instant messaging or other personal, hand held electronic messaging devices regarding any Firm business. Text Messages are permissible only in limited circumstances (such as should a client need a wire transaction done) and must be kept and be able to be produced upon request by the CCO. It is the responsibility of each employee to ensure the text is coming from his/her client. Employees are further admonished that they may not communicate with Firm clients regarding any Firm business via any personal, non-Firm email account, unless Firm email is down for longer than two (2) days and with permission from the Firm’s CCO. Employees will begin using Firm email to communicate with clients as soon as Firm email is back up and running.

The Firm has adopted an email archiving system for all email. Email is subject to review and storage by the CCO regardless of its nature as personal or work related. Employees are advised that they should have no expectation of privacy regarding personal communications that are sent or received via email.

All employee written correspondence related to the Firm’s business, and in particular client correspondence is subject to review by the CCO. The Firm is required to maintain records of all employee correspondence relating to clients, client accounts, client account transactions and proprietary account transactions. In addition, the Firm is required to monitor employee trading activities and compliance with the Firm’s conflict of interest and insider trading policies and procedures. Consequently, it is Firm policy to randomly review and/or archive all employee communications, including email and other forms of electronic communication for compliance purposes.

Overview

Client communications are an important part of PWA’s business practices and operations. PWA’s client communications come in various forms, which include advertising, seminars, one-on-one meetings, written correspondence, and verbal correspondence. It is important for all supervised persons to understand and comply with the procedures outlined in this section as all supervised persons will potentially communicate with PWA’s clients.

Detailed rules under the Advisers Act governs the use of advertising by PWA. In particular, Rule 206(4)- 1 prohibits an investment adviser from using advertising or sales literature that:

1.	Refers to any testimonial concerning the investment adviser or any service rendered by the investment adviser;

2.	Refers (except in certain circumstances) to past specific recommendations of the investment adviser that were or would have been profitable;

3.	Represents that any graph, chart, or formula offered by the investment adviser can be used to determine which securities to buy or sell, or when to buy or sell them, unless the advertisement contains prominent disclosures as to the limitations of such graphs, charts, or formula and the difficulties with respect to their use;

4.	States that any report or service will be furnished free unless the report or service will in fact be furnished entirely free (i.e., without any condition or obligation); or

5.	Contains a false or misleading statement of a material fact.

It is PWA’s policy to apply these requirements to all client communications.

Definitions

Advertising - Material published, or designed, for use in newspaper, magazine or any other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories, electronic or other public media. This also includes letterhead and business cards. This material is distributed to the public in which there is NO audience control.

Pursuant to Rule 206(4)-1, advertising will include any written communication addressed to more than one (1) person or any notice or announcement in any publication or by radio or television that offers any analysis, report or publication regarding securities, any graph, chart, formula or other device for making securities decisions or any other investment advisory services regarding securities. Generally, Rule 206(4)- 1 will include any material designed to maintain existing clients or to solicit new clients, any form letter and, most likely, any standardized written material booklets used for presentations to prospective clients or investors.

Correspondence - Any communication by letter or electronic mail sent to or received from a client or potential client. Correspondence is designed for one (1) individual to address specific issues for that client or potential client. Correspondence includes performance reports and quarterly client position reports.

Advertising and Marketing Materials

Some examples of marketing materials used by PWA include:

●	Newsletters (whether sent in hard copy or by email)

●	Emails sent to more than one (1) person

●	Information about advisory services available on a public website

●	Reprints of articles published in any periodicals

●	Standardized written materials in booklets used for presentations

●	Marketing brochures and pamphlets

●	Paid advertisements on television, radio, and other mediums

●	Other mass mailings such as notices and circulars

●	Social networking websites such as Facebook, LinkedIn, and Twitter

Before any marketing materials or advertising concerning PWA or its services is published or distributed to (a) clients or prospective clients, (b) advisers, (c) broker/dealer executives, or (d) other institutional entities, the material must be reviewed and approved by the CCO.

On a periodic basis, the CCO will conduct a spot check of the advertisements issued during the previous quarter. A cross-check will also be done to ensure the content of materials not receiving specific approval contains only pre-approved language. As part of the annual assessment, the CCO may review the entire advertising review process to determine its adequacy.

The CCO will review marketing pieces to determine their consistency with established regulatory requirements and PWA’s policies. Specifically, the following conditions must be followed:

●	Marketing materials cannot contain any untrue statements of material facts or any statement that is false or misleading.

●	Marketing materials cannot contain any guarantees (or promises) or include language that can be construed as a guarantee.

●	Marketing materials cannot contain any statements, graphs, or charts that cannot be fully supported, sourced and documented.

●	When presenting an opinion, the marketing material must clearly indicate the statement is an opinion or assumption of PWA and not presented as fact.

●	Marketing materials should not include “absolute” language that cannot be proven. For example, it would be incorrect to state “all people want to retire by 65”, “all investors want income and growth”, or “the best way to grow your portfolio is through dividend investing”. These statements cannot be proven, but can easily be amended to state, “many investors are looking to retire at 65”, “from our experience, many investors are looking for income and growth”, and “it is our opinion that dividend investing can be a proven form of investing given an investor’s goals and suitability”.

●	Marketing materials cannot refer, directly or indirectly, to a testimonial of any kind concerning PWA or any advice, analysis, report or other service it provides. Testimonials are generally defined as any form of endorsement relating to the adviser’s services or performance.

●	Marketing materials cannot use any advertisement that refers, directly or indirectly, to past specific profitable recommendations, unless the advertisement includes a list of all recommendations made by PWA. However, an advertisement may offer to furnish a list of all such recommendations as long as the advertisement does not contain any reference to any past specific recommendations. Upon approval by the CCO, PWA may provide information in reports or advertisements about a limited number of recommendations so long as certain conditions are met to ensure that the presentation would be objective and not misleading. These conditions include:

1.	Using consistent and objective, non-performance based criteria in selecting the securities that will be discussed in the advertisement (e.g. the largest positions held or dollar amount of purchases or sales);

2.	Not discussing any realized or unrealized profits or losses;

3.	Providing certain additional cautionary disclosures; and

4.	Maintaining records regarding all recommendations and the selection criteria used in determining the securities discussed.

●	All advertising referencing past specific recommendations will include in bold text the following (or substantially similar) disclosure on the first page of the list:

“It should not be assumed that recommendations made in the future will be profitable or will equal the performance of the securities in this list.”

●	PWA will not use any advertising that represents that a graph, chart, formula or other device can be used to determine which securities a client should buy or sell or when a client should buy or sell them. In addition, advertisements will not be used that suggest that any graphs, charts, formulas, or other devices can assist the client in making the client’s own decisions regarding securities purchases, sales or the timing of such, unless the advertisement prominently discloses the limitations and difficulties regarding the use of such documents or information. Advertisements will not contain any statements that a report, analysis, or other service will be or are furnished free of charge, unless such items are provided free of charge and without any additional conditions or obligations.

●	The SEC prohibits an adviser from representing or implying that it has been approved or endorsed by the SEC. When creating marketing material, supervised persons are not allowed to use the designation of “RIA” or “IA” after PWA’s name or after the name of any investment adviser representative associated with it. Registered investment adviser will not be abbreviated “RIA” on any advertising material. Supervised persons are not allowed to indicate or imply PWA or any of its investment adviser representatives have been approved, sponsored or recommended by any state or federal agency. In addition, supervised persons are not allowed to indicate that any special qualifications for registration have been met.

●	Any hedge clause used in advertising material will state the information was obtained from sources believed to be reliable but the accuracy of the information cannot be guaranteed. However, supervised persons are not allowed to use language in any material that will lead the client to believe that the client is giving up any of their legal rights. In addition, supervised persons may not use any hedge clauses that would attempt to alleviate the supervised person or PWA from any advisory or securities rules or regulations.

The requirements set forth above apply not only to materials that are to be addressed or distributed to more than one (1) client or prospective client, but to all materials to be provided at one-on-one conferences with clients or prospective clients. All questions concerning whether a given communication constitutes advertising or sales literature or whether any certain marketing materials or advertising have been approved for distribution should be directed to the CCO.

The CCO is responsible for maintaining all marketing materials. The following documentation must be maintained:

●	Copy of the original marketing piece.

●	Documentation of the approval, and any review comments provided by the CCO.

●	A list of all clients receiving the marketing material or a description of the intended audience when not distributed to a specific mailing list.

●	All evidence to support any claims, facts, or information presented in a marketing piece.

●	Any other information the CCO deems relevant.

Private Placement of Fund

Although other investor qualification standards will apply to investors before they are admitted to any private fund, in order to maintain the private character of its offerings, the Firm may not engage in general solicitation or advertising for any private fund. Although courts and the SEC review the overall facts and circumstances in determining whether general solicitation or advertising has occurred, the following activities are prohibited in relation to any private fund:

●	Preparing or publishing any advertisement, article, notice or other communication in any newspaper, magazine, newsletter or other publication;

●	Discussing the fund with reporters, or on television or over the radio;

●	Posting any fund information on the Internet (including through participation in chat rooms) without appropriate accredited investor screens;

●	Preparing any client or prospect mailings or circulars that reference the fund, unless all recipients have been pre-qualified as qualified investors;

●	Discussing the fund at any meeting or seminar whose attendees have not all been pre-qualified; or

●	Otherwise engaging in any public dissemination of information concerning the fund.

Social Media and Networking Websites

Supervised persons of PWA are not permitted to use social media websites to contact clients or to conduct business on behalf of PWA.

The following is a non-exclusive list of social media websites that supervised persons may not use to conduct business on behalf of the Firm, or use for other business purposes unless the supervised person has received prior written approval from the CCO:

●	Facebook

●	Twitter

●	AdvisorTweets.com

●	LinkedIn

●	LinedFa

●	YouTube

●	Flickr

●	Digg

●	Redditt

●	Personal Blogs

If a supervised person of PWA does not adhere to this policy, PWA may consider imposing a broader restriction regarding the supervised person’s use of social media websites and PWA may take further disciplinary action.

As part of the compliance training and review, the CCO will be responsible for making sure that all advisory personnel fully understand PWA’s policies and procedures regarding social media and networking websites and that a review system is established to make sure that these policies and procedures are effective and adhered to by all advisory personnel.

Text Messaging Prohibited

PWA is unable to fulfill its recordkeeping and supervisory obligations when investment adviser representatives communicate business-related information by text message or using third party, web- based platforms. For the protection of PWA, its investment adviser representatives and its clients, Preston Wealth Advisors prohibits its investment adviser representatives from communicating with clients or other supervised persons of Preston Wealth Advisors for purposes of Preston Wealth Advisors-related business via unsupervised platforms.

Prohibited platforms include text message, i-Message, web-connected instant messaging systems, social media accounts (to the extent not otherwise approved by Preston Wealth Advisors), and other similar internet or mobile communication platforms.

Business communications between an investment adviser representative and a client shall be made in person, over the phone, by email, or by postal mail (“authorized platforms”). In addition to these authorized platforms, investment adviser representatives may communicate with other supervised persons of Preston Wealth Advisors using integrated business communication platforms, to the extent that such a business platform has been approved and implemented by Preston Wealth Advisors.

In the event that an investment adviser representative receives actual notice of a business communication sent from a prohibited platform, the investment adviser will respond to such communication via an authorized platform and include in that response a reminder of this policy.

Investment adviser representatives will affirm their compliance to this policy at least annually. In the event that PWA learns that an investment adviser representative has been communicating with clients or other supervised persons using an unauthorized platform, Preston Wealth Advisors will make diligent efforts to recover the affected communications from the investment adviser representative and, if necessary, from other sources, as soon as practicable.

Performance

PWA, as a matter of policy and practice, prepares and distributes investment performance information relating to the investment performance of the Firm and its advisory clients. Performance information is treated as advertising / marketing material and designed to obtain new advisory clients and to maintain existing client relationships. PWA’s policy requires that any performance information material must be truthful and accurate, prepared and presented in a manner consistent with applicable rules and regulatory guidelines, and reviewed and approved by a designated officer. PWA’s policy prohibits any performance information or materials that may be misleading, fraudulent, deceptive and/or manipulative.

Background

An investment adviser’s performance information is included as part of a firm’s advertising practices which are regulated by the SEC under Section 206 of the Advisers Act, which prohibits adviser from engaging in fraudulent, deceptive, or manipulative activities. The manner in which investment advisers portray themselves and their investment returns to existing and prospective clients is highly regulated. These standards include how performance is presented. SEC Rule 206(4)-1 proscribes various advertising practices of investment advisers as fraudulent, deceptive or manipulative and various SEC no-action letters provide guidelines for performance information.

Responsibility

The CFO has the responsibility for implementing and monitoring the Firm’s policy for the preparation, presentation, review and approval of any performance information to ensure any materials are consistent with our policy and regulatory requirements. The CFO is also responsible for maintaining, as part of the PWA’s books and records, copies of all performance materials, including the supporting records to demonstrate the calculation of any performance information for the entire performance information period consistent with applicable recordkeeping requirements, as well as records of reviews and approvals.

Procedure

PWA has adopted procedures to implement the Firm’s policy and reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate, as follows:

●	All performance information and materials must be reviewed and approved prior to use by a designated officer, the CFO or another officer of the Firm, who is familiar with applicable rules and standards for performance advertising.

●	Each employee is responsible for ensuring that approved materials are not used or modified without the express written authorization of the designated officer.

●	The designated officer is responsible for maintaining copies of any performance materials and supporting documentation for the calculation of performance materials.

Custody

As a fiduciary, an investment adviser has an obligation to safeguard client assets and protect them from loss or destruction. Rule 206(4)-2 under the Advisers Act (the “Custody Rule”) imposes specific conditions on investment advisers who have actual or deemed custody of client assets. The Custody Rule contains a definition of the term “custody,” which includes “holding, directly or indirectly, client funds or securities or having any authority to obtain possession of them.” The definition also includes three non-exclusive examples of custody, including when an investment adviser acts as general partner of a limited partnership, managing member of a limited liability company or a comparable position for another type of pooled investment vehicle that gives the adviser legal ownership of or access to client funds or securities. Furthermore, the definition of custody states that custody includes any arrangement under which an investment adviser is authorized or permitted to withdraw client funds or securities maintained with a custodian upon its instruction to the custodian. Therefore, the Firm is deemed to have custody of client funds and securities whenever PWA serves as managing member to a private fund or is given the authority by separate account clients to have fees deducted directly from client accounts. Currently PWA is the Investment Manager for the GovCon Fund, LP.

The Custody Rule contains three basic conditions designed to safeguard client assets. These three conditions require an investment adviser with custody of client assets to:

●	Maintain client assets with a “Qualified Custodian.” A Qualified Custodian (as defined below) must maintain client assets either (i) in a separate account for each client under the client’s name or (ii) in accounts that contain only client assets (so-called “omnibus accounts”) in the name of the investment adviser as agent or trustee for such clients. A “Qualified Custodian” includes generally any U.S. bank, U.S. registered broker-dealer, U.S. futures commission merchant (limited to holding client funds and security futures and any other securities incidental to client futures transactions), and foreign financial institution that customarily holds customer assets and that segregates customer assets from its own assets.

●	Provide notice to clients about the Qualified Custodian. An investment adviser must provide written notification to its clients that states the Qualified Custodian’s name, address and the manner in which the client’s assets are maintained. The notice must be provided both at the time the custodial account is established and following any changes to the required information.

●	Arrange for the delivery of account statements. An investment adviser must have a reasonable belief after due inquiry that the Qualified Custodian(s) is sending directly to clients at least quarterly account statements that identify the amount of funds and each security in the account at the end of the quarter and set forth all transactions in the account during that quarter. At least once each calendar year, an independent public accountant must verify the funds and securities of the client by surprise examination. Investors in funds are deemed the clients for purposes of meeting the account statement delivery requirements.

Procedures

The Firm verifies that all qualified custodians of client assets send account statements directly to the client, no less than quarterly, showing all funds and securities held by the custodian and all transactions in the account, including the payment to the Firm of its investment management fees. The Firm’s investment advisory contracts with its separate account clients provide that any custodian designated by the client shall be a “Qualified Custodian” as defined in the Custody Rule, that that the client will instruct the custodian to provide account statements to client, with a copy thereof to the Firm, no less frequently than quarterly, which shall include: (1) the amounts of each security and all funds in the client’s account at the end of the applicable period, and (2) all transactions in the client’s account during that period.

For private fund clients, the Custody Rule provides an alternative approach to the quarterly account statement delivery requirement described above. Specifically, an investment adviser to a private fund need not send each investor a quarterly account statement if the fund is (i) subject to an audit (as defined in section 2(d) of Article 1 of Regulation S-X) at least annually, and (ii) the fund’s audited financial statements, prepared in accordance with generally accepted accounting principles, are provided to all investors within 120 days of the end of the fund’s fiscal year. Currently the Firm has twenty private fund clients and uses MG Stover as the Fund Administrator and is audited by EisnerAmper, LLP.

Prohibited Practices

It is prohibited for PWA or any IAR or supervised person to:

●	Have signatory power over any client’s checking account;

●	Have the power to unilaterally wire funds from a client’s account to non-like titled account of the same client;

●	Hold any client’s securities or funds in his, her or its name at any financial institution;

●	Physically hold cash or securities of any client;

●	Have an unlimited general power of attorney over a client’s account;

●	Hold client assets through any of Firm affiliates;

●	Receive the proceeds from the sale of client securities or interest or dividend payments made on a client’s securities or check payable to the Firm except if intended by the client as payment or advisory fees and documented in writing;

●	Act as a trustee or executor for any advisory client trust or estate, unless approved by the CCO or other members of the Firm.

Inadvertent Receipt of client Assets

No Firm personnel may accept cash, checks, money orders, stock certificates or any other assets from a client. The Firm’s receipt of a client’s third party check made payable to a custodian does not confer “custody” of client assets, but the check should be forwarded to the custodian as soon as possible.

In the event client assets are inadvertently sent to the Firm, the CCO must be informed immediately and the following steps taken on the same or next business day, but not later than the third business day from receipt, and documented:

1.	Determine from whom the assets were received, whether client or client relative or representative, custodian or issuer.

2.	Contact the sender of the assets via email or phone and inform them that the Firm cannot accept the assets and make arrangements to return them.

3.	If the sender requires assistance in obtaining an address for the proper recipient (either the client or the client’s custodian), provide current address information.

4.	Return the assets to the sender by one (1) of the following methods:

a.	Messenger (obtain delivery confirmation)

b.	Overnight Delivery (obtain delivery confirmation)

c.	First class mail, return receipt requested, ensured.

Do not undertake to forward the assets to the proper recipient. They must be returned to the sender.

Relationship with Introducing Advisors & Solicitors

Rule 206(4)-3 under the Advisers Act (“Rule 206(4)-3”) sets forth certain conditions that govern the ability of an adviser to make cash payments for the solicitation of clients. These conditions apply to the adviser and the solicitor. For purposes of this Rule, a solicitor will include any person affiliated with the adviser (i.e., partners, employees, and those of its affiliated entities), as well as any other third party (i.e., attorneys, accountants, other investment advisers). The Rule does not apply to solicitations for investment in the Fund.

The following conditions apply to Rule 206(4)-3:

1.	The adviser is registered under the Advisers Act;

2.	The solicitor has not previously committed certain violations outlined in the Advisers Act;

3.	The cash fee is paid pursuant to a written agreement with the adviser and a copy of such agreement is maintained by the adviser; and

4.	The fee is paid to a solicitor for solicitation services regarding providing impersonal advisory services or who is a partner, supervised person, or individual with similar status of the adviser and such status is disclosed to clients; or

5.	There is a written agreement with the adviser that:

a.	Describes the solicitation activities and compensation;

b.	Obligates the solicitor to comply with the adviser’s policies and procedures, the Advisers Act and all applicable rules and regulations;

c.	Obligates the solicitor to provide the client with the adviser’s disclosure brochure (Form ADV Part 2A) and a separate disclosure document that, at a minimum, contains the solicitor’s name, the adviser’s name, the nature of the relationship between the solicitor and the adviser, disclosure that the solicitor is compensated by the adviser for referrals, the terms and description of such compensation, and any additional fee, if any, that will be charged to the client other than the standard advisory fee.

Prior to the adviser executing an advisory contract, the solicitor must provide the adviser with a signed and dated acknowledgment from the client, not the solicitor, acknowledging receipt of the adviser’s brochure and the solicitor’s disclosure document in the form of Schedule I, located at the back of the Solicitors Agreement.

Many states have additional regulations that govern solicitors and generally define an investment adviser representative as any individual who solicits advisory services. Therefore, solicitors may be required to register with the adviser prior to providing referral services on behalf of the adviser.

The CCO will be responsible for implementing and supervising proper policies and procedures for the Firm prior to any solicitor arrangements and ensuring that any fees paid for client referrals are consistent with the requirements of Rule 206(4)-3.

The CCO is responsible for conducting and documenting initial and annual due diligence of all solicitors. At a minimum, due diligence will include the following:

●	A background check

●	A review of professional background and licenses

●	A confirmation regarding whether the solicitor is affiliated with a broker/dealer and/or investment adviser

●	A confirmation that the solicitor is not prohibited (as set forth under Rule 206(4)-3) from entering into the arrangement

At least annually, the CCO will contact all solicitors to confirm each solicitor is delivering at the time of solicitation to all prospects the solicitor disclosure statement, Form ADV Part 2A, and the Form ADV Part 2B Brochure Supplement(s) for any supervised person(s) of the adviser who will formulate the investment advice for the client and will have direct contact with the client, and any supervised person(s) of the adviser who has discretionary authority over the client’s assets.

Due Diligence

Pursuant to Section 206 of the Advisers Act, PWA has a duty to its clients to conduct a reasonable investigation concerning any third parties hired to work on behalf of the Firm. To comply with this duty, PWA will implement a system to conduct a due diligence review of any third party hired to work on behalf of, or provide services to the Firm. These procedures will be reasonably designed to ensure that each third party is properly investigated before an agreement is signed with the third party and before the third party does work on behalf of PWA.

PWA must make a determination of the scope of its investigation based upon the unique facts and circumstances. The fact that PWA clients may be sophisticated and knowledgeable does not mitigate PWA’s duty to investigate any third party. Further, PWA may not rely blindly upon the third party for information concerning the third party’s company in lieu of PWA conducting its own reasonable investigation.

While there are no “iron clad” rules as to what PWA must do to satisfy the due diligence requirements, the presence of any “red flags” must alert PWA to the need for further inquiry. Red flags might arise from information that is publicly available or information that is discovered during the course of the investigation. When presented with red flags, PWA must do more than simply rely upon representations by the third party’s management or the due diligence report of the third party’s counsel. PWA’s responsibility to conduct a reasonable investigation will obligate it to follow up on any red flags that it encounters during its inquiry as well as to investigate any substantial adverse information about the third party.

To demonstrate that it has performed a reasonable investigation, PWA will retain records documenting both the process and results of its investigation. Such records may include descriptions of the meetings that were conducted in the course of the investigation, the tasks performed, the documents and other information reviewed, the results of such reviews, the date such events occurred and a record of which individuals conducted the reviews or attended the meetings.

For all Alternative investments that PWA is not the Investment Manager or Managing Member, which is loosely defined as private investment opportunities that are not generally available through the traditional fixed income and/or equity markets and may have less transparent legal structures than many of the traditional funds and include private funds (hedge funds, private equity, venture capital, real estate, and funds of private funds), PWA will complete the PWA Due Diligence Checklist- Third Party Money Managers and Alternative Investments PRIOR to the investment being recommended to a client. This is a separate document that is located on the internal Shared Drive to ensure the Advisor requests the document from the CCO, or designated individual, therefore alerting the CCO or designated individual, that an Alternative Investment is being investigated. Both the CCO and the Advisor must sign the Due Diligence Questionnaire to affirm it has been completed. The CCO will check the appropriate box as to if the investment is approved for use or not.

Broker/Dealers

Best Execution

As a fiduciary to its clients, the Firm has a duty to “execute securities transactions for clients in such a manner that the clients’ total costs or proceeds in each transaction are the most favorable under the circumstances.” [In the Matter of Kidder, Peabody & Incorporated, Investment Advisers Act Release No. 232 (Oct. 16, 1968).] This obligation generally constitutes the Firm’s duty to seek “best execution” in connection with managing trades and the selection of brokers executing portfolio trades on behalf of the Firm’s private client(s). While the Firm is not required to obtain the lowest available commission rate for executing a given trade, it is our fiduciary obligation to use our “best efforts” to obtain a reasonable commission rate in relation to the quality of the execution and the value of brokerage services received from the executing broker. Therefore, the Firm has adopted standards with respect to executing broker selection.

In determining which broker will offer best execution, the Firm may consider some or all of the following factors:

●	execution capability;

●	research capability;

●	block trading coverage for a particular security;

●	commission and pricing structure;

●	effective communication

●	responsive personnel;

●	ability to position trades (for example: the trading of odd lots) distribution;

●	underwriting capabilities;

●	use of electronic efficiencies;

●	ability to execute and settle trades efficiently;

●	mutual funds offered at minimal transaction costs;

●	client custodial relationships;

●	client reporting and convenience;

●	financial stability; and

●	general reputation.

On a semi-annual basis, the CCO, COO and the CFO will monitor and discuss the execution services provided by brokers with the foregoing factors in mind. When a question is raised with respect to a broker’s execution of trades for client accounts, the CFO, COO and CCO will assess the quality of the execution received to ensure that client trades receive best execution as adjudged by the applicable factors listed above.

Portfolio Management

As an adviser subject to regulation pursuant to the Advisers Act, 15 U.S.C. §§ 80b-1 - 80b-20, the SEC requires that PWA maintain and enforce policies and procedures regarding the Firm’s Portfolio Management processes. See 17 CFR §275.206(4)-7(a).

PWA has adopted the following policies and practices to meet the Firm’s responsibilities and to ensure our Portfolio Management practices are fair to all clients, in line with each client’s investment objective and that no client or account is advantaged or disadvantaged over any other.

Also, PWA’s strategies and analysis used in the Firm’s Portfolio Management are generally disclosed in PWA’s Form ADV Part 2 Brochure provided to prospective and existing clients.

Background

The SEC requires that PWA’s portfolio management policies and procedures should, taking into consideration the nature of PWA’s operations, be designed to prevent violations from occurring, detect violations that have occurred, and promptly correct any violations that have occurred. The policies and procedures should also address PWA’s supervisory process associated with Portfolio Management, allocation of investment opportunities among clients, consistency of portfolios with clients’ investment objectives, disclosures by PWA, and applicable regulatory restrictions. See SEC Release No. IA-2204 (December 17, 2003, effective February 5, 2004).

Responsibility

The CCO has the responsibility for the implementation and monitoring of our Portfolio Management policies and practices, and disclosures for the Firm.

Procedure

PWA has adopted various procedures to implement the Firm’s policy and reviews to monitor and ensure the Firm’s Portfolio Management policies are observed, implemented properly and amended or updated, as follows:

●	Periodic supervisory review of the Firm’s Portfolio Management practices.

●	Periodic reviews of the Firm’s Form ADV Part 2 Brochure, advisory agreements, and other materials for appropriate disclosures of the Firm’s Portfolio Management practices and any conflicts of interests.

The Firm’s Portfolio Management procedures depend on the following factors:

●	Research

●	Client base- individual vs. institutional

Research

For portfolios/strategies where the research is obtained via a market indicator subscription with a research provider, PWA receives a daily email from the research provider indicating whether there are trades or not. PWA trades based off these signals. In some cases, the research provider will indicate the specific security to buy. If this security is deemed unsuitable by the Portfolio Manager, due to a variety of reasons, PWA may reach back out to the research provider for a recommendation on a substitute security.

For portfolios/strategies where the research is done utilizing proprietary models, indicators, algorithms, etc., the Portfolio Manager determines how often the models are run (through a program) and/or traded based on the investment objective of said strategy. Strategies may be reviewed and/or traded as often as daily (Actively Managed) or as infrequently as quarterly (Buy and Hold) or a combination of the two (2). As of the date of this manual, Theodore Doremus is the Portfolio Manager for all internal models/strategies and is backed up in his duties by the CFO/Head Trader and an Analyst.

Each strategy was created to match client investment objectives and are reviewed on a continual basis to work to ensure the portfolios/strategies continue to match the investment objective. If the portfolio holds mutual funds, the Firm will review the fees associated with these holdings, such as early redemption fees and expense ratios, at least semi-annually, in an attempt to keep the cost to the client low.

Portfolios may consist of strategies utilizing only research obtained from a market indicator subscription, internal research or a combination of both.

Client Base- Individual vs. Institutional

All portfolios/strategies, no matter how the research was obtained, are available to the Firm’s individual clients. However, only a select few of these portfolios are also available to Institutional investors. These portfolios are offered to Institutional clients based on Institutional client demand/interest and in order to provide other advisors with strategies that they may not have been able to invest in otherwise.

Portfolios for Institutional investors may differ from the portfolios for individual clients for a variety of reasons: trading costs, advisor preference, number of trades per year, client preference, etc.

Trading

As an adviser and a fiduciary to our clients, our clients’ interests must always be placed first and foremost, and our trading practices and procedures prohibit unfair trading practices and seek to disclose and avoid any actual or potential conflicts of interests or resolve such conflicts in the client’s favor.

Currently no trades are executed by the Firm. All trades are executed by the qualified custodian(s) holding client assets.

Our Firm has adopted the following policies and practices to meet the Firm’s fiduciary responsibilities and to ensure our trading practices are fair to all clients and that no client or account is advantaged or disadvantaged over any other.

Also, PWA’s trading practices are generally disclosed in our Form ADV Part 2 Brochure provided to prospective and existing clients.

Background

As a fiduciary, many conflicts of interest may arise in the trading activities on behalf of our clients, our Firm and our employees, and must be disclosed and resolved in the interests of the clients. In addition, securities laws, insider trading prohibitions and the Advisers Act, and rules there under, prohibit certain types of trading activities.

Responsibility

The CCO has the responsibility for the implementation and monitoring of our trading policies and practices, disclosures and recordkeeping for the Firm.

Procedure

PWA has adopted various procedures to implement the Firm’s policy and reviews to monitor and ensure the Firm’s trading policies are observed, implemented properly and amended or updated, as follows:

●	Periodic supervisory review of the Firm’s trading practices.

●	Periodic reviews of the Firm’s Form ADV Part 2 Brochure, advisory agreements, and other materials for appropriate disclosures of the Firm’s trading practices and any conflicts of interests.

●	Designation of a brokerage committee, or other designated person, to review and monitor the Firm’s trading practices. Currently the COO and CCO monitor such practices.

PWA will maintain a report/file of all trade errors. The following will be documented for each trade error:

1.	The client that was affected

2.	A description of the error

3.	The broker/dealer that was involved (if applicable)

4.	The name of the security

5.	The transaction date

6.	A description of how the error was resolved

The CFO will be responsible for periodically reviewing the trade error report/file to determine that trade corrections are being appropriately handled and to determine if additional policies and procedures need to be implemented or changes need to be made to lessen the frequency or number of trades that are occurring.

Block Trading and Allocation for Separate Account Clients

The aggregation or block trading of client transactions allows an adviser to execute transactions in a more timely, equitable, and efficient manner and seeks to reduce overall commission charges to clients. Typically, the process of aggregating client orders is done in order to achieve better execution, to negotiate more favorable commission rates or to allocate orders among clients on a more equitable basis in order to avoid differences in prices and transaction fees or other transaction costs that might be obtained when orders are placed independently. PWA aggregates all client orders placed for client accounts that are held at a particular custodian for block trading at that custodian. Trades are not aggregated across all custodians. The custodians place the trades through their brokers.

PWA will calculate the pro rata share of each transaction included in a block order for client accounts held with a particular custodian and assign the appropriate number of shares. The relevant custodian executes the trades and allocates the appropriate number of shares to the clients’ accounts at the average price achieved for the block trade. Neither PWA nor any of the Firm’s associated persons receive any additional compensation as a result of block trades.

PWA has implemented a “rotation policy” for trading across custodians so that no custodian or client account is favored. The rotation policy is set such that the order of custodians varies each day. When more than one (1) trader is trading, custodians may be delivered trade instructions at the same time. The rotation of custodians may be changed by PWA in its sole discretion, including without limitation for the following reasons: (i) each custodian is not necessarily traded every day depending on the accounts and portfolios the accounts are invested in, (ii) third party connection, internet or any other issue preventing PWA from instructing the custodian on the trades and/or allocations to be made, (iii) other various issues that may occur, (iv) addition of a custodian or addition of another trader to PWA.

PWA may have clients whose assets are held at a particular custodian that pursue multiple Portfolio Strategies in their Account at that custodian. Some custodians are able to take block trade orders from PWA for multiple Portfolio Strategies on an aggregated basis, and in those cases PWA submits block trades for all of the client accounts held at these custodians that wish to trade the same security on the same day, regardless of Portfolio Strategy. For other custodians, PWA cannot effectively submit block trades jointly for multiple Portfolio Strategies that wish to trade the same security. In those cases, PWA submits the trades for each Portfolio Strategy separately and rotates through the Portfolio Strategies in order so no investment program always has its trades placed first.

As a matter of policy, an adviser’s allocation procedures must be fair and equitable over time so that no client or group of clients is systematically favored or disfavored. PWA seeks to achieve this goal by use of bunched orders and rotation of trades.

IPOs

Initial public offerings (“IPOs”) or new issues are offerings of securities that frequently are of limited size and limited availability. These offerings may trade at a premium above the initial offering price. In the event PWA clients in the future participate in any new issues, PWA’s policy and practice is to allocate new issues shares fairly and equitably among our advisory clients according to a specific and consistent basis so as not to advantage any firm, personal or related account and so as not to favor or disfavor any client, or group of clients, over any other.

Trade Errors

Currently all trades are handled by qualified custodians or automated trading programs. As a fiduciary, PWA has the responsibility to instruct the custodians with respect to trading promptly, correctly and in the best interests of our clients.

In the event any error occurs in the handling of any client transactions due to PWA’s actions, or inaction, PWA’s policy is to seek to identify and correct any errors as promptly as possible without disadvantaging the client or benefiting PWA in any way.

If the error is the a result of an act or omission of a third party, such as a qualified custodian, or broker/dealer or the failure of a trading system, PWA is not responsible but will attempt to obtain correction from the third party responsible.

PWA’s policy and practice is to monitor and reconcile all trading activity, identify and attempt to promptly resolve any trade errors made by PWA or its personnel, document each trade error with appropriate supervisory approval and maintain a trade error file.

PWA will maintain a report/file of all trade errors. The following will be documented for each trade error:

■	The client that was affected

■	A description of the error

■	The broker/dealer that was involved (if applicable)

■	The name of the security

■	The transaction date

■	A description of how the error was resolved

The CCO will be responsible for periodically reviewing the trade error report/file to determine that trade corrections are being appropriately handled and to determine if additional policies and procedures need to be implemented or changes need to be made to lessen the frequency or number of trade errors that are occurring.

Directed Brokerage

The Firm generally recommends that clients utilize qualified custodian(s) selected by the Firm and the broker/dealer(s) selected by such custodian(s). All private clients must use either Trust Company of America (“TCOA”) or Charles Schwab & Co (“Schwab”), however, Sub-advisory Account clients may select the custodian(s) and/or broker-dealer(s) that will be used for their accounts as long as PWA is an approved Sub-Advisor on the platform. PWA reserves the right not to be added as an approved Sub-Advisor at a specific custodian or broker/dealer(s) at the Firms’ discretion. Sub-Advisory Clients directing the use of a particular custodian and/or broker/dealer are advised that (i) the Firm may not be able to obtain the best prices and execution for the transactions, (ii) clients may receive less favorable prices than would otherwise be the case if the client had not designated a particular broker/dealer or custodian, and (iii) a disparity in commission charges may exist between the commissions charged to clients who direct PWA to use a particular broker or dealer versus clients who do not direct the use of a particular broker or dealer. In some circumstances, the Firm may be unable to invest client assets using a particular custodian’s platform and the client will need to designate another custodian or use one (1) of the Firm’s selected custodians.

PWA selects the broker-dealers to effectuate trades for the Fund. Investors in the Fund may not select the broker-dealer.

ERISA

PWA may act as an investment manager for advisory clients which are governed by the Employment Retirement Income Security Act of 1974, as amended (“ERISA”). As an investment manager and a fiduciary with special responsibilities under ERISA, and as a matter of policy, PWA is responsible for acting solely in the interests of the plan participants and beneficiaries. PWA’s policy includes managing client assets consistent with the “prudent man rule,” exercising proxy voting authority if not retained by a plan fiduciary, maintaining any ERISA bonding that may be required, and obtaining written investment guidelines/policy statements, as appropriate.

Background

ERISA imposes duties on investment advisers that may exceed the scope of an adviser’s duties to its other clients. For example, ERISA specifically prohibits certain types of transactions with ERISA plan clients that are permissible (with appropriate disclosure) for other types of clients. Under Department of Labor guidelines, when the authority to manage plan assets has been delegated to an investment manager, the manager has the authority and responsibility to vote proxies, unless a named fiduciary has retained or designated another fiduciary with authority to vote proxies. The Firm’s investment advisory agreement provides that PWA shall have no obligation or authority to take any action or render any advice with respect to the voting of proxies solicited by or with respect to issuers held by a separate account and that, in the case of an account subject to ERISA, the plan fiduciary expressly retains the authority and responsibility for, and PWA is expressly precluded from rendering any advice or taking any action with respect to the voting of any such proxies.

In certain instances, the Internal Revenue Code may impose requirements on non-ERISA retirement accounts that may mirror ERISA requirements. In March 2006, the DOL issued guidance for employers, including advisers, to file annual reports (LM-10) to disclose financial dealings, including gifts and entertainment, with representatives of a union subject to a $250 de minimis. Union Officers and employees have a comparable reporting obligation (Form LM-30) to report any financial dealings with employers, including the receipt of any gifts or entertainment above the de minimis amount.

Responsibility

The CCO and the CFO have responsibility for the implementation and monitoring of our ERISA policy, practices, disclosures and recordkeeping.

Procedure

PWA has adopted various procedures to implement the Firm’s policy and reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate as follows:

●	On-going awareness and periodic reviews of a client’s investments and portfolio for consistency with the “prudent man rule.”

●	On-going awareness and periodic review of any client’s written investment policy statement/guidelines so as to be current and reflect a client’s objectives and guidelines.

●	Maintain and renew on a periodic basis any ERISA bonding that may be required.

●	Disclosure of information required pursuant to Section 408(b)(2) of ERISA.

Investment Processes

As a registered adviser, and as a fiduciary to our advisory clients, PWA is required, and as a matter of policy, obtains background information as to each client’s financial circumstances, investment objectives, investment restrictions and risk tolerance, among many other things, and provides its advisory services consistent with the client’s objectives, etc. based on the information provided by each client.

Background

The U.S. Supreme Court has held that Section 206 (Prohibited Activities) of the Investment Advisers Act imposes a fiduciary duty on investment advisers by operation of law (SEC v. Capital Gains Research Bureau, Inc., 1963). Also, the SEC has indicated that an adviser has a duty, among other things, to ensure that its investment advice is suitable to the client’s objectives, needs and circumstances, (SEC No-Action Letter, In re John G. Kinnard and Co., publicly available 11/30/1973).

Every fiduciary has the duty and a responsibility to act in the utmost good faith and in the best interests of the client and to always place the client’s interests first and foremost. As part of this duty, a fiduciary and an adviser with such duties, must eliminate conflicts of interest, whether actual or potential, or make full and fair disclosure of all material facts of any conflicts so a client, or prospective client, may make an informed decision in each particular circumstance.

Responsibility

The Firm’s investment professionals responsible for the particular client relationship have the primary responsibility for determining and knowing each client’s circumstances and managing the client’s portfolio consistent with the client’s objectives. PWA’s CCO has the overall responsibility for the implementation and monitoring of our investment processes policy, practices, disclosures and recordkeeping for the Firm.

Procedure

PWA has adopted procedures to implement the Firm’s policy and reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate, as follows:

●	PWA obtains background information about each client’s financial circumstances, investment objectives, and risk tolerance, among other things, through an in-depth interview and information gathering process which includes client profile or relationship forms.

●	Advisory clients may also have and provide written investment advisory statements or written investment guidelines that the Firm reviews, approves, and monitors as part of the Firm’s investment services, subject to any written revisions or updates received from a client.

●	PWA provides the Firm’s Form ADV Parts 2A and 2B (if applicable) to all clients. The Form ADV discloses the Firm’s advisory services, fees, conflicts of interest and portfolio/supervisory reviews.

●	PWA may provide periodic reports to advisory client’s which include important information about a client’s financial situation, portfolio holdings, values and transactions, among other things. The Firm may also provide performance information to advisory clients about the client’s performance, which may also include a reference to a relevant market index or benchmark.

●	Investment professionals may also schedule client meetings on a periodic or request basis, to review a client’s portfolio, performance, market conditions, financial circumstances, and investment objectives, among other things, to confirm the Firm’s investment decisions and services are consistent with the client’s objectives and goals. Documentation of such reviews should be made in the client file.

●	Some client relationships and/or portfolios may be reviewed on a more formal basis on a quarterly or other periodic basis by designated supervisors or management personnel.

Privacy

As a registered investment adviser, PWA must comply with SEC Regulation S-P (or other applicable regulations), which requires registered advisers to adopt policies and procedures to protect the “nonpublic personal information” of natural person consumers and customers and to disclose to such persons policies and procedures for protecting that information. Nonpublic personal information includes nonpublic “personally identifiable financial information” plus any list, description or grouping of customers that is derived from nonpublic personally identifiable financial information. Such information may include personal financial and account information, information relating to services performed for or transactions entered into on behalf of clients, advice provided by PWA to clients, and data or analyses derived from such nonpublic personal information. PWA must also comply with the Virginia Financial Information Privacy Act (SB1) if the Firm does business with VA consumers.

Background

The purpose of these privacy policies and procedures is to provide administrative, technical and physical safeguards that assist employees in maintaining the confidentiality of nonpublic personal information collected from the consumers and customers of an investment adviser. All nonpublic information, whether relating to an adviser’s current or former clients, is subject to these privacy policies and procedures. Any doubts about the confidentiality of client information must be resolved in favor of confidentiality.

The specific laws relating to privacy and information security to which the Firm is subject, include:

●	The federal Gramm-Leach-Bliley Act, as implemented by the SEC’s “Regulation S-P” (17 C.F.R. Part 248).

●	The federal Fair Credit Reporting Act, as amended by the 2004 FACT Act (15 USC § 1681 et seq.).

Other federal, state or international laws may apply in certain situations. Because of the complex nature of ensuring privacy and information security, the policies set forth herein are meant to serve only as a framework. Additional information security policies and procedures may be developed as necessary. The CCO will review and update these policies from time to time as necessitated by changes in law or industry practices.

Responsibility

The CCO is responsible for reviewing, maintaining and enforcing these policies and procedures to ensure meeting PWA’s client privacy goals and objectives while at a minimum ensuring compliance with applicable federal and state laws and regulations. The CCO is also responsible for distributing these policies and procedures to employees and conducting appropriate employee training to ensure employee adherence to these policies and procedures.

PWA is required to adopt policies and procedures designed to protect various records and information it maintains about its natural person clients. It is required to provide “clear and conspicuous” notices reflecting its privacy policies and procedures to a client initially at the time a relationship is established and annually thereafter. The initial notice must be provided at the time the client enters into an advisory contract with PWA. Any initial notice may be provided within a reasonable time after it establishes a client relationship if: (i) establishing the client relationship is not at the client’s election, (ii) providing notice no later than when the client relationship is established would substantially delay the client’s transaction and the client agrees to receive the notice at a later time, or (iii) a non-affiliated broker or dealer establishes a client relationship between the adviser and a consumer without the adviser’s prior knowledge. For purposes of this policy, an individual who is the record holder of a private fund’s shares, if the Firm had a private fund, is considered the client. If the client has multiple accounts, PWA is permitted to deliver a single Privacy Notice provided the notice makes it clear which accounts it applies to and the client can reasonably be expected to receive the actual notice regarding each account.

Procedures

PWA has adopted various procedures to implement the Firm’s policy and reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate, as follows:

PWA maintains safeguards to comply with federal and state standards to guard each client’s nonpublic personal information. PWA does not share any nonpublic personal information with any nonaffiliated third parties, except in the following circumstances:

●	As necessary to provide the service that the client has requested or authorized, or to maintain and service the client’s account;

●	As required by regulatory authorities or law enforcement officials who have jurisdiction over PWA, or as otherwise required by any applicable law; and

●	To the extent reasonably necessary to prevent fraud and unauthorized transactions.

Employees are prohibited, either during or after termination of their employment, from disclosing nonpublic personal information to any person or entity outside PWA, including family members, except under the circumstances described above. An employee is permitted to disclose nonpublic personal information only to such other employees who need to have access to such information to deliver our services to the client.

Safeguarding and Disposal of client Information

PWA restricts access to nonpublic personal information to those employees who need to know such information to provide services to our clients. Any employee who is authorized to have access to nonpublic personal information is required to keep such information in secure compartments or receptacle on a daily basis as of the close of business each day. The Firm takes reasonable measures to protect all electronic or computer files containing such information from access by unauthorized persons. Any conversations involving non-public personal information, if appropriate at all, must be conducted by employees in private, and care must be taken to avoid any authorized persons overhearing or intercepting such conversations.

Privacy Notice

PWA will provide each natural person client with initial notice of the Firm’s current policy when the client relationship is established. PWA shall also provide each such client with a new notice of the Firm’s current privacy policies at least annually. If PWA shares nonpublic personal information relating to a non-Virginia consumer with a nonaffiliated company under circumstances not covered by an exception under Regulation S-P, the Firm will deliver to each affected consumer an opportunity to opt out of such information sharing. If PWA shares nonpublic personal information relating to a California consumer with a non-affiliated company under circumstances not covered by an exception under SB1, the Firm will deliver to each affected consumer an opportunity to opt out regarding such information sharing. If, at any time, PWA adopts material changes to its privacy policies, the Firm shall provide each such client with a revised notice reflecting the new privacy policies. The CCO is responsible for ensuring that required notices are distributed to the PWA’s consumers and customers. An example of the Firm’s general privacy notice is attached as Appendix G hereto.

Employee Responsibilities

All supervised persons are prohibited, either during or after the termination of their employment with PWA, from disclosing nonpublic personal information to any person or entity outside the Firm, including family members, except under the circumstances described above. A supervised person is permitted to disclose nonpublic personal information only to such other supervised persons who need to have access to such information to deliver the PWA’s services to the client. Supervised persons are also prohibited from making unauthorized copies of any documents or files containing nonpublic personal information and, upon termination of their employment with PWA, must return all such documents to PWA.

Any supervised person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Maintaining Confidentiality of Private Proprietary Information

To protect the confidentiality of the Firm’s confidential and proprietary information and the confidentiality of clients’ and potential clients’ records, employees should take the following additional security precautions:

●	Documents containing confidential information may not be taken from the Firm’s offices without the prior consent of the CCO, and any copies removed from the Firm’s offices must be promptly returned. Photocopies of confidential information may only be made as required, and all copies and originals of such documents must be disposed of in a way that keeps the information confidential.

●	Physical access to any non-electronic confidential information must be limited by either locking or monitoring access to the offices and storage areas where such information is located.

At times, the Firm may enter into one (1) or more agreements with third parties, pursuant to which the Firm may provide access to confidential information to those third parties. If this occurs, the Firm will protect the privacy of confidential information and include in the relevant agreements provisions protecting confidential information to the extent required by law.

In certain circumstances, PWA is permitted to share client non-public personal information with non- affiliated third parties without providing the client notice of and/or an opportunity to opt out. Such circumstances include sharing information:

●	With a non-affiliate if necessary to effect, administer, or enforce a transaction that a client requests or authorizes

●	In connection with processing or servicing a financial product or service a client authorizes

●	In connection with maintaining or servicing the client’s account with the institution.

Under these exceptions, PWA does not need to provide the client the opportunity to opt out or opt in before sharing the client’s non-public personal information with a non-affiliated broker/dealer in order to execute trades the client has authorized with a non-affiliated custodian that holds securities on behalf of the client.

Information Security Plan

PWA has adopted the following Information Security Plan to address the administrative, technical, and physical safeguards for the protection of client records and information. The purpose of this information security plan is to ensure the security and confidentiality of client personal information, protect against any anticipated threats or hazards to the security of client information, and protect against the risk of identity theft.

Personal information is considered a person’s first and last name, or their first initial and last name, in combination with their Social Security number, driver’s license number or state issued identification card number, or their financial account number or credit or debit card number. Personal information does not include information that is lawfully obtained from publicly available information, or from federal, state, or local government records that are available to the general public. The personal information collected by PWA will be limited to what is reasonably necessary to accomplish business purposes or to satisfy regulations. Further, access to personal client information will be limited to those employees required to know such information.

To protect clients’ personal information, PWA has instituted the following safeguards:

●	Strong computer passwords are recommended that contain three (3) of the four (4) following criteria:

●	Contain alphanumeric/special character combinations;

●	8 characters or longer

●	1 Upper Case Letter

●	1 Lower Case letter

●	Users are encouraged to change their Computer password after every 90 days

●	When disposing of old computers, hard drives, and other storage medium are removed and physically destroyed;

●	Whenever possible, alternatives are used in place of social security numbers and account numbers;

●	Any electronic request for client information or request to change client information must be confirmed via physical writing or through oral communication (in person or via the phone);

●	Wireless connections (WEP/WPA) are password protected;

●	USB and CD ROM drives are not allowed to be used at any time and safety measures may have been installed on each computer to block CD ROM capability.

In addition, employees of PWA are required to:

●	Put away open client files when leaving their desk;

●	Shred documents when disposing of physical files;

●	Never share their electronic passwords;

●	Set electronic devices to require users to re-login after a period of inactivity; and

●	Utilize and update patches for operating systems, firewalls, and anti-virus and malware software for business computers, and personal electronic devices used for business purposes.

To limit outside access to clients’ nonpublic personal information via the use of smart phones, each employee is required to password protect his or her smart phone. PWA does not issue Firm smart phones or tablet devices. If an employee wishes to receive company email on their smart phone or tablet, they must sign the PWA Information Technology Attestation acknowledging that PWA may use a third party to put

Mobile Device Technology on their electronic device which will remotely wipe their PWA email only if the device is lost, stolen or the information on it has been compromised.

PWA has in the past but will not issue Firm laptops in the future. No employee should have a laptop that contains client’s non-public information saved locally. However, if an employee has a laptop that he, she or it directly (not remotely) access or store client information on inadvertently, PWA requires that laptop to be encrypted using software that has been reviewed and authorized by the COO. In addition, PWA may require encryption software to be used and downloaded to a laptop that has remote access to a client’s non- public information. Employees are required to annually attest to their use of a laptop computer and if they directly (not remotely) access or store client information, they must demonstrate that the laptop has active encryption software installed. Testing will be conducted by the CCO or designated individual, documented, signed and dated by the tester and maintained in Company records.

In the event of termination, an employee must return all records containing any form of client personal information. This includes all information stored on laptops or other portable devices or media, and information stored in files, records, work papers, etc. The terminated employee’s physical and electronic access to personal information of clients will be immediately blocked and the terminated employee will be required to surrender all keys, IDs, access codes, or badges that permit access to PWA’s premises or information. In addition, the terminated employee’s remote electronic access to personal information will be disabled and his or her voicemail access, email access, internet access, and passwords will be invalidated.

The COO is in charge of PWA’s information security. Accordingly, the COO is responsible for training employees, testing and regularly monitoring the security program, conducting an annual review of the effectiveness of the information security plan, conducting a review whenever there is a material change in the business practices of PWA that may implicate the security or integrity of clients’ personal information, and conducting an annual training session for all individuals who have access to clients’ personal information.

Any outside service provider who does business with PWA must contractually agree to keep confidential any non-public confidential client information.

Security Breach

Employees should report any suspicious or unauthorized use of client information to the CCO. The CCO will be responsible for conducting a reasonable investigation to determine whether a security breach occurred and the likelihood of the information being misused.

In the event of a security breach, PWA will assess the breach and identify which systems and the types of information that were compromised. The Firm will then take steps to contain and control the breach and to prevent further unauthorized access or use. The CCO will notify clients of the breach if misuse has occurred or it is reasonably possible that misuse will occur. Further, the CCO will provide notice to the SEC or the proper state securities authority.

The CCO will prepare and archive a report of each Security Breach including when the breach occurred, the information stolen, and an explanation of the steps taken to prevent a reoccurrence of the breach.

Anti-Money Laundering

Subsequent to the events that occurred on September 11, 2001, Congress enacted the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001,” which is better-known as the USA Patriot Act. Among other things, the USA Patriot Act required certain entities, including broker-dealers, futures commission merchants (“FCMs”) and introducing brokers (“IBs”) to establish anti-money laundering (“AML”) programs, including a customer identification program (“CIP”). The Firm endeavors to prevent, detect, and report the possible use of its entities for the purpose of money laundering.

Money laundering is understood to be the process by which individuals or entities attempt to conceal the true origin and ownership of the proceeds of criminal activity, such as organized crime, drug trafficking, or terrorism. In general, money laundering, involves the use of financial systems to disguise the origin of assets, for example, by creating complex layers of financial transactions and integrating the laundered proceeds into the economy as clean money. As a general matter, the AML laws and regulations in the United States:

●	Make it a criminal offense to knowingly, or with willful blindness, engage in financial transactions or transmit overseas funds that represent the proceeds from a list of specified crimes; and

●	Require financial institutions to identify and report certain customer transactions and suspicious customer activity and create documentation that will allow law enforcement authorities to trace illicit funds back to their origins.

The U.S. Treasury’s Office of Foreign Assets Control (“OFAC”) takes the position that all persons must comply with its directives. These directives include a prohibition on engaging in certain transactions with individuals or entities located in countries that are under a sanction program administered by OFAC,3 and blocking funds from individuals or entities identified on OFAC’s list of Specially Designated Nationals and Blocked Persons (“SDN list”).4 If a client’s name appears on this list, the Firm should immediately notify OFAC.5 To avoid violating the economic sanctions laws administered by OFAC, the Firm will check the SDN list for new clients and also recheck quarterly its existing investor base against the SDN list. Otherwise, the Firm risks violating the laws by engaging in prohibited transactions with persons who were not subject to sanction when they became customers/investors, but became subject to sanctions later.

Procedures

1)	Verification of client Identity

[3]	If the investor is located in one (1) of these countries, the Firm will review the sanctioning document or contact OFAC to determine the breadth of the restrictions. OFAC administers sanction programs against a number of foreign countries, and a list of these countries and the sanctioning documents may be accessed at http://www.ustreas.gov/offices/enforcement/ofac.

[4]	OFAC’s SDN list identifies individuals and entities owned or controlled by, or acting for or on behalf of, targeted countries or known or suspected terrorists or terrorist organizations. The OFAC SDN list, as well as information on how to handle matches, may be accessed at the website noted in the preceding footnote.

[5]	In addition, if a customer/investor attempts to wire transfer money to or receive money from a country under a sanction program or an entity or individual on the SDN list, the Firm should contact OFAC immediately.

The Firm will check each new client’s name against the SDN list. If such investor’s name appears on this list, the Firm should immediately notify OFAC. To avoid violating the economic sanctions laws administered by OFAC, the Firm must check the SDN list for new clients and also recheck its existing client base against the SDN list when the list is updated and new countries or Specially Designated Nationals and Blocked Persons are added to the list. The Firm will check the list at least quarterly.

2)	Client Identity Also Verified by Client Custodian

Because the Firm does not custody client assets for separate accounts, all separate account clients are required to establish custodial accounts with either Charles Schwab & Co (or such other directed broker as the client may designate in writing subject to the Firm’s directed brokerage policy) or such independent broker/dealer as the Firm selects. Broker-dealers also are required by federal law and regulation to adopt extensive anti-money laundering policies and procedures. As a part of their anti-money laundering programs, broker-dealers must verify the identity of each customer of the brokerage firm, determine whether each customer has been identified by the U. S. Department of Treasury (or other government entity) to be involved in terrorism, drug trafficking or organized crime and to monitor customer accounts for suspicious activity.

CTR -Currency Transaction Reporting

It is unlikely that the Firm will be called upon to report client currency transactions under applicable currency transaction reporting regulations. The Firm custodies no client assets and accepts no client funds or securities. Nevertheless, if a currency transaction of $10,000 or more (deposit, withdrawal, exchange of currency or other payment or transfer through the Firm), is mistakenly accepted, the CCO must immediately be notified and will return the currency to its source. If warranted, the CCO may determine to file a Currency Transaction Report (CTR). Records of reports file must be kept for a minimum of five (5) years.

Currency Transaction report forms and instructions for filing are available on the FINRA web site http://www.finra.org/Industry/Issues/AML/CTRs must be filed within fifteen (15) days of the transaction.

CMIR –Currency or Monetary Instrument Transport Reporting

The Firm prohibits the receipt of currency. If an employee discovers that currency of $10,000 or more nevertheless has been received from a source outside the U.S., the CCO must be notified immediately and will file a CMIR with the Commissioner of Customs.

In any case where the Firm transports, mails, ships or receives or causes or attempts to transport, mail, ship or receive monetary instruments of more than $10,000 in or out of the U.S., at a time (on a calendar day or, if for the purposed of evading the reporting requirements, on one (1) or more days), the CCO must be notified immediately and will file a CMIR, as required.

CMIR forms and instructions for filing are available on the FINRA web site http://www.finra.org/Industry/Issues/AML/. Records of reports filed must be kept for a minimum of five (5) years.

See Also Identity Theft Protection Program following in this Manual.

Identity Theft Prevention Program

PWA has developed and implemented the following Identity Theft Prevention Program designed to detect, prevent, and mitigate identity theft in connection with investment advisory client accounts where PWA serves as the investment adviser of record or provides investment advisory services related to such client account.

The following definitions are used in correlation with PWA’s Identity Theft Prevention Program:

Identity theft means a fraud committed or attempted using the identifying information of another person with authority.

Red Flag means a pattern, practice, or other specific activity that indicates the possible existence of identity theft.

Investment advisory client account is defined as an account held by a qualified custodian where PWA is the investment adviser of record or PWA otherwise provides asset management or advisory services for such account.

This Identity Theft Prevention Program covers how PWA will identify relevant types of identity theft red flags, detect the occurrence of those red flags, respond appropriately to the detected red flags, and periodically update the identity theft program. PWA has considered the size, complexity, nature and scope of its business model and activities when developing its Identity Theft Prevention Program.

Red Flags

To identify the red flags that are relevant to the investment advisory client account(s) of PWA, it will consider the types of client accounts receiving asset management or investment advisory services from PWA, identify potential risk factors in servicing such investment advisory client account(s), review all past identity theft issues, incidents or breaches encountered by PWA and/or existing clients of PWA.

PWA recognizes the following as red flags that may suggest the potential threat of identity theft:

●	Receipt of an alert, notification, or warning from a consumer reporting agency, fraud detection service or similar service provider;

●	Receipt of spam emails from client’s email address or notification the client’s email account has been hacked;

●	Receipt of suspicious documents, including documents that appear to have been altered, appear forged or appear inauthentic or inconsistent with Firm’s documents;

●	Presentation or receipt of suspicious personal identifying information such as address change, telephone change or change in email address;

●	Unusual use or suspicious activity related to an investment advisory client account;

●	Notice from clients, victims of identity theft, law enforcement authorities, or other persons regarding possible identity theft in connection with an investment advisory client account;

●	Receipt of a client request (or signed authorization) to a wire or issue a check to a third-party from an investment advisory client account where:

●	The use of number 0 instead of letter O, number 1 instead of lower case letter l, or .net instead of .com in the email address of the request (or authorization) against longtime email address on file for the client;

●	A recent change in the client’s contact information;

●	The use of a contact address or telephone number in the request (or authorization) which is inconsistent with the client information on file;

●	The use of incorrect words, spellings or phrases in the email which is inconsistent with client’s normal pattern of communication;

●	The client’s signature on any disbursement forms does not match the client’s signature on file;

●	The request is inconsistent with client’s past or explanation for the disbursement does not make sense;

●	The wire is to a foreign bank or the wire/check is to unknown party; and/or

●	The email stresses urgency and/or insists upon no verbal communication with the client.

Identity Verification

For new investment advisory client accounts, PWA will verify the identity of the client who is establishing the investment advisory relationship with PWA by utilizing reasonable means such as requesting that the client provide name, address, identification number. When PWA is able to verify the identity of the client verbally or in person, PWA will further verify client’s identity by requesting the client provide a government issued identification card evidencing nationality or residence and bearing a photograph or similar safeguard, such as a driver’s license or passport. For a person other than an individual, such as a corporation partnership or trust, documents showing the existence of the entity are required.

For existing investment advisory client accounts, PWA will continue to confirm the identity of client associated with the existing account before providing any confidential information pertaining to client or client’s account. PWA will monitor the transactions of existing investment advisory client accounts to watch for unusual or suspicious activity or for potential data breaches. It is the policy of PWA to verbally verify the validity of change of address requests.

Preventing and Mitigating Identity Theft

If PWA detects a potential red flag or identity theft violation, PWA will evaluate the risk to determine an appropriate response, which may include but is not limited to the following actions:

●	Notifying (via different communication channel) the client of the situation, events pertaining to the situation, and/or of potential risk(s) present;

●	Monitoring client account for evidence of identity theft;

●	Changing any passwords, security codes, or other security devices that permit access to the investment advisory client account;

●	Refusing to initiate or approve a request to disburse funds to a third-party;

●	Reopening an investment advisory client account with new account number;

●	Closing an existing investment advisory client account;

●	Notifying law enforcement;

●	Determining that no response is warranted under the particular circumstances.

Updating the Identity Theft Prevention Program

PWA will update on an as-needed basis its Identity Theft Prevention Program (including the Red Flags determined to be relevant) to reflect changes in risks to clients or the safety and soundness of PWA from identity theft. When updating its Identity Theft Prevention Program, PWA will consider past experiences with identity theft, changes in technology or the implementation of new systems, changes in methods to detect, prevent and mitigate identity theft, changes in the types of accounts that are offered to clients, and/or changes in the Firm’s current business arrangements with service providers.

Oversight of the Identity Theft Program

The CCO will be in charge of implementing the Identity Theft Program and for approving material changes to the Identity Theft Program to address changing identity theft risks.

Wire Fraud Prevention

To prevent against fraud, PWA requires its employees and supervised persons to follow the protocols set in place related to requests to wire or issue checks to third-parties from an investment advisory client account.

●	To the extent that a client inquires via email as to the balance of client’s accounts, the employee or supervised person of PWA will provide such information if (i) such employee/supervised person knows client’s voice or face and communicates with client via telephone or video chat before providing such information, or (ii) the client provides employee/supervised person with the “secret password” established by client and PWA for purposes of discussing or providing instructions regarding client’s account(s).

●	To the extent client requests via email that PWA pre-populate a third-party disbursement or wire form. Unless encrypted, employee/supervised person will only provide blank forms via email.

●	To the extent client requests (or forwards a signed authorization) a wire or check to a third-party, the employee/supervised person receiving the request will check the request (or authorization) for the following red flags:

●	The use of number 0 instead of letter O, number 1 instead of lower case letter l, or .net instead of .com in the email address of the request (or authorization) against longtime email address on file for the client;

●	The use of a contact address or telephone number in the request (or authorization) which is inconsistent with the client information on file;

●	The use of incorrect words, spellings or phrases in the email which is inconsistent with client’s normal pattern of communication;

●	The client’s signature on any disbursement forms does not match the client’s signature on file;

●	The request is inconsistent with client’s past or explanation for the disbursement does not make sense;

●	The wire is to a foreign bank or the wire/check is to unknown party; and/or

●	The email stresses urgency and/or insists upon no verbal communication with the client.

In the event that any of the above red flags exist, the employee/supervised person should scrutinize the request and immediately alert the CCO of the PWA.

●	To the extent client requests via mail or email to wire or issue a check to a third-party, (i) an employee/supervised person at PWA that personally knows the client and client’s voice or face will confirm the client’s identity via client’s telephone (preferably landline) number or skype or facetime account on file with PWA, or (ii) an employee/supervised person with access to the “secret password” established by client and PWA for purposes of discussing or providing instructions regarding client’s account(s) will confirm client’s identity and the authenticity of the request via client’s telephone (preferably landline) number on file with PWA. During the authorization call, the employee/supervised person will take the following precautions;

●	The employee/supervised person of with PWA will not use email to confirm client’s identity and the authenticity of the risk.

●	If a request involves an unknown account, foreign bank, unknown party, or unknown purpose or is inconsistent with the client’s past history, the employee/supervised person will ask detailed questions of client about the reasons for the requested transaction.

In the event that the employee/supervised is unable confirm the identity and authenticity of the request via the above authorized communication methods (which is not email), the employee/supervised person will not initiate/authorize/forward the request and immediately advise the client at his address and telephone number of record and the investment adviser representative of record, the service/operations team members, the COO and the qualified custodian for the client’s account(s) of the request/denial.

Rule 506(d) Bad Actor Disqualifications

In 2010, Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd- Frank Act”). Section 926 of the Dodd-Frank Act requires the SEC to adopt rules that would prohibit the use of the Securities Act Rule 506 exemption for any securities offering in which certain felons and other bad actors are involved (the “Disqualification Rule”). Under the final Disqualification Rule, an issuer cannot rely on the Rule 506 exemption if the issuer or any other person covered by the rule had a “disqualifying event” on or after September 23, 2013.

Covered Persons

The Disqualification Rule covers the issuer, including its predecessors and affiliated issuers, as well as:

●	Directors and certain officers, general partners, and managing members of the issuer;

●	Twenty percent (20%) beneficial owners of the issuer, calculated on the basis of total voting power;

●	Promoters connected to the issuer;

●	Investment managers and principals of pooled investment funds;

●	Persons compensated for soliciting investors, including their directors, general partners and managing members.

Disqualifying Events

Under the Disqualification Rule, a “disqualifying event” includes:

1.	Criminal convictions in connection with the purchase or sale of a security, making of a false filing with the SEC or arising out of the conduct of certain types of financial intermediaries. The criminal conviction must have occurred within ten (10) years of the proposed sale of securities (or five (5) years in the case of the issuer and its predecessors and affiliated issuers).

2.	Court injunctions and restraining orders in connection with the purchase or sale of a security, making of a false filing with the SEC, or arising out of the conduct of certain types of financial intermediaries. The injunction or restraining order must have occurred within five (5) years of the proposed sale of securities.

3.	Final orders from the CFTC, federal banking agencies, the National Credit Union Administration, or state regulators of securities, insurance, banking, savings associations, or credit unions that:

●	Bar the issuer from associating with a regulated entity, engaging in the business of securities, insurance or banking, or engaging in savings association or credit union activities; or

●	Are based on fraudulent, manipulative, or deceptive conduct and are issued within ten (10) years of the proposed sale of securities.

4.	Certain SEC disciplinary orders relating to brokers, dealers, municipal securities dealers, investment companies, and investment advisers and their associated persons.

5.	SEC cease-and-desist orders related to violations of certain anti-fraud provisions and registration requirements of the federal securities laws.

6.	SEC stop orders and orders suspending the Regulation A exemption issued within five (5) years of the proposed sale of securities.

7.	Suspension or expulsion from membership in a self-regulatory organization (SRO) or from association with a SRO member.

8.	U.S. Postal Service false representation orders issued within five (5) years before the proposed sale of securities.

For a complete list of “disqualifying events” refer to Rule 506(d) of the Securities Act.

Reasonable Care Exception

The Disqualification Rule provides an exception from disqualification when the issuer can show it did not know and, in the exercise of reasonable care, could not have known that a covered person with a disqualifying event participated in the offering.

Disclosure of Pre-Existing Disqualifying Events

Disqualification applies only for disqualifying events that occur on or after September 23, 2013, the effective date of the Disqualification Rule. But matters that existed before September 23, 2013 and would otherwise be disqualifying are subject to a mandatory disclosure requirement to investors.

The Firm complies with the Disqualification Rule by obtaining certifications from “covered persons.” Each current and new employee of the Firm must complete a questionnaire, attached hereto as Annex A-1, to determine if such employee has been the subject of a Rule 506(d) “disqualifying event” or an event that must be disclosed on the Firm’s Form ADV. Finally, any solicitation agreements will contain, representations on the part of the solicitor stating that none of the solicitor nor the general partners, directors, officers, and managing members of the solicitor had a “disqualifying event.”

The Firm has a private fund and therefore, it monitors (or delegates this responsibility to the Fund Administrator) each private fund client that offers and sells its securities in reliance on Rule 506 of Regulation D to determine if any single investor owns twenty percent (20%) or more of the beneficial interests of such Fund. For purposes of determining twenty percent (20%) beneficial owners under the Disqualification Rule, the term “beneficial owner” is interpreted the same as under Exchange Act Rule 13d- 3 and includes both direct and indirect ownership interests. The Disqualification Rule requires a “look through” with respect to pooled investment vehicles or other entities investing in a fund (e.g., whether a controlling person of the pooled investment vehicle or other entity investing in the fund has engaged in a “disqualifying event”). Each private fund subscription agreement would require each investor to certify that it has not been the subject of a “disqualifying event” or, if it has, provide the details of such “disqualifying event.”

As of the date of this Manual, none of the Firm’s “covered persons” had a “disqualifying event” that is required to be disclosed to fund investors. If, in the future, the Firm discovers that a “covered person” had a pre-September 23, 2013 “disqualifying event” that must be disclosed, the CCO will work with outside counsel to amend the affected fund’s disclosure documents appropriately. If the Firm learns that a “covered person” had a “disqualifying event” on or after September 23, 2013, the Firm will take remedial action to preserve the affected funds’ reliance on Rule 506, including, if necessary, compulsorily redeeming a twenty percent (20%) investor and/or applying for an exemption from disqualification with the SEC.

Proxy Voting

PWA, as a matter of policy, does not vote proxies on behalf of its clients. PWA’s separate account investment advisory agreement provides that PWA shall have no obligation or authority to take any action or render any advice with respect to the voting of proxies solicited by, or with respect to, issuers of securities held by an account, and that the client (or the plan fiduciary in the case of an account subject to the provisions of ERISA), expressly retains the authority and responsibility for, and PWA is expressly precluded from, rendering any advice or taking any action with respect to, the voting of any such proxies.

If PWA will vote proxies on behalf of its clients, PWA will adopt written policies and procedures as to the handling, research, voting and reporting of proxy voting and will make appropriate disclosures about the Firm’s proxy policies and practices.

Soft Dollars

Background

Soft dollars generally refers to arrangements whereby a discretionary investment adviser is allowed to pay for and receive research, research-related or execution services from a broker-dealer or third-party provider, in addition to the execution of transactions, in exchange for the brokerage commissions from transactions for client accounts.

Section 28(e) of the Exchange Act allows and provides a safe harbor for discretionary investment advisers to pay an increased commission, above what another broker-dealer would charge for executing a transaction, for research and brokerage services, provided the adviser has made a good faith determination that the value of the research and brokerage services qualifies as reasonable in relation to the amount of commissions paid. Further, under SEC guidelines, the determination as to whether a product or service is research or other brokerage services, and eligible for the Section 28(e) safe harbor, is whether it provides lawful and appropriate assistance to the investment manager in performance of its investment decision- making responsibilities.

PWA, as a matter of policy and practice, does not have any formal or informal arrangements or commitments to utilize research, research-related products and other services obtained from broker-dealers, or third parties, on a soft dollar commission basis. If PWA in the future intends to utilize soft dollars, PWA will adopt a policy and procedures to implement the Firm’s policy and reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate.

Supervision & Internal Controls

PWA has adopted these written policies and procedures which are designed to set standards and internal controls for the Firm, its employees, and its businesses and are also reasonably designed to detect and prevent any violations of regulatory requirements. Every employee and manager is required to be responsible for, and to monitor, those individuals and departments he or she supervises to detect, prevent and report any activities inconsistent with the Firm’s procedures, policies, high professional standards, or legal/regulatory requirements.

Background

The SEC adopted the anti-fraud rule titled Compliance Procedures and Practices (Rule 206(4)-7) under the Advisers Act requiring more formal compliance programs for all SEC-registered advisers. Rule 206(4)-7 makes it unlawful for a SEC adviser to provide investment advice to clients unless the adviser:

●	Adopts and implements written policies and procedures reasonably designed to prevent violations by the Firm and its supervised persons;

●	Reviews, at least annually, the adequacy and effectiveness of the policies and procedures;

●	Designates a Chief Compliance Officer who is responsible for administering the policies and procedures; and

●	Maintains records of the policies and procedures and annual reviews.

Under Section 203(e)(6), the SEC is authorized to take action against an adviser or any associated person who has failed to supervise reasonably in an effort designed to prevent violations of the securities laws, rules and regulations. This section also provides that no person will be deemed to have failed to supervise reasonably provided:

●	There are established procedures and a system which would reasonably be expected to prevent any violations;

●	And such person has reasonably discharged his duties and obligations under the Firm’s procedures and system without reasonable cause to believe that the procedures and system were not being complied with.

Responsibility

Every employee has a responsibility for knowing and following the Firm’s policies and procedures. Every person in a supervisory role is also responsible for those individuals under his/her supervision. The Firm’s Chief Executive Officer, who is also the CCO, or a similarly designated officer, has overall supervisory responsibility for the Firm. The CCO has the overall responsibility for monitoring and testing compliance with PWA’s policies and procedures. Possible violations of these policies or procedures will be documented and reported to the appropriate department manager for remedial action. Repeated violations, or violations that the CCO deems to be of serious nature, will be reported by the CCO directly to the CFO and other managing members of the Firm.

Procedure

PWA has adopted various procedures to implement the Firm’s policy, reviews and internal controls to monitor and ensure the Firm’s supervision policy is observed, implemented properly and amended or updated, as appropriate as follows:

●	Adoption and maintenance of a current organization chart reflecting names, titles, responsibilities and supervisory structure.

●	Designated a CCO as responsible for implementing and monitoring the Firm’s compliance policies and procedures.

●	An annual compliance meeting and on-going and targeted compliance training.

●	Initial training of newly hired employees in the Firm’s compliance policies.

●	Written policies and procedures with statements of policy, designated persons responsible for the policy and procedures designed to implement and monitor the Firm’s policy.

●	Annual review of the Firm’s policies and procedures by the CCO and senior management.

●	Periodic reviews of employees’ activities, e.g., personal trading.

●	Annual written representations by employees as to understanding and abiding by the Firm’s policies.

●	Supervisory reviews and sanctions for violations of the Firm’s policies or regulatory requirements.

Valuations of Securities

As a registered adviser and as a fiduciary to our advisory clients, PWA has adopted this policy that requires that all client portfolios and investments reflect current, fair and accurate market valuations. Any pricing errors, adjustments or corrections are to be verified, preferably through independent sources or services, and reviewed and approved by the Firm’s designated person(s).

Background

As a fiduciary, our Firm must always place our client’s interests first and foremost and this includes pricing processes, which ensure fair, accurate and current valuations of client securities of whatever nature. Proper valuations are necessary for accurate performance calculations and fee billing purposes, among others. Because of the many possible investments, various pricing services and sources and diverse characteristics of many investment vehicles, independent sources, periodic reviews and testing, exception reporting, and approvals and documentation or pricing changes are necessary with appropriate summary disclosures as to the Firm’s pricing policy and practices. Independent custodians of client accounts may serve as the primary pricing source.

Responsibility

The CFO has overall responsibility for the Firm’s pricing policy, determining pricing sources, pricing practices, including any reviews and re-pricing practices to help ensure fair, accurate and current valuations.

Procedure

PWA has adopted procedures to implement the Firm’s policy and reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate, as follows:

●	PWA utilizes, to the fullest extent possible, recognized and independent pricing services and/or qualified custodians for timely valuation information for advisory client securities.

●	Whenever valuation information for specific, illiquid, foreign, private or other investments is not available through pricing services or custodians, PWA’s designated officer, trader(s) or portfolio manager(s) will obtain and document price information from at least one (1) independent source, whether it be a broker-dealer, bank, pricing service or other source.

●	The CFO will arrange for periodic and frequent reviews of valuation information from whatever source to promptly identify any incorrect, stale or mispriced securities.

●	Any errors in pricing or valuations are to be resolved as promptly as possible, preferably upon a same day or next day basis, with re-pricing information obtained, reviewed and approved by the CFO.

●	For securities where ready valuation information is not available e.g., hedge funds, private placements, illiquid securities, derivatives or other such situations, these securities are to be reviewed and priced by the CFO in good faith to reflect the security’s fair and current market value, and supporting documentation maintained.

Protecting Older and Vulnerable Clients with Diminished Capacity

As an investment adviser, PWA has a fiduciary duty to act in its clients’ best interests at all times. This duty includes recognizing and responding to the challenges that can arise as a client ages, including changes in a client’s needs and goals, as well as their mental and physical abilities. To the extent possible, PWA must endeavor to recognize a decline in a client’s mental capacity and to act to protect clients from suspected financial neglect or abuse.

The Firm considers all persons over the age of 65 to be a “senior” client who may currently or in the future have special and unique needs related to the natural aging process. A “vulnerable adult” is a person over the age of 18 who has diminished capacity due to age or disability. All representatives and employees of PWA should be alert for signs of vulnerability or age-related needs, keeping in mind that not all seniors are vulnerable, and not all vulnerable adults are seniors. The Chief Compliance Officer, or designated party, will be responsible for flagging/noting the accounts of clients who have been identified as vulnerable adults by PWA as well as general compliance matters in regards to “senior” and vulnerable clients.

General Risks and Considerations

●	Clients who are retired or approaching retirement age.

Retirement is a time of transition for most investors. Their financial needs and goals may be changing, so it is appropriate to review and/or change the client’s financial plan or investment strategy. Additionally, retirement is associated with increasing age and thus with an increased risk of elder abuse and diminished capacity. PWA requires that an investment adviser representative review an elderly client’s financial plan or investment strategy at least annually.

●	Clients who are perceived by the Firm to have possible issues associated with diminished capacity or competence.

Clients with diminished capacity may not understand their financial situation or the recommendations made by an investment adviser representative. They may lack recall or exhibit confusion about transactions and decisions they formerly understood and agreed to with the adviser. Investment adviser representatives of PWA should document all meetings and communications with a client with diminished capacity or memory problems. In addition, the investment adviser representative should send written follow-up communications that summarize what the investment adviser representative and the client discussed or decided during the earlier verbal communication.

Clients with diminished capacity are susceptible to telephone/mail/email frauds, and may be taken advantage of by family members or other persons in positions of trust (new friends, home health aides or housekeepers, other financial professionals). Cognitive vulnerability of the client – because of severe illness, isolation, abandonment fears or other conditions – can enable undue financial influence to be exerted by a family member or caregiver. The Firm may find it difficult to contact the client without someone else interfering, or the client may suddenly direct a change in investment strategy or beneficiary designation that the adviser finds unusual and inappropriate.

PWA needs to respond quickly, sensitively, and appropriately to concerns regarding a client’s diminished capacity. The Firm must balance the need to act on these concerns with the client’s right to privacy and self-determination. In cases where an investment adviser representative of

PWA suspects a formerly competent client is suffering from diminished capacity or financial abuse, the investment adviser representative must promptly notify the Chief Compliance Officer who will conduct an investigation. Based on the results of the investigation, the Chief Compliance Officer may attempt to contact the Trusted Emergency Contact designated by the client at account opening. The Firm will take other steps, such as notifying the state’s Department of Adult Protective Services, as required or permitted by law.

●	Elderly or Senior Clients

The elderly, whether of diminished capacity or not, are at increased risk of becoming victims of elder abuse. Even where elderly or senior clients are fully capable of managing their financial affairs, they can benefit from special attention and increased contacts by their investment adviser representative. In addition to increasing client contact, Preston Wealth Advisors will make available printed materials in a larger font. Additionally, Preston Wealth Advisors will endeavor to provide value-added services, such as educational resources on relevant topics such as financial exploitation or how to organize and store important financial and legal documents.

Client Requests

All client requests by individuals identified by the Firm as being a vulnerable adult will must be escalated to the investment adviser representative of record or to the compliance team before being executed. In particular, requests to change or add a beneficiary or a power of attorney or any request from an individual who seems confused or under duress should undergo careful review, particularly when carrying out such a request could result in substantial harm or loss to the client. Escalated requests must be reviewed and resolved promptly, if possible the same business day.

To the extent a client self-executes a change through their custodian or the online client portal (if available), the client’s investment adviser representative is not responsible for approving or executing the action but should nevertheless take note of the Client initiated action during PWA’s regular review of the client’s account, looking for patterns of unusual or concerning behavior.

Investment Recommendations for Senior Clients

As a client ages and approaches retirement, investment products and recommendations that may have been suitable in the past may no longer be in the client’s best interest. As a result, Preston Wealth Advisors will require the following procedures to be implemented for each client over the age of 65:

●	Heightened suitability review – Investment recommendations and transactions in managed accounts, as applicable, will be reviewed for suitability on a quarterly or more frequent basis by the CCO or Designated Party who will document each review, including the response taken to address any items of concern.

●	Recommendations made in light of current and future employment/income and healthcare costs – When making investment recommendations, PWA requires investment adviser representatives to consider a senior client’s current and future employment or income, as well as potential future healthcare costs.

●	More frequent updates to investment objectives – PWA requires its investment adviser representatives to obtain an updated investment objective or investment policy statement from senior clients at least annually. In addition, investment adviser representatives should obtain an updated investment policy statement or investment objective within a reasonable time after the investment adviser representative learns that the client has undergone a major life change, such as a major medical expense or the death of a spouse, regardless of when the investment objective was last updated.

Training

The Firm will require its investment adviser representatives complete annual training on elderly and vulnerable clients that covers the following topics:

●	The needs of and risks facing elderly and vulnerable clients,

●	The policies and procedures of PWA related to elderly and vulnerable clients,

●	Product features that may have a large impact on elderly or vulnerable clients, including withdrawal penalties, tax consequences, higher fees, lack of liquidity, loss of features on exchange or transfer,

●	Warning signs of financial exploitation and how to properly report suspected financial exploitation within the firm, as well as externally, if it is believed to be necessary,

●	The importance of protecting the privacy and respecting the integrity of clients of PWA.

Warning Signs of Financial Abuse/Exploitation

The Firm may at times serve clients who have diminished capacity due to age or disability. These clients have an increased risk of experiencing financial fraud or abuse from third parties who unscrupulously seek to control or obtain the client’s assets for their own purposes. Possible warning signs, depending upon the circumstances, of financial abuse include:

●	Caretaker refuses children/relatives/investment adviser representative access to the client;

●	Unusual activity in the client’s account;

●	Changes in the client’s appearance, mood or interactions with PWA;

●	Unable to process data and retain information which was previously within the client’s ability;

●	Sudden changes to financial decisions that the client does not seem to understand or cannot explain;

●	General confusion about financial matters or the client’s financial situation;

●	A mismatch between the client’s apparent quality of life and what the client should be able to afford;

●	Requests to make irreversible change or transaction without reasonable explanation;

●	The client wanting to update his or her account beneficiaries, power of attorney, will, trusts or otherwise give assets to step-children (and not genetic children), a new “friend” or helper;

●	Transfers of accounts, investments or proceeds while the client is in a hospital;

●	A third-party agent exercising a power of attorney doesn’t appear to be acting in good faith or best interests of client;

●	Inexplicable account transfers or withdrawals made to third parties;

●	Account statements and other communications the client expects are being diverted to a third party;

●	Requesting a disbursement to pay taxes on “lottery winnings”;

●	Suspicious signatures on disbursement requests or other account documents;

●	Change in long time attorney and accountant with new attorney/accountant recommending suspicious transactions or strategies;

●	The client’s assertion that some or all of his or her assets are missing; or

●	The vulnerable client is in a romantic relationship with someone that the client has never met in person.

o	Online romantic partner tries to isolate the vulnerable client from family and friends;

o	Online romantic partner requests inappropriate photos or financial information that could be used for blackmail;

o	Requests that money be sent to online romantic partner whom client has never met in person.

Due to the relationship established between the Firm and its clients, PWA and its investment adviser representatives can be in a unique position to identify potential financial abuse among vulnerable clients. If an employee or investment adviser representative of the Firm notices unusual or suspicious activity with regard to an account held by an elderly or disabled client, PWA will take the following steps.

o	Carefully document all client contacts

o	Notify CCO

o	Contact Law enforcement

o	Contact State Office on Aging

o	Contact outside counsel

Designation of Trusted Contact

When establishing a new investment advisory client relationship or meeting with an existing investment advisory client, the Firm will offer such client the opportunity to designate in writing an individual who will serve as a trusted emergency contact (“Trusted Emergency Contact”) and authorize PWA to contact such Trusted Emergency Contact in the event of unusual activity by the client, any warning signs of elder abuse of client and/or inability to contact such client over an extended period. Representatives of the Firm assisting the client will explain the importance of making such a designation and encourage all clients to provide a Trusted Emergency Contact.

Report the Abuse & Contact a Trusted Emergency Contact

●	When an employee or representative of PWA suspects that financial abuse or exploitation of an elderly or disabled client may be occurring, the employee or representative will report his or her concerns in writing to the Chief Compliance Officer or Designated Party. The report should be thorough and, at a minimum, include the facts giving rise to the concern, a description of the reporting person’s relationship with the client, and any other information the reporting person believes may be relevant.

●	When an employee or representative of the Firm has actual knowledge that a referral has been made to a protective services agency regarding financial abuse or exploitation of an elderly or disabled client may be occurring, the employee or representative will report in writing this knowledge of a protective services referral to the Chief Compliance Officer or Designated Party.

●	The Chief Compliance Officer or Designated Party will review the report and may interview the reporting person and any other employee or representative who may have knowledge relevant to the report.

●	If the Firm comes to the reasonable belief that abuse has occurred, is occurring, or will occur in the future, PWA:

o	May attempt to contact any person the client has previously designated as a Trusted Emergency Contact, but only if the Trusted Emergency Contact is not suspected of perpetrating the potential abuse;

o	May attempt to contact other professionals (e.g., attorney, accountant) utilized by the client (if previously authorized);

o	May contact the qualified custodian holding client’s account(s) managed by PWA; and

o	May report the suspected abuse to a governmental agency responsible for adult protective services.

Immunity from Suit

Under the Senior Safe Act individuals and “covered financial institutions” are granted immunity from criminal and civil liability as well as administrative actions when making a disclosure of suspected senior financial exploitation to government agencies. There are several different sets of requirements that must be met for an individual and an institution (Investment adviser, BD, Bank, etc.) to be immune under this act.

Individual Immunity

●	Individual making the disclosure must have received training on senior financial exploitation.

●	At the time of the disclosure the individual must’ve been serving as a “supervisor, compliance officer, or registered representative for a covered financial institution.”

●	The individual making the disclosure must also have made the disclosure with reasonable care including reasonable efforts to avoid disclosure other than to a covered agency (regulator/governmental agency).

Financial Institution Immunity

●	The individual making the disclosure must have been employed by or affiliated with the covered financial institution.

●	Before the time of the disclosure the institution must have provided training on spotting and reporting senior financial exploitation.

Training Content Required for Immunity

●	The training must instruct individuals on how to properly identify senior financial exploitation and then report it the suspected exploitation.

●	The training must discuss the need to protect the privacy and respect the integrity of all the clients of the covered financial institution.

●	The training should also be appropriate to the job responsibilities of the person attending the training.

●	Training should be administered to new employees as soon as reasonably practicable and no later than one year after joining the company.

●	Lastly, whenever an employee receives training it must be documented.

Disaster Recovery and Business Continuity

As part of its fiduciary duty to its clients and as a matter of best business practices, PWA, has adopted policies and procedures for disaster recovery and for continuing PWA’s business in the event of an emergency or a disaster.

These policies are designed to allow PWA to resume providing service to its clients in as short a period of time as possible. These policies are, to the extent practicable, designed to address those specific types of disasters that PWA might reasonably face given its business and location.

Background

Subsequent to the events that occurred on September 11, 2001, all advisory firms are required to establish a written disaster recovery and business continuity plan to allow advisers to meet their responsibilities to clients as fiduciaries in managing client assets, among other things. It also allows a firm to meet its regulatory requirements in the event of any kind of an emergency or disaster, such as a bombing, fire, flood, earthquake, power failure or any other event that may disable the Firm or prevent access to our office(s). It is a goal of the Firm to provide our customers with an expected high level of service no matter what disruption the Firm may be experiencing. Since the timing and impact of disasters and disruptions is unpredictable, PWA will have to be flexible in responding to actual events as they occur. A summary of this plan will be distributed to clients upon request.

Responsibility

The COO is responsible for maintaining and implementing PWA’s Disaster Recovery and Business Continuity Plan (“BCP”).

Procedure

PWA has adopted various procedures to implement the Firm’s policy and reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate, as follows.

Disaster Readiness

Offsite Maintenance of Disaster Recovery Plan

A current copy of these policies and procedures are distributed to each staff member at least annually. Staff members are required to keep a current version in an offsite location so that they will be accessible in the event of a disaster or other emergency.

Emergency Supplies

The COO is responsible for obtaining and maintaining in the office, appropriate emergency medical and other supplies for staff in the event exit from the building is delayed.

Relocation of Operations / Temporary Facilities

In the event business operations cannot for any reason, including, without limitation, technology issues, weather or other acts of god (each, a “Significant Business Disruption”), all staff will work from their respective homes while the Firm attempts to move its operations to a location outside of the affected area.

Protection of Electronic Data Systems

All Firm employees are required to save their computer data to the Citrix Sharefile server and not to their individually assigned desktop computer’s hard drive. This information is accessible from any computer that has an internet connection.

Access to client Account Data/ Trading

In the event hard copy records stored in the Firm’s offices are destroyed, the Firm has verified with each client custodian that client account records will be made available to the Firm. Offsite back up of electronic files and offsite local storage of historical records and documents is also available to the Firm. The Firm does not maintain custody of clients’ funds or securities which are maintained at the clearing firm. In the event of an internal or external Significant Business Disruption where telephone service is still available, registered persons will call in client orders or instructions and contact our clearing firms on the client’s behalf. If Web access is available, the Firm will post on its website that customers may access their funds and securities by contacting one (1) of the emergency contacts listed.

Client Account Records

In the event hard copy records stored in the Firm’s offices are destroyed, the Firm has verified with each client custodian that client account records will be made available to the Firm online, for download directly from the custodian’s database.

Soft copy documentation relating to each PWA client is maintained in an individual client account file. These account files contain new account documentation and other relevant client documents. These documents are maintained physically and are backed up electronically on the Citrix Sharefile server.

Protection of Hard Copy Records

It is the practice of the Firm to scan and keep all relevant documents in ’soft copy’ form to ensure proper back up and security of information.

General Business Files

The COO maintains a current contact record of the Firm’s legal, accountancy, compliance and other professional advisors on the Custodian and Vendor Emergency Contact List (see below) electronically and in an offsite location.

Recovery Effort at Impacted Location

The COO will coordinate the Firm’s insurance claim with respect to the Firm’s impacted primary location and will coordinate the Firm’s business data and property salvage recovery operations.

Coordination of Communications

All disaster recovery coordination will be conducted by the COO or in his/her absence by the CCO.

Communications with Employees

In the event of a disaster, all employees are required to call one (1) of the emergency contacts set forth below within one (1) hour of a disaster. In the event a staff member does not call in within one (1) hour of a disaster, the CEO or other designated person will use the employee contact information to contact the employee and/or the employee’s designated emergency contact.

TJ Doremus, CEO and Co-Portfolio Manager
Business:	tjdoremus@prestonwealthadvisors.com	703-757-0419, ext. 1
Personal:	tjdoremus@hotmail.com	703-856-8232

Allison Beinecke, COO
Business:	abeinecke@prestonwealthadvisors.com	703-757-0419, ext. 4
Personal:	Allison.beinecke@gmail.com	301-404-5992

Communications with Emergency Response Vendors

The CCO is responsible for maintaining a current Government and Utility Emergency Contact list, if applicable, for the Firm. The accuracy of the contact information on the current list is verified on an annual basis.

The CCO or other designated staff person will contact all necessary emergency response teams, which may include, emergency medical, police, fire, PG & E, water department, telephone service provider, property management company, casualty insurance provider and the like. As of the date of this manual, electric and water are handled by the property management company. This list is co-mingled with the major vendor contact list.

Communications with clients

Prompt client communications are vital to reassuring clients of the safety of their assets and of the ongoing viability of the Firm. The CCO maintains a current list of contact information for all clients. Once staff safety issues are stabilized and the office premises are secured or an alternate location established, the CCO and other designated staff will contact all PWA clients, apprise them of the disaster recovery effort, and provide them with alternate contact information, when available. Client contact will be via telephone, email, fax, text or mail as required by the circumstances.

Communications with Vendors

The COO maintains a current list of contact information for all major vendors of the Firm. The accuracy of the contact information on the current list is verified on an annual basis. The COO and CCO will prioritize vendor contacts as required.

Employee Training

The COO is responsible for training all existing and new trade staff regarding the Firm’s disaster recovery procedures. Such training includes participation in building fire drills and overseeing the maintenance of emergency provisions in the office.

Death or Incapacity of Managing Member:

In the event of the death or incapacity of the Firm’s CEO or CFO, the remaining members of PWA will:

●	Give clients notice of the demise/incapacity of the CEO or CFO within five (5) days;

●	Notify the Division via the IARD/CRD system within twenty-four (24) hours;

●	Explain to the clients the redundancy in process and investment philosophy and assure clients that the same level of care and fiduciary duty will be practiced at the Firm even in absence of the managing member; and

●	Assist clients in transitioning to another adviser or elsewhere should the clients decide to transfer assets to another firm.

Appendix A: Policies and Procedures Manual Acknowledgement and Certification

Preston Wealth Advisors, LLC

Policies and Procedures Acknowledgement and Certification

I certify that I have received and read, and that I understand that I am subject to, the Policies and Procedures Manual (“Manual”) of Preston Wealth Advisors, LLC (the “Firm”).

In addition to certifying that I will provide complete and accurate reporting as required by the Manual and have complied with all requirements of the Manual, I certify that I have not and will not:

●	Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Manual;

●	Employ any device, scheme or artifice to defraud the Firm or its clients;

●	Fail to safeguard Firm or client proprietary and non-public information;

●	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Firm or its clients;

●	Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

●	Engage in any manipulative practice with respect to the Firm or its clients;

●	Trade while in possession of material, non-public information;

●	Trade ahead of or front-run any transactions for the Firm’s clients; or

●	Make any contributions to government officials or entities (including political or campaign contributions to any foreign, state or municipal candidate, political party, or political action committee), without prior approval by the Firm’s Chief Compliance Officer, nor have I made any such contributions in the past two (2) years that have not been disclosed to the Firm;

The Acknowledgement and Certification form is due ten (10) days from the date of receipt. Signed copies must be submitted to the CCO. You should keep your copy of the Manual.

Signature	Date

Name (Print)

Annex A-1

Employee Name: ________________________________

Item 11 of Part 1A, Item 9 of Part 2A, and Item 3 of Part 2B of Form ADV require the Firm to make certain representations about employees’ disciplinary histories at time of hire and annually. The following questions will help the Firm establish a reasonable basis for making those representations and provide other important information.

Please answer the following questions accurately. If you mark any shaded boxes, explain your response in the space following the table. If you answer NO to every question please reply to this email with the answer “I have no YES answers to the attached questionnaire.” If you answer YES to any question please indicate in your email to which question(s) you reply YES.

Question	Yes	No
1. Are you or any members of your immediate family employed by a financial services company or a company that provides products or services to the Firm?
2. Do you or any member of your immediate family serve as a general partner or managing member for an investment-related pooled investment vehicle?

3.    Do you or any members of your immediate family have some other business or personal relationship with, or substantive investment in, a financial services company or a company that provides products or services to the Firm?

4. Do you or any members of your immediate family have any business or personal relationship with any Firm client?
5. Are you or any members of your immediate family employed by any government?
6. Do you or any members of your immediate family serve as officers or directors of any organizations (including private companies, public companies, and not-for-profit organizations)?
7. Are you aware of any conflicts of interest between the Firm, you or your immediate family members and any client?

8.    Have you ever been convicted of, found guilty, plead guilty or no contest in a domestic, foreign, or military court to any:

●    Felony

●    Misdemeanor involving investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

9. Are you a party to any felony or misdemeanor (as described above) action, or are such charges currently pending, the resolution of which could result in a “Yes” answer to any part of Question 8 above?

10.  Has the Securities and Exchange Commission (“SEC”), the Commodity Futures Trading Commission (“CFTC”), a court or other regulatory agency ever found you:

●    To have made a false statement or omission?

●    To be involved in a violation of an investment-related statute or regulation?

●    To have been involved in a violation of SEC or CFTC regulations or statutes?

●    To have been a cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

Question	Yes	No

11.  In any case brought by the SEC, the CFTC or any other domestic or foreign governmental body, have you ever:

●    Had an order entered against you in connection with investment-related activity?

●    Had a civil money penalty imposed on you, or been ordered to cease and desist from any activity?

12.  Has any federal regulatory agency, any state regulatory agency, or any foreign or domestic regulatory authority or governmental body ever found (after a hearing or default or as the result of a settlement, consent decree or other agreement) you to have:

●    Made a false statement or omission, or been dishonest, unfair, or unethical?

●    Violated or been involved in a violation of investment-related regulations or statutes?[6]

●    Been a cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

13.  Have you ever been the subject of any order issued by or a party to an agreement with any domestic or foreign regulatory authority, including, but not limited to a licensing authority, or self-regulatory organization that:

●    Was in connection with an investment-related activity?

●    Denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or prevented or restricted your ability to engage in any business or activity in the financial services industry?

14. Are any orders or agreements described in Question 13 above currently in effect against you or are you a party to any action, or is there a charge pending, the resolution to which could result in a yes answer to Question 13?

15.  Has any self-regulatory organization or commodities exchange ever found you to have:

●    Made a false statement or omission?

●    Been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?

●    Been the cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

16.  Has any self-regulatory organization or commodities exchange (“SRO”) ever:

●    Disciplined you by expelling or suspending you from membership, barring or suspending you or the adviser affiliate from association with other members, or otherwise restricting your activities?

●    Found you to have caused an investment-related business to lose its authorization to do business?

●    Found you to have been involved in a violation of the SRO’s rules?

17.  Has an authorization for you, or any entity of which you were a principal (based on activities that occurred while you were a principal), to act as an attorney, accountant, or federal contractor (with the United States) granted to you (or other professional designation, attainment or license) ever been revoked or suspended?

[6]	Investment-related statutes include: (i) the Commodity Exchange Act, (ii) the Securities Act, (iii) the Securities Exchange Act of 1934 (“Exchange Act”), (iv) the Public Utility Holding Company Act of 1935, (v) the Trust Indenture Act of 1939, (vi) the Investment Advisers Act of 1940 (“Advisers Act”), (vii) the Investment Company Act of 1940, (viii) the Securities Investors Protection Act of 1970, (ix) the Foreign Corrupt Practices Act of 1977, (x) Chapter 96 of Title 18 of the United States Code and (xi) any similar statute of a state or foreign jurisdiction.

Question	Yes	No

18.  Has any domestic or foreign court ever:

●    Found that you were involved in a violation of investment-related statutes or regulations?

●    Dismissed, pursuant to a settlement agreement, an investment related civil action brought against you by a state or foreign financial regulatory authority?

19.  Are you, or has any entity of which you were a principal (based on activities that occurred while you were a principal), the subject of any action or proceeding, a party to any action or proceeding or is there a charge pending the resolution of which could result in a “Yes” answer to any part of questions 8-18 above?

20.  Have you ever been convicted, within the last ten (10) years of any felony or misdemeanor:

●    In connection with the purchase or sale of any security;

●    Involving the making of any false filing with the SEC; or

●    Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

21.  Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within the previous five (5) years, that restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

●    In connection with the purchase or sale of any security;

●    Involving the making of any false filing with the SEC; or

●    Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

22.  Are you subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

●    Bars the person from:

●    Association with an entity regulated by such commission, authority, agency, or officer;

●    Engaging in the business of securities, insurance or banking; or

●    Engaging in savings association or credit union activities; or

●    Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the last ten (10) years?

23.  Are you subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Exchange Act or section 203(e) or (f) of the Advisers Act that:

●    Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

●    Places limitations on the activities, functions or operations of such person; or

●    Bars such person from being associated with any entity or from participating in the offering of any penny stock?

24. Are you subject to any order of the SEC entered within the last five (5) years that orders the person to cease and desist from committing or causing a violation or future violation of:

Question	Yes	No

●    Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or

●    Section 5 of the Securities Act?

25.  Are you suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

26.  Have you filed (as a registrant or issuer), or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the last five (5) years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

27.  Are you subject to a United States Postal Service false representation order entered within the last five (5) years, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

28.  In the past two (2) years, have you made any contributions to a government official (including political or campaign contributions to any foreign, state or municipal candidate, political party, or political action committee) or political candidate?

●    Have you received approval for all political contributions as required of the Code of Ethics?

29. Have you reported all personal securities transactions, holdings, and accounts in accordance with the Firm’s reporting policies?
30. Have you authorized the Firm to receive account information on all brokerage accounts in which you have a direct or beneficial interest?
31. During the reporting period, did you open any account that permits transactions in Reportable Securities (as defined in the Manual)?
32. During the reporting period, have you reported gifts and entertainment in accordance with the Firm’s reporting policies?
33. During the reporting period, have you traded on or improperly transmitted any material non-public information?
34. During the reporting period, have you become aware of any violation of the Manual that you did not disclose to the Chief Compliance Officer?
35. To the best of your knowledge, during the reporting period, have the Firm and its employees (including yourself) complied with the Firm’s written policies and procedures contained in the Manual?

(Continued on Following Page)

Please use the space below to explain any marks in shaded boxes. For each explanation, indicate the relevant question number. Use additional pages as necessary.

I certify that the answers I have given to the questions on Annex A-1 hereto are complete and accurate.

Signature	Date

Appendix B: Initial Holdings Report

Initial Holdings Report

Name of Reporting Person:

Date Person Became Subject to the Manual’s Reporting Requirements:

Information in Report Dated as of:	Note: Date Information is reported as of must be no more than 45 days before date person became subject to the Manual’s reporting requirements.

Date Report Due:

Date Report Submitted:

Securities Holdings. If neither you nor any other related person had any brokerage accounts to report, please check here. ☐

If all securities holdings are set forth in the brokerage statement(s) attached to this report OR are managed by the Firm, please check here. ☐

If any holdings or accounts are not set forth on such brokerage statement(s) (or if the information in those brokerage statements is no longer correct or is incomplete), please complete the table below to the extent of such missing or incorrect information. Attach additional pages as necessary. ●

Name of Issuer and Title of Security	Exchange Ticker Symbol or CUSIP Number	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

Securities Accounts. If neither you nor any related person has any securities accounts to report, please check here.  ¡

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

I certify that I have included in this report (or in the brokerage statement(s) attached to this report) all securities holdings and accounts required to be reported pursuant to the Manual. I further certify that to the best of my knowledge no securities holdings reported herein violate any provision of the Manual or any other applicable federal securities law or regulation.

Signature	Date

Appendix C: Annual Holdings Report

Annual Holdings Report

Name of Reporting Person:		Note: Information contained in this report must be current as of December 31 of the prior year.

Information in Report Dated As Of:	January
Date Report Due:
Date Report Submitted:

Calendar Year Ended: December 31, 20____

Securities Holdings. If neither you nor any other related person had any brokerage accounts to report, please check here. ☐

If all securities holdings are set forth in the brokerage statement(s) attached to this report, OR are managed by the Firm, please check here. ☐

If any holdings are not set forth on such brokerage statement(s) (or if the information in those brokerage statements is no longer correct or is incomplete), please complete the table below to the extent of such missing or incorrect information.

Name of Issuer and Title of Security	Exchange Ticker Symbol or CUSIP Number	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

Securities Accounts: If you opened a securities account during the quarter, or if an account was opened to hold securities for your direct or indirect benefit, please complete the table below.

If neither you nor any other related person opened any such securities accounts during the year, please check here. ☐

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

I certify that I have included in this report (or the brokerage statement(s) attached to this report) all securities holdings and accounts required to be reported pursuant to the Manual. I further certify that to the best of my knowledge no securities holdings reported herein violate any provision of the Manual or any other applicable federal securities law or regulation.

Signature	Date

Appendix D: Semi-Annual Personal Securities Transactions Report

Semi Annual Personal Securities Transactions Report

Name of Reporting Person:
Calendar Quarter Ended:	June 30
Date Report Due:
Date Report Submitted:

Securities Holdings. If neither you nor any other related person had any brokerage accounts to report, please check here. ☐

If all securities transactions for the quarter are set forth in the brokerage statement(s) previously provided, OR are managed by the Firm, please check here. ☐

If any securities transactions for the quarter are not set forth on such brokerage statement(s) (or if the information in those reports is no longer correct or is incomplete), please complete the table below to the extent of such missing or incorrect information.

Date of Transaction	Name of Issuer and Title of Security	Exchange Ticker Symbol or CUSIP Number	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Price	Name of Broker, Dealer or Bank Effecting Transaction

Securities Accounts. If you opened a securities account during the quarter, or if an account was opened to hold securities for your direct or indirect benefit, please complete the table below.

If neither you nor any other related person opened any such securities accounts during the year, please check here. ☐

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

I certify that I have included in this report (or in the brokerage statements attached to this report) all securities transactions and accounts required to be reported pursuant to the Manual. I further certify that to the best of my knowledge no securities transactions reported herein violate any provision of the Manual or any other applicable federal securities law or regulation.

Signature	Date

Appendix E: Outside Business Activities Report

Outside Business Activities Report

Employees are required to provide information regarding proposed outside business activities prior to engaging in them. This form should be completed and submitted to the CCO, which will review the request and notify the employee and the management of approval or disapproval. Approval is not required for uncompensated charitable activities.
Information To Be Provided	Responses
Name and address of outside business or other organization and any website.
Nature of outside business or organization (type of business or activities engaged in).
Start Date (proposed or actual)
Description of your proposed involvement and responsibilities, including any title you will hold.
Will you receive any compensation? If YES, please describe.
Will you invest in this activity? If YES, please describe.
How many hours/ week will you allocate to this activity?
Will any of these hours occur during the Firm’s normal business hours? If YES, please explain.
Please provide any other information you believe would be helpful in the Firm’s consideration of your request.

Print Name of Employee	Print Name and Title of Approver

Signature of Employee	Signature of Approver

Date of Signature	Date of Signature

Appendix F: Record Retention Matrix

Last Updated: March 2016

Record	Regulatory Reference	Required Retention Period	Medium (Paper, Disc, Digital, Other)	Responsible Party
1. A journal or journals, including cash receipts and disbursements records, and any other records of original entry forming the basis of entries in any ledger.	Rule 204-2(a)(1)	5 years, the first 2 years on- site	Digital	CFO
2. General and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income and expense accounts.	Rule 204-2(a)(2)	5 years, the first 2 years on- site	Digital	CFO

3. A memorandum of each order given by the Firm for the purchase or sale of any security, of any instruction received from a client concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction. Such memoranda shall show the terms and conditions of the order, instruction, modification or cancellation; shall identify the person connected with the Firm who recommended the transaction to the client and the person who placed such order; and shall show the account for which entered, the date of entry, and the bank, broker or dealer by or through whom executed where appropriate. Orders entered pursuant to the exercise of discretionary power shall be so designated.

	Rule 204-2(a)(3)	5 years, the first 2 years on- site	Digital	CCO

Record	Regulatory Reference	Required Retention Period	Medium (Paper, Disc, Digital, Other)	Responsible Party
4. All check books, bank statements, cancelled checks, wire transfers and cash reconciliations of the Firm.	Rule 204-2(a)(4)	5 years, the first 2 years on- site	Digital (Paper where required)	CFO
5. All bills or statements (or copies thereof), paid or unpaid, relating to the business of the Firm as an investment adviser.	Rule 204-2(a)(5)	5 years, the first 2 years on- site	Digital and Hard Copy	CFO
6. All trial balances, financial statements, and internal working papers relating to the business of the Firm.	Rule 204-2(a)(6)	5 years, the first 2 years on- site	Digital	CFO

7. Originals of all written communications received and copies of all written communications sent by the Firm relating to (i) any recommendation made or proposed to be made and any advice given or proposed to be given, (ii) any receipt, disbursement or delivery of funds or securities, or (iii) the placing or execution of any order to purchase or sell any security: Provided, however, (a) that the Firm shall not be required to keep any unsolicited market letters and other similar communications of general public distribution not prepared by or for the Firm, and (b) that if the Firm sends any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to more than ten (10) persons, the Firm shall not be required to keep a record of the names and

	Rule 204-2(a)(7)	5 years, the first 2 years on- site	Hard Copy	CCO

Record	Regulatory Reference	Required Retention Period	Medium (Paper, Disc, Digital, Other)	Responsible Party
addresses of the persons to whom it was sent; except that if such notice, circular or advertisement is distributed to persons named on any list, the Firm shall retain with the copy of such notice, circular or advertisement a memorandum describing the list and the source thereof.
8. A list or other record of all accounts in which the Firm is vested with any discretionary power with respect to the funds, securities or transactions of any client.	Rule 204-2(a)(8)	5 years, the first 2 years on- site	Digital and Hard Copy	CCO
9. All powers of attorney and other evidences of the granting of any discretionary authority by any client to the Firm, or copies thereof.	Rule 204-2(a)(9)	5 years, the first 2 years on- site	Digital and Hard Copy	CCO
10. All written agreements (or copies thereof) entered into by the Firm with any client or otherwise relating to the business of the Firm as an investment adviser.	Rule 204-2(a)(10)	5 years, the first 2 years on- site	Digital and Hard Copy	CCO

11. A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the Firm circulates or distributes, directly or indirectly, to ten (10) or more persons (other than persons connected with the Firm), and if such notice, circular, advertisement, newspaper article, investment letter, bulletin or other

Rule 204-2(a)(11)

5 years, the first 2 years onsite, from the end of the fiscal year during which the Firm last published or otherwise disseminated, directly or indirectly, the notice, circular, advertisement, newspaper article, investment letter,

			Digital and Hard Copy	CCO

Record	Regulatory Reference	Required Retention Period	Medium (Paper, Disc, Digital, Other)	Responsible Party
communication recommends the purchase or sale of a specific security and does not state the reasons for such recommendation, a memorandum of the Firm indicating the reasons therefor.		bulletin or other communication.

12. (i) A copy of the Firm’s code of ethics adopted and implemented pursuant to Rule 204A-1 that is in effect, or at any time within the past five (5) years was in effect;

(ii) A record of any violation of the code of ethics, and of any action taken as a result of the violation; and

(iii) A record of all written acknowledgments as required by Rule 204A-1(a)(5) for each person who is currently, or within the past five (5) years was, a supervised person of the Firm.

	Rule 204-2(a)(12)	5 years, the first 2 years on- site	Digital and/or Hard Copy	CCO

Record	Regulatory Reference	Required Retention Period	Medium (Paper, Disc, Digital, Other)	Responsible Party

13. (i) A record of each report made by an access person as required by Rule 204A- 1(b), including any information provided under paragraph (b)(3)(iii) of that section in lieu of such reports;

(ii)       A record of the names of persons who are currently, or within the past five (5) years were, access persons of the Firm; and

(iii)       A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access persons under Rule 204A-1(c), for at least five (5) years after the end of the fiscal year in which the approval is granted.

	Rule 204-2(a)(13)	5 years, the first 2 years on- site	Digital	CCO

Record	Regulatory Reference	Required Retention Period	Medium (Paper, Disc, Digital, Other)	Responsible Party

14. (i) A copy of each Brochure and Brochure Supplement, and each amendment or revisions to the Brochure and Brochure Supplement, that satisfies the requirements of Part 2 of Form ADV; any summary of material changes that satisfies the requirements of Part 2 of Form ADV but is not contained in the Brochure; and a record of the dates that each Brochure and Brochure Supplement, each amendment or revision thereto, and each summary of material changes not contained in a Brochure was given to any client or to any prospective client who subsequently becomes a client;

(ii) Documentation describing the method used to compute managed assets for purposes of Item 4.E. of Part 2A of Form ADV, if the method differs from the method used to compute regulatory assets under management in Item 5.F of Part 1A of Form ADV;

(iii) A memorandum describing any legal or disciplinary event listed in Item 9 of Part 2A and presumed to be material.[7]

	Rule 204-2(a)(14)	5 years, the first 2 years on- site	Digital and/or Hard Copy	CCO

[7]	If the event involved a Firm or any of its supervised persons and is not disclosed in the Firm’s Brochure or Brochure Supplement, a memorandum must be prepared and retained by the Firm explaining why the presumption of materiality was overcome and address the factors described in Item 9 of Part 2A.

Appendix G: Notice of Privacy Policy

Customer Privacy Policy Notice

Commitment to Your Private Information: Preston Wealth Advisors, LLC (“we” or “our” or “us”) has a policy of protecting the confidentiality and security of information we collect about our clients. We do not, and will not, share non-public personal information (“Information”) about you with outside third parties without your consent, except for the specific purposes described below. This notice has been provided to you to describe the Information we may gather and the situations under which we may need to share it.

Why We Collect and How We Use Information. We limit the collection and use of Information within our firm to only those individuals associated or employed with us that must have Information to provide financial services to you. Such services include but are not limited to maintaining your accounts, processing transaction requests, and providing the advisory services described in our Form ADV and our ADV Brochure.

How We Gather Information. Most of the Information we gather comes directly from you when you provide us with information on or from any of the following sources:

●	Applications or forms (i.e. name, address, social security number, birth date, assets, income, financial history)

●	Transactional activity in your account (i.e. trading history, account balances)

●	Information services and consumer reporting sources (i.e. to verify your identity or to assess your credit history)

●	Other sources with your consent (i.e. your insurance professional, attorney or accountant)

How We Protect Information. Our employees and affiliated persons are required to protect the confidentiality of Information and to comply with our stated policies. They may access Information only when there is an acceptable reason to do so, such as to service your account or provide you with financial services. Employees who violate our Privacy Policy are subject to disciplinary action, up to and including termination from employment with us. We also maintain physical, electronic and procedural safeguards to protect Information, which comply with applicable SEC, state, and federal laws.

Sharing Information with Other Companies Permitted Under Law. We do not disclose Information obtained in the course of our practice except as required or permitted under law. Permitted disclosures include, for instance, providing Information to unrelated third parties who need to know such Information in order to assist us with providing services to you. Unrelated third parties may include broker/dealers, mutual fund companies, insurance companies, and the custodian with which your assets are held. In such situations, we stress the confidential nature of Information being shared.

Former Customers. Even if we cease to provide you with financial products or services, our Privacy Policy will continue to apply and we will continue to treat your Information with strict confidentiality.

If you have any questions about our privacy policies or concerns about the information we collect please contact me at your convenience at 703-757-0419 or tjdoremus@prestonwealthadvisors.com. Thank you for your continued trust and confidence in us.

Appendix H: Information Regarding Political Contributions

NAME:

DATE:

Have you, in the two (2) years prior to the date hereof, made any contributions to any governmental official, whether local, state, or national? Contributions should be noted to anyone holding a government office, whether or not the contribution was made to that individual with respect to that office. (Check next to the appropriate answer below)

If yes, please list the name of the official, office held, date of contribution and the amount of the contribution in the table below.

________ Yes

________ No

Name	Office Held	Date of Contribution	Amount Contributed

Appendix I: ACKNOWLEDGMENT OF TEXT MESSAGING POLICY AND

AUTHORIZATION FOR Mobile Device Management

IAR CONSENT AND ACKNOWLEDGEMENT

Preston Wealth Advisors, LLC (“PWA” or “the Firm”) is unable to fulfill its recordkeeping and supervisory obligations when investment adviser representatives communicate business-related information by text message or using third party, web-based platforms. For the protection of Preston Wealth Advisors, LLC, its investment adviser representatives and its clients, the Firm prohibits its investment adviser representatives from communicating with clients or other supervised persons of PWA for purposes of PWA related business via unsupervised platforms. Prohibited platforms include text message, i-Message, web-connected instant messaging systems, social media accounts, and other similar internet or mobile communication platforms.

Business communications between an investment adviser representative and a client shall be made in person, over the phone, by email, or by postal mail (“authorized platforms”). In addition to these authorized platforms, investment adviser representatives may communicate with other supervised persons of PWA using integrated business communication, to the extent that such a business platform has been approved and implemented by the Firm.

In the event that an investment adviser representative receives actual notice of a business communication sent from a prohibited platform, the investment adviser will respond to such communication via an authorized platform and include in that response a reminder of this policy.

PWA reserves the right to search, by any means, the contents of any phone or digital device an investment adviser representative uses for business communication and make such copies of the files found within that the Firm deems in its sole discretion to be necessary or desirable.

The use of unauthorized communication platforms by investment adviser representative’s is strictly prohibited and will subject the representative to disciplinary action up to an including termination.

Investment Adviser Rep Signature	Date

Accepted by:
Name/Title

Date